                                                         TERM SHEET SUPPLEMENT
                                         (For use with base prospectus dated January 5, 2007)

                                                      DLJ MORTGAGE CAPITAL, INC.
                                                          Sponsor and Seller

                                         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                                               Depositor

                                                             ARMT Program
                                        ADJUSTABLE RATE MORTGAGE-BACKED PASS THROUGH CERTIFICATES
                                                          (Issuable in Series)

You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.

This term sheet supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

                                  Offered Certificates:
                                  o       The depositor will sell the offered  certificates  of any series  pursuant to a prospectus supplement  and the  related  base  prospectus.  The  certificates  will be  issued in series,  each  having its own  designation.  Each series will be issued in one or more classes of senior  certificates and one or more classes of subordinated  certificates.
                                          Each  class  will  evidence  beneficial  ownership  of,  and the right to a  specified portion of future  payments  on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may  accompany  this term sheet  supplement  for any series  and may set  forth  additional  information  about  the  mortgage  loans,  the certificates and the trust for that series. Principal and interest, as applicable,  on the offered certificates will be paid monthly.

                                  o       The offered  certificates will represent  ownership  interests only in the Adjustable Rate
                                          Mortgage  Trust to which this term sheet  supplement  relates,  and will not represent ownership interests in or obligations of the sponsor,  the seller, the servicers,  the master servicer,  the special servicer,  the depositor,  the trust administrator,  the trustee, the underwriter or any of their affiliates.

Adjustable Rate Mortgage Trust:

    o   each adjustable rate mortgage trust, also referred to as the issuing entity,  will be established to hold assets transferred to it by the  depositor.  The assets of each trust will be specified in the prospectus  supplement  for the  particular  series of certificates and will consist of a pool of  adjustable-rate  and fixed-rate one- to four family residential first lien mortgage loans.
    o   the  adjustable-rate  mortgage  loans  generally  provide  for a fixed  interest  rate during an initial  period of  one-month, six-months,  one-year,  two years,  three years, five years or seven years from the date of origination of the related mortgage loan and thereafter  provide for adjustments to the interest rate generally every six months or twelve months,  generally based on the one-month LIBOR, six-month LIBOR, one-year LIBOR or one-year CMT indices, as specified in the related mortgage note; and
    o   will make multiple REMIC elections for federal income tax purposes.

THE ISSUER HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE SEC FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES WITH A FILE NUMBER OF 333-135481.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER
DOCUMENTS  THE ISSUER HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  ISSUER AND THIS  OFFERING.  YOU MAY GET THESE
DOCUMENTS FOR FREE BY VISITING  EDGAR ON THE SEC WEBSITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE ISSUER,  ANY  UNDERWRITER  OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT REQUIRED TO CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE BASE  PROSPECTUS AND THE
PROSPECTUS SUPPLEMENT  THAT WILL BE PREPARED  FOR THE  SECURITIES  OFFERING TO WHICH THIS TERM SHEET  RELATES.  THIS TERM SHEET IS
NOT AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND MAY BE SUPERSEDED BY AN ADDITIONAL  TERM SHEET  PROVIDED TO YOU PRIOR TO
THE TIME YOU ENTER INTO A CONTRACT OF SALE. THIS  PRELIMINARY  TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION
ABOUT THE OFFERING OF THE  SECURITIES  REFERRED TO HEREIN.  THE  SECURITIES  ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN
PARTICULAR, YOU ARE ADVISED THAT THESE  SECURITIES,  AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO  MODIFICATION OR REVISION
(INCLUDING,  AMONG
OTHER THINGS,  THE  POSSIBILITY  THAT ONE OR MORE CLASSES OF SECURITIES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR
TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  AS A RESULT,  YOU MAY COMMIT TO PURCHASE  SECURITIES THAT HAVE  CHARACTERISTICS
THAT
MAY CHANGE,  AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED
IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING  TRANSACTION
HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT  CLASS HAS BEEN PRICED AND WE HAVE  CONFIRMED
THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY  “INDICATIONS  OF INTEREST”  EXPRESSED BY YOU, AND ANY “SOFT CIRCLES”  GENERATED
BY US, WILL NOT CREATE BINDING  CONTRACTUAL  OBLIGATIONS  FOR YOU OR US. YOU MAY WITHDRAW YOUR OFFER TO PURCHASE  SECURITIES AT ANY
TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS TERM SHEET IS
ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE
MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO
THESE MATERIALS AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT
OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                                             Credit Suisse

                                                           February 5, 2007

                                                           TABLE OF CONTENTS

                                                                _______

   Substitution or Repurchase of Delinquent LoansError! Bookmark not defined.-Error! Bookmark not defined.

ANNEX I         GLOBAL CLEARANCE, SETTLEMENT AND TAX
                DOCUMENTATION PROCEDURES...............................................................I-1

This term sheet  supplement is not required to, and does not,  contain all  information  that is required to be included in the related base prospectus and the prospectus supplement for any series.

This term sheet  supplement and any related term sheet for a series is not an offer to sell or a solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney  General of the State of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.

This term sheet  supplement is being  delivered to you solely to provide you with  information  about the offering of the  Certificates referred to in this term sheet  supplement  and any related term sheet and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the  Certificates  until we have accepted your offer to purchase  Certificates.  We will not accept any offer by you to purchase  Certificates,  and you will not have any contractual  commitment to purchase any of the Certificates  until after you have received the term sheet  provided to you prior to the time you enter into a contract of sale.  You may withdraw  your offer to purchase
Certificates at any time prior to our acceptance of your offer.

                                           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM
                                     SHEET SUPPLEMENT, ANY RELATED TERM SHEET AND THE RELATED BASE
                                     PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

         You  should  rely on the  information  contained  in this  document  or to  which  we have  referred  you in this  term  sheet supplement.  We have not authorized  anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.

         We provide  information  to you about the offered  certificates  in two separate  documents  that  progressively  provide more detail:

         o        The  accompanying  prospectus,  which  provides  general  information,  some of which may not apply to your series of certificates; and

         o        This term sheet supplement, which describes the specific terms of your series of certificates.

         The depositor’s  principal  executive  offices are located at Eleven Madison Avenue,  New York, New York 10010.  Its telephone number is (212) 325-2000.

         We include  cross-references  in this term sheet  supplement and the  accompanying  prospectus to captions in these  materials where you can find further related discussions.

         References herein made to the trust, offered certificates,  mortgage loans, mortgage pool, prospectus supplement,  pooling and servicing  agreement,  assignment  and  assumption  agreement and other similar  terms refer only to the  particular  series of offered certificates to which this term sheet supplement relates.

                                                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European  Economic  Area which has  implemented  the  Prospectus  Directive  (each,  a
“Relevant  Member  State”),  each  underwriter  will  represent  and agree that with  effect from and  including  the date on which the
Prospectus  Directive is implemented in that Relevant  Member State (the “Relevant  Implementation  Date”) it has not made and will not make an offer of  certificates  to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates  which has been  approved by the  competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that  Relevant  Member  State,  all in accordance  with the
Prospectus  Directive,  except  that it may,  with  effect  from and  including  the  Relevant  Implementation  Date,  make an offer of certificates to the public in that Relevant Member State at any time:

         (a)   to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)   to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year;
               (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000,  as shown in its last annual or consolidated accounts; or

         (c)   in any other  circumstances  which do not require the  publication  by the issuing  entity of a  prospectus  pursuant to
               Article 3 of the Prospectus Directive.

         For the purposes of this provision,  the expression an “offer of  certificates to the public” in relation to any  certificates in any Relevant Member State means the  communication in any form and by any means of sufficient  information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe the  certificates,  as the same may be varied  in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State and the  expression
“Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                                 UNITED KINGDOM

         Each underwriter will represent and agree that:

         (a)   it has only  communicated  or caused  to be  communicated  and will  only  communicate  or cause to be  communicated  an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the Financial  Services and Markets Act (the “FSMA”))  received by it in connection with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

         (b)   it has  complied  and will comply with all  applicable  provisions  of the FSMA with  respect to anything  done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                                             RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you are encouraged to not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the accompanying base prospectus in the context of your financial situation and tolerance for risk.

         You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may          Losses on the mortgage loans may occur due to a wide variety of causes,
be affected by losses on the                 including a decline in real estate values, and adverse changes in the
mortgage loans, which could occur            borrower’s financial condition. A decline in real estate values or
for a variety of reasons.                    economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.
Geographic concentration may affect          If the regional economy or housing market in an area representing a
risk of loss on the mortgage loans.          concentration of mortgage loans in the mortgage pool weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders.  The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  The depositor cannot predict whether, or to what extent or for how long, such events may occur.

                                             See “Description of the Mortgage Pool-General” in this term sheet supplement.
The underwriting guidelines used to          The mortgage loans were originated or acquired generally in accordance
originate the mortgage loans may             with the underwriting guidelines described in this term sheet
impact losses.                               supplement.  The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by
                                             Fannie Mae or Freddie Mac.  In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.
There is a risk that there may be a          Substantial delays could be encountered in connection with the
delay in receipt of liquidation              liquidation of defaulted mortgage loans.  Further, liquidation expenses
proceeds and liquidation proceeds            such as legal fees, real estate taxes and maintenance and preservation
may be less than the mortgage loan           expenses will reduce the portion of liquidation proceeds payable to you.
balance.                                     If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.
Losses on the mortgage loans in the          The applicable coverage for special hazard losses, fraud losses and
senior-subordinate loan groups may           bankruptcy losses cover mortgage loans in all of the senior-subordinate
reduce the yield on the senior               loan groups.  Therefore, if mortgage loans in a senior-subordinate loan
certificates unrelated to that loan          group suffer a high level of these types of losses, it will reduce the
group.                                       available coverage for all of the Senior-Subordinate Certificates.
                                             Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in a senior-subordinate loan group suffers these types of losses, all of the Senior-Subordinate Certificates and Class C-B Certificates will be allocated a portion of that loss.

                                             Because the Class C-B Certificates represent interests in the mortgage loans in all the senior-subordinate loan groups, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the senior-subordinate loan groups.  Therefore, the allocation of realized losses on the mortgage loans to the Class C-B Certificates will reduce the subordination provided by those classes of certificates to all of the
                                             Senior-Subordinate Certificates, including the senior certificates related to the senior-subordinate loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to senior certificates related to the senior-subordinate loan groups that did not suffer those previous losses.

                                             See “Description of the Certificates-Cross-Collateralization-The
                                             Senior-Subordinate Loan Groups” in this term sheet supplement.
The value of your certificates may           If the performance of the related mortgage loans is substantially worse
be reduced if losses are higher than         than assumed by the rating agencies, the ratings of any class of the
expected.                                    certificates may be lowered in the future. This would probably reduce the value of those certificates.  None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.
Limited Obligations

Payments on the mortgage loans are           The certificates represent interests only in the trust.  The certificates
the only source of payments on the           do not represent any interest in or any obligation of the depositor, the
offered certificates.                        servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the counterparties, the underwriter or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, the special servicer, the seller, the counterparties, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.
Liquidity Risks

You may have to hold your offered            A secondary market for the offered certificates may not develop. Even if
certificates to their maturity               a secondary market does develop, it may not continue or it may be
because of difficulty in reselling           illiquid.  Neither the underwriter nor any other person will have any
the offered certificates.                    obligation to make a secondary market in your certificates.  Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience
                                             illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
Book-Entry Certificates

The absence of physical certificates         The offered certificates may not be issued in physical form.  Offered
may cause delays in payments and             certificates not issued in physical form will be transferable only
cause difficulty in pledging or              through The Depository Trust Company (referred to in this term sheet
selling the offered certificates.            supplement as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.
                                             See “Description of the Certificates-Book-Entry Registration” in this term sheet supplement.
Special Yield and Prepayment
Considerations

The yield to maturity on your                The yield to maturity on each class of offered certificates will depend
certificates will depend on various          on a variety of factors, including:
factors, including the rate of
prepayments.                                 o   the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                                             o   the pass-through rate for that class;

                                             o   interest shortfalls due to mortgagor prepayments on the related mortgage loans;

                                             o   whether an optional termination or an auction of one or more loan groups occurs;

                                             o   the purchase price of that class; and

                                             o   whether losses on the mortgage loans are covered by credit enhancement.
                                             The rate of prepayments is one of the most important and least predictable of these factors.
                                             In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.
The rate of prepayments on the               Since mortgagors can generally prepay their mortgage loans at any time,
mortgage loans will be affected by           the rate and timing of principal distributions on the offered
various factors.                             certificates are highly uncertain.  Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans.  Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates.  Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.
                                             The interest rate on the adjustable-rate mortgage loans in the trust generally adjust after a one-month, six-month, one year, two year, three year, five year, seven year or ten year initial fixed-rate period.  We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans.  As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing mortgage interest rates fall significantly, fixed-rate mortgage loans and adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.  The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
                                             Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the special servicer, the master servicer, any sub-servicer or their affiliates, and may include streamlined documentation programs.
                                             Some or all of the mortgage loans may impose a premium for certain early full or partial prepayments of a mortgage loan.  Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from four months to five years from the date of origination of such mortgage loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.
                                             The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  In addition, the special servicer, has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent.  See “Servicing of Mortgage Loans-Optional Purchase
                                             of Defaulted Loans; Specially Serviced Loans” in this term sheet supplement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.
The yield on your certificates will          After an initial fixed-rate period, each adjustable-rate mortgage loan
also be affected by changes in the           provides for adjustments to the interest rate generally every six months
mortgage interest rate.                      or twelve months.  The interest rate on each adjustable-rate mortgage loan will adjust to equal the sum of an index and a margin. The interest rate on adjustable-rate mortgage loans may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the interest rate on the adjustable-rate mortgage loans may be subject to an overall maximum and minimum interest rate. See “Description of the Mortgage Pool”
                                             in this term sheet supplement.

                                             With respect to the variable rate offered certificates, other than the floating rate loan group certificates, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.  Each mortgage loan has a maximum mortgage interest rate and substantially all of the mortgage loans have a minimum mortgage interest rate.  Generally, the minimum mortgage interest rate is the applicable margin.  In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected.

                                             See “Description of the Mortgage Pool” and “Certain Yield and Prepayment
                                             Considerations” in this term sheet supplement.
                                             Your investment in the floating rate loan group certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans.  In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on the related certificates (other than any class of floating rate loan group certificates covered by a related swap agreement), at least temporarily.  This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow generated from (i) excess interest on the mortgage loans in the related loan group on such distribution date pursuant to the priorities set forth in this term sheet
                                             supplement and (ii) from any related cap agreement.   Payments under any
                                             cap agreement are subject to the credit risk of the cap counterparty.  No assurances can be given that such additional funds will be available.
Amounts available under any related          Net swap payments payable to the supplemental interest trust trustee, on
swap agreement from the swap                 behalf of the supplemental interest trust, by the swap counterparty under
counterparty may be limited.                 a related swap agreement will be used to cover any interest shortfalls that may occur as a result of the decline in the net funds cap of the related group below the formula rate for the related certificates as described in the term sheet to this term sheet supplement, if applicable.  However, if the swap counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts.  If the swap counterparty defaults on its obligations under swap agreement, then the formula rate for the related certificates will become capped at the net funds cap of the related group as described in the term sheet to this term sheet supplement, if applicable.  To the extent that distributions on the related certificates depend in part on payments to be received by the supplemental interest trust trustee under the related swap agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the swap counterparty.
Interest Only Certificates are               Interest Only Certificates receive only payments of interest and are
especially sensitive to rapid                sensitive to variations in the rate of prepayments on the related
prepayments of the related mortgage          mortgage loans.  If the rate of prepayments on the related mortgage loans
loans.                                       is faster than expected, the yield to the Interest Only Certificates will be lower than expected and under certain prepayment scenarios an investor therein may not fully recoup their initial investment.

                                             On any distribution date on which the pass-through rate of any LIBOR
                                             Certificates is based on the net wac rate of the related loan group, the
                                             Interest Only Certificates with respect to that loan group may receive little or no distributions of interest.  In addition, amounts distributable to the Interest Only Certificates on any distribution date may be withheld to cover basis risk shortfalls on the LIBOR Certificates for the related loan group.  Any amounts so withheld will not be reimbursed to the holders of the Interest Only Certificates.
Interest only mortgage loans have a          Some or all of the mortgage loans may not provide for any payments of
greater degree of risk of default.           principal prior to a certain time, which may range from the first
                                             Adjustment Date of a mortgage loan to ten years from the origination of a mortgage loan.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.
An optional termination or an                When the aggregate stated principal balance of the mortgage loans in all
auction sale of the trust may                of the pass-through rate loan groups has been reduced to 10% or less of
adversely affect the certificates.           their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the pass-through rate loan group mortgage loans.  If the terminating entity exercises its rights to purchase these mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the related certificates.

                                             When the aggregate stated principal balance of the mortgage loans in all floating rate loan groups has been reduced to 10% or less of the sum of their aggregate initial Cut-off Date Principal Balance and, if applicable, the amounts on deposit in any prefunding account on the closing date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the floating rate loan group mortgage loans.  If the terminating entity exercises its rights to purchase the floating rate loan group mortgage loans as described above, such purchase would cause an early retirement of the floating rate loan group certificates.

                                             If the option to purchase the pass-through rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the pass-through rate loan group mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in a pass-through rate loan group, the trust administrator will conduct an auction to sell the pass-through rate loan group mortgage loans.

                                             If the option to purchase the floating rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the floating rate loan group mortgage loans declines below 5%
                                             or less of the sum of their aggregate initial Cut-off Date Principal
                                             Balance and the amounts on deposit in any prefunding account on the closing date, the trust administrator will conduct an auction to sell the floating rate loan group mortgage loans.

                                             See “Pooling and Servicing Agreement-Optional Termination; Terminating
                                             Auction Sale” in this term sheet supplement.

                                             If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders.  This would have the same effect as if all of the remaining mortgagors made prepayments in full.
                                             Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans.

                                             See “Yield, Prepayment and Maturity Considerations” in the prospectus.
Inadequate amount of subsequent mortgage     If the amount of subsequent mortgage loans for any floating rate loan
loans will affect the timing and rate of     group purchased by the trust is less than the amount deposited in the
return on an investment in the offered       prefunding account on the closing date, if applicable, holders of the
certificates related to the related          offered certificates related to such loan group that are entitled to
floating rate loan group.                    payments of principal will receive a prepayment of principal of the amount remaining in the prefunding account on the distribution date set forth in the prospectus supplement.  The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the applicable initial mortgage loans; however, the aggregate characteristics of the mortgage loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial mortgage loans in such loan group as of the closing date.

                                             See “Description of the Mortgage Pool-Prefunding and Conveyance of
                                             Subsequent Mortgage Loans” in this term sheet supplement.
Potential Inadequacy of Credit
Enhancement

                                             The subordination, overcollateralization and other credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that the related classes of certificates in varying degrees will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the seller, the servicers, the special servicer, the trustee, the underwriter, the master servicer or the trust administrator will have any obligation to supplement any credit enhancement.
Certain factors may limit the amount         In order to create overcollateralization, it will be necessary that the
of excess interest on the mortgage           floating rate loan group mortgage loans generate more interest than is
loans in the floating rate loan              needed to pay interest on the floating rate loan group certificates and
groups thereby reducing                      the related fees and expenses of the trust.  We expect that the floating
overcollateralization.                       rate loan group mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the floating rate loan group mortgage loans is higher than the net WAC rate on the floating rate loan group certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted
                                             overcollateralization level.  The following factors will affect the amount of excess interest that the floating rate loan group mortgage loans will generate:
                                             o   Prepayments.  Each time a floating rate loan group mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  Prepayment of a disproportionately high number of floating rate loan group mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.
                                             o   Defaults.  The actual rate of defaults on the floating rate loan group mortgage loans may be higher than expected.  Defaulted floating group mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.
                                             o   Level of One-Month LIBOR.  If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related floating rate loan group certificates, so less money will be available as excess interest.
Holding Subordinate Certificates
Creates Additional Risks

                                             The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:
                                             o   Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

                                             o   Except under the circumstances described in this term sheet supplement, the Class C-B Certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date.  In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of Class C-B
                                                  Certificates with higher alphanumerical class designations will be paid to classes of Class C-B Certificates with lower alphanumerical class designations.
                                             o   If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.
                                             o   The Floating Rate Loan Group Subordinate Certificates are not
                                                  expected to receive principal distributions until, at the earliest, the distribution date set forth in the prospectus supplement, unless the class principal balances of the Floating Rate Loan Group Senior
                                                  Certificates have been reduced to zero prior to such date.
                                             o   After extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the certificate.
                                             o   The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.
If Servicing is Transferred,
Delinquencies May Increase

                                             In certain circumstances, the entity specified in the pooling and servicing agreement or its transferee may request that SPS or the master servicer resign and appoint a successor servicer or master servicer, as applicable.  If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

                                             The servicing function for the mortgage loans for which SPS will be responsible for servicing under the pooling and servicing agreement has recently been transferred to SPS.  Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

                                             In addition, it is anticipated that the servicing function for all or a portion of the mortgage loans serviced by SPS will be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement.  Such successor servicer will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement.  We cannot assure you that such servicing transfer will occur.

                                             Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans.  There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Violation of Various Federal and State
Laws May Result in Losses on the Mortgage
Loans

                                             Applicable state laws generally regulate interest rates and other charges, require certain  disclosures, and require licensing of mortgage loan originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                             The mortgage loans are also subject to federal laws, including:

                                             o   the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                             o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
                                                  Credit Protection Act, in the extension of credit; and

                                             o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

                                             Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the originator’s failure to comply with certain requirements of the Federal
                                             Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors’ rescinding the mortgage loans against the trust.

                                             The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws)
                                             applicable to the origination of each mortgage loan sold by it have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement.
Recent Events

                                             The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.
                                             The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The
                                             Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers
                                             Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates in the related loan group on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.
                                             Several hurricanes which have struck Louisiana, Alabama, Mississippi,
                                             Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the related seller will be required to repurchase the related mortgage loan from the trust.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if a related seller fails to repurchase any mortgage loan that breaches this representation and warranty.  Any such repurchases may shorten the weighted average lives of the related offered certificates.
Recent Developments Affecting SPS

                                             In the past, SPS entered into consent  agreements with certain  regulatory agencies,  including a Consent  Agreement dated November 23, 2003 with the
                                             FTC and HUD. In some of these agreements,  while not admitting  liability,
                                             SPS agreed to refund  certain  amounts  to  consumers,  establish  redress funds,  refrain  from  engaging in certain  actions or  implement  certain practices prospectively.

                                             SPS is  examined  for  compliance  with state and local  laws by  numerous regulators.  No  assurance  can be given  that SPS's  regulators  will not inquire into its  practices,  policies or procedures in the future.  It is possible that any of SPS's  regulators  will order SPS to change or revise its  practices,  policies or procedures in the future.  Any such change or revisions  may have a  material  impact on the  future  income  from SPS's operations.

                                             The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

         Some of the  statements  contained or  incorporated  by  reference in this term sheet  supplement  and the  accompanying  base prospectus  consist of  forward-looking  statements  relating to future economic  performance or projections and other financial items.
These  statements  can be  identified by the use of  forward-looking  words such as “may,”  “will,”  “should,”  “expects,”  “believes,”
“anticipates,”  “estimates,” “assumed characteristics,”  “structuring assumptions,” “prepayment assumption,” or other comparable words.
Forward-looking  statements  are subject to a variety of risks and  uncertainties  that could cause  actual  results to differ from the projected  results.  Those risks and  uncertainties  include,  among others,  general  economic and business  conditions,  competition, changes in political,  social and economic conditions,  regulatory initiatives and compliance with governmental  regulations,  customer preferences  and various  other  matters,  many of which are beyond our control.  Because we cannot  predict the future,  what actually happens may be very different from what we predict in our forward-looking statements.

                                                             INTRODUCTION

         The depositor will establish an Adjustable  Rate Mortgage  Trust  relating to each series of Adjustable  Rate Mortgage  Backed
Pass-Through  Certificates  on the closing date,  pursuant to a pooling and servicing  agreement among the depositor,  the seller,  the servicers (except for the designated  servicers),  the master servicer,  the special servicer, the trustee and the trust administrator, dated as of the cut-off date.

         Some  capitalized  terms  used in this  term  sheet  supplement  have the  meanings  given  below  under  “Description  of the
Certificates-Glossary  of  Terms-The  Senior-Subordinate  Loan  Groups”  and “-The  Floating  Rate Loan Group  Certificates”  or in the
prospectus under “Glossary.”

                                                   DESCRIPTION OF THE MORTGAGE POOL

General

         Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related term sheet.

         The mortgage  loans acquired by the depositor  from  DLJ Mortgage  Capital,  Inc.  (“DLJ  Mortgage  Capital”) were  previously purchased by DLJ Mortgage  Capital in secondary  market  transactions  from various  mortgage  loan  originators  and  purchasers.  The sponsor  selected  the  mortgage  loans for sale to the  depositor  from among its  portfolio  of mortgage  loans based on a variety of considerations,  including type of mortgage loan,  geographic  concentration,  range of mortgage  interest  rates,  principal  balance, credit scores and other  characteristics.  In making this  selection,  the depositor  took into account  investor  preferences  and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

         Under the pooling and  servicing  agreement,  the depositor  will assign the mortgage  loans to the trustee for the benefit of the holders of the certificates.

         The mortgage  loans will be secured by first liens on fee simple  interests or leaseholds in one- to  four-family  residential real  properties.  The property  securing a mortgage loan is referred to as the mortgaged  property.  The mortgage pool will consist of mortgage loans with terms to maturity of generally 30 years from the date of origination or modification.

         Each mortgage loan will be a conventional  fixed-rate  mortgage loan or adjustable-rate  mortgage loan evidenced by a mortgage note.

         Substantially  all of the mortgage loans will contain  “due-on-sale”  clauses.  The  enforcement of a due-on-sale  clause will generally  have the same effect as a prepayment on a mortgage  loan.  Some of the mortgage  loans may be assumable by purchasers of the mortgaged  property  rather than prepaid by the related  borrowers in connection with the sales of the those mortgage  properties.  Any such assumption  will reduce the rate of prepayments of the mortgage loans and extend the weighted  average life of the related offered certificates.  See “Yield, Prepayment and Maturity Considerations” in the prospectus.

         Substantially  all of the  mortgage  loans will provide for  payments  due on the first day of each month.  Scheduled  monthly payments made by the  mortgagors  on the initial  mortgage  loans either  earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

         As of the cut-off date, the initial mortgage loans will have the characteristics as indicated in the related term sheet.

         A portion of the mortgage loans may be 30 days or more delinquent as of the cut-off date.

         No mortgage loan may be subject to a buydown agreement.

         A portion of the aggregate  Cut-off Date Principal  Balance of the mortgage loans may have an original  principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

         For purposes of describing the  delinquency  characteristics  of the mortgage loans in the prospectus  supplement,  a mortgage loan is  considered  to be  delinquent  when a payment  due on any due date  remains  unpaid as of the  close of  business  on the last business  day  immediately  prior to the next  monthly  due date.  The  determination  as to  whether a  mortgage  loan falls into this category is made as of the close of business  on the last  business  day of each month.  For  example,  a mortgage  loan with a payment due on January 1 that  remained  unpaid as of the close of business on January 31 would then be described  as 30 to 59 days  delinquent in the description of the mortgage loans contained in the prospectus supplement for February.

         Some of the mortgages  loan may provide for payment of a prepayment  premium in  connection  with certain  voluntary,  full or partial  prepayments made within the period of time specified in the related mortgage note,  generally ranging from four months to five years from the date of origination of such mortgage loan. The amount of the  applicable  prepayment  premium,  to the extent  permitted under  applicable law, will be as provided in the related mortgage note;  generally,  such amount is equal to three months’ interest on any amounts prepaid during any 12-month  period in excess of 20% of the original  principal  balance of the related  mortgage loan or a specified  percentage of the amounts prepaid.  Any such prepayment  premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

         All of the  initial  mortgage  loans as of the  cut-off  date  will  have LTV  ratios at  origination  of 100% or less.  It is anticipated  that,  with some  exceptions,  each initial  mortgage  loan with an LTV ratio at  origination  of greater than 80% will be covered by a primary mortgage  guaranty  insurance policy issued by a mortgage  insurance  company  acceptable to Fannie Mae or Freddie
Mac, or any nationally  recognized  statistical rating organization.  The primary mortgage guaranty insurance policy referred to in the immediately  preceding  sentence will not be required for any of these initial  mortgage  loans after the date on which the related LTV ratio is 80% or less or, based on a new  appraisal,  the  principal  balance of that mortgage  loan  represents  80% or less of the new appraised value or as otherwise provided by law.

         Mortgage  loans may be secured by mortgaged  properties  with respect to which second lien mortgage  loans were  originated at the same time as the first lien mortgage  loan.  The owners of the mortgaged  properties  may obtain second lien mortgage  loans at any time without the sponsor’s  knowledge and, thus,  more mortgaged  properties  than described above may also secure second lien mortgage loans.

         The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction,  expressed as a percentage,  the numerator of which is the stated principal  balance of the mortgage loan at the date of determination  and the denominator of which is (a) in the case of a purchase,  the lesser of the selling  price of the related  mortgaged  property  and its  appraised  value  determined  in an appraisal  obtained by the  originator at origination  of the mortgage loan or (b) in the case of a refinance,  the appraised  value of the  mortgaged  property  at the time of such  refinance.  No  assurance  can be given  that the value of any  mortgaged  property  has remained or will remain at the level that existed on the appraisal or sales date.  If  residential  real estate values  overall or in a particular  geographic area decline,  the LTV ratios might not be a reliable indicator of the rates of delinquencies,  foreclosures and losses that could occur on those mortgage loans.

Mortgage Adjustment Rate of Adjustable Rate Mortgage Loans

         Generally,  each adjustable rate mortgage loan has an initial fixed mortgage  interest rate for  approximately  one month, six months,  one year, two years,  three years,  five years or seven years after the  origination of such mortgage loan. Each mortgage note related to an adjustable  rate mortgage loan generally will provide for  adjustments to the mortgage  interest rate thereon on or about one month from, six months from, or the first, second,  third, fifth or seventh anniversary of, the first due date, as applicable,  and in each case,  generally  either  every one month,  six months or twelve  months  thereafter  (each,  an  “Adjustment  Date”).  On each
Adjustment  Date, the mortgage  interest rate on each adjustable rate mortgage loan will adjust to the sum of the applicable  Index and the number of basis  points  specified  in the  applicable  mortgage  note (the  “Margin”),  rounded to the  nearest  one eighth of one percent,  subject to the limitation that, with respect to certain  mortgage loans, the mortgage  interest rate after such adjustment on each Adjustment  Date may not vary from the mortgage  interest rate in effect prior to such adjustment by more than the number of basis points  specified in the mortgage note (the “Periodic  Cap”).  In addition,  adjustments  to the mortgage  interest rate for all of the adjustable  rate  mortgage  loans are  subject  to a  lifetime  maximum  interest  rate (a “Rate  Ceiling”).  Substantially  all of the adjustable  rate mortgage  loans specify a lifetime  minimum  interest rate (a ”Rate Floor”) which in most cases is equal to the Margin for that  mortgage  loan.  Except  with  respect to any  adjustments  during an initial  interest  only  period,  on the first due date following each Adjustment  Date for each adjustable rate mortgage loan, the monthly payment for the mortgage loan will be adjusted,  if necessary,  to an amount that will fully  amortize  such  mortgage  loan at the  adjusted  mortgage  interest  rate over its  remaining scheduled term to maturity.

Interest Only Mortgage Loans

         Some or all of the mortgage loans (in each case by Cut-off Date Principal  Balance) (the “Interest Only Mortgage  Loans”) will not provide for any payments of principal  prior to a certain time,  which may range from the first  Adjustment Date of a mortgage loan to ten years from the origination of a mortgage loan.

The Indices

         The Indices for the initial  adjustable-rate  mortgage loans in each loan group  generally will be as One-Year CMT,  One-Month
LIBOR, Six-Month LIBOR or One-Year LIBOR.

         One-Month LIBOR

         “One Month LIBOR” is defined to be the rate for one month U.S. dollar  denominated  deposits  offered in the London  interbank market as published by The Wall Street Journal,  or some other source generally  accepted in the residential  mortgage loan origination business,  including Fannie Mae, and most recently available as of the first business day of the month immediately  preceding the month of the applicable  Adjustment  Date. In the event such Index is no longer  available,  the applicable  servicer or the master  servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical  values of certain  average yields,  which are related to One-Month  LIBOR.  The monthly  averages shown are intended  only to provide an  historical  summary of the  movements in One-Month  LIBOR and may not be  indicative  of future rates.  The values shown below have been obtained  from  Bloomberg  L.P. and may not be identical to One-Month  LIBOR as published by a different source for the same period.

                                                               One-Month LIBOR
Month                         2007       2006       2005       2004        2003         2002        2001         2000
January..................  5.32000%   4.57000%   2.59000%   1.10000%   1.34000%     1.84750%    5.57000%     5.88500%
February.................             4.63313    2.71625    1.09750    1.33750      1.87000     5.20750      5.91875
March....................             4.82938    2.87000    1.09000    1.30000      1.87875     5.08000      6.13250
April....................             5.04000    3.08875    1.10000    1.32000      1.84000     4.43250      6.29125
May......................             5.11063    3.13000    1.11375    1.32000      1.84375     4.05750      6.65375
June.....................             5.33438    3.34000    1.36875    1.12000      1.83875     3.86250      6.64188
July.....................             5.39060    3.51875    1.50375    1.10000      1.82000     3.75000      6.62063
August...................             5.33000    3.70000    1.67000    1.11938      1.82000     3.58125      6.63000
September................             5.32180    3.86375    1.84000    1.12000      1.81125     2.63000      6.61750
October..................             5.32000    4.09000    2.00000    1.12000      1.71625     2.28750      6.62000
November.................             5.35000    4.29375    2.29000    1.17000      1.43875     2.11875      6.80375
December.................             5.32188    4.39000    2.40000    1.12000      1.38000     1.87375      6.56125

         Six-Month LIBOR

         “Six-Month  LIBOR” is defined to be the rate for six-month U.S. dollar  denominated  deposits  offered in the London interbank market as published by The Wall Street Journal,  or some other source generally  accepted in the residential  mortgage loan origination business,  including Fannie Mae, and most recently available as of the first business day of the month immediately  preceding the month of the applicable  Adjustment  Date. In the event such Index is no longer  available,  the applicable  servicer or the master  servicer will select a substitute  Index in accordance  with the terms of the related  mortgage  note and in  compliance  with federal and state law.

         Listed below are historical  values of certain  average yields,  which are related to Six-Month  LIBOR.  The monthly  averages shown are intended  only to provide an  historical  summary of the  movements in Six-Month  LIBOR and may not be  indicative  of future rates.  The values shown below have been obtained  from  Bloomberg L.P.  and may not be identical to Six-Month  LIBOR as published by a different source for the same period.

                                                                  Six-Month LIBOR
Month                       2007        2006        2005        2004         2003         2002        2001         2000
January.................. 5.40125%    4.81000%    3.11000%    1.21375%     1.34875%     2.03375%    5.26250%     6.28875%
February.................             4.99000     3.04670     1.17000      1.34000      2.03000     4.90750      6.33125
March....................             5.14000     3.46000     1.16000      1.23125      2.33000     4.71000      6.52625
April....................             5.22000     3.40875     1.38000      1.29000      2.12000     4.30250      6.73125
May......................             5.33000     3.53750     1.57750      1.21375      2.08000     3.98000      7.10500
June.....................             5.58938     3.71000     1.94000      1.11938      1.95625     3.90875      7.00000
July.....................             5.51000     3.92375     1.98000      1.14625      1.87000     3.68875      6.89375
August...................             5.43125     4.05500     1.99000      1.19750      1.79500     3.45250      6.83000
]
September................             5.37000     4.23063     2.19625      1.18000      1.71000     2.52250      6.76000
October..................             5.38750     4.46625     2.31250      1.23000      1.60000     2.14625      6.72000
November.................             5.34688     4.60063     2.63500      1.25875      1.46875     2.03000      6.64000
December.................             5.37000     4.70000     2.92000      1.22000      1.38000     1.98125      6.20375

         One-Year LIBOR

         “One-Year  LIBOR” is defined to be the rate for one-year U.S.  dollar  denominated  deposits  offered in the London  interbank market as published  in The Wall Street  Journal and most  recently  available  as of the first  business day of the month  immediately preceding the month of the applicable  Adjustment  Date. In the event such Index is no longer  available,  the  applicable  servicer or the master  servicer will select a substitute  Index in accordance  with the terms of the related  mortgage note and in compliance with federal and state law.

         Listed below are historical  values of certain  average  yields,  which are related to One-Year  LIBOR.  The monthly  averages shown are intended  only to provide an  historical  summary of the  movements  in One-Year  LIBOR and may not be  indicative  of future rates.  The values shown below have been  obtained  from  Bloomberg  L.P. and may not be identical to One-Year  LIBOR as published by a different source for the same period.

                                                                  One-Year LIBOR
Month                       2007        2006        2005        2004         2003        2002         2001         2000
January.................. 5.43125%    4.94000%    3.46000%    1.47625%     1.45000%    2.49125%     5.17375%     6.75000%
February.................             5.15000     3.37810     1.36750      1.38125     2.43000      4.88375      6.76375
March....................             5.28750     3.84500     1.35125      1.28000     3.00250      4.66750      6.94375
April....................             5.33063     3.68625     1.83000      1.35750     2.63375      4.44125      7.10125
May......................             5.42625     3.78000     2.05750      1.21125     2.59125      4.24250      7.50125
June.....................             5.69313     3.88000     2.46250      1.19000     2.28625      4.18375      7.18000
July.....................             5.53938     4.16250     2.43375      1.26625     2.09000      3.82000      7.08000
August...................             5.41000     4.24000     2.30000      1.43000     1.89625      3.56375      6.97000
September................             5.29750     4.44000     2.48250      1.30000     1.72500      2.64250      6.80125
October..................             5.34125     4.72000     2.54625      1.48000     1.63625      2.27188      6.73000
November.................             5.24000     4.79000     2.98000      1.56250     1.72750      2.38625      6.55500
December.................             5.32938     4.83875     3.23500      1.45688     1.44938      2.44250      6.00000
         One-Year CMT

         “One-Year  CMT” is defined  to be the  weekly  average  yield on United  States  Treasury  Securities  adjusted  to a constant maturity of one year, as made available by the Federal Reserve Board,  published in Federal Reserve  Statistical  Release H.15(519) and
most  recently  available  as of the date 45 days  before  the  applicable  Adjustment  Date.  In the  event  such  Index is no  longer available,  the applicable  servicer or the master servicer will select a substitute  Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are  historical  values of certain  average  yields,  which are related to One-Year CMT. The values shown are the average  monthly yields on United States  Treasury  Securities  adjusted to a constant  maturity of one-year for the months  indicated, published by the Federal  Reserve  Board.  By contrast,  One-Year CMT is  determined  by reference to a weekly  average yield on United
States Treasury  Securities  adjusted to a constant maturity of one year, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical  summary of the movements in yields on United States Treasury  Securities  adjusted to a constant  maturity of one year and may not be indicative of future  rates.  The values shown below have been obtained from  Bloomberg
L.P. and may not be identical to One-Year CMT as published by a different source for the same period.

                                                              One-Year CMT
Month                     2007       2006        2005       2004       2003        2002       2001       2000
January.................. 5.09%    4.45%        2.86%      1.24%      1.36%      2.16%       4.81%      6.12%
February.................          4.68         3.03       1.24       1.30       2.23        4.68       6.22
March....................          4.77         3.30       1.19       1.24       2.57        4.30       6.22
April....................          4.90         3.32       1.43       1.27       2.48        3.98       6.15
May......................          5.00         3.33       1.78       1.18       2.35        3.78       6.33
June.....................          5.16         3.36       2.12       1.01       2.20        3.58       6.17
July.....................          5.22         3.64       2.10       1.12       1.96        3.62       6.08
August...................          5.08         3.87       2.02       1.31       1.76        3.47       6.18
September................          4.97         3.85       2.12       1.24       1.72        2.82       6.13
October..................          5.01         4.18       2.23       1.25       1.65        2.33       6.01
November.................          5.01         4.33       2.50       1.34       1.49        2.18       6.09
December.................          4.95         4.35       2.67       1.31       1.45        2.22       5.60

Mortgage Loan Statistical Information

         Certain  statistical  characteristics  of the initial  mortgage loans to be deposited in the mortgage  pool, as of the initial cut-off date unless otherwise indicated, will be set forth in the related term sheet.

Prefunding and Conveyance of Subsequent Mortgage Loans

         On the closing date, funds may be deposited into a prefunding  account  established and maintained by the trust  administrator on behalf of the  certificateholders  of one or more of the floating rate loan groups.  The amount deposited in any prefunding  account will be used to purchase  additional  mortgage loans for a certain  floating rate loan group or floating rate loan groups,  referred to in this term sheet  supplement  as the  “subsequent  mortgage  loans.” Any  investment  income  earned from  amounts in any  prefunding account shall be paid to the  depositor,  and will not be available for payments on the  certificates.  With respect to any  prefunding account,  during  the  period  from the  closing  date  until the  earliest  of  (i) the  date on which the  amounts on deposit in such prefunding  account have been reduced to zero,  (ii) an event of default  occurs under the pooling and  servicing  agreement or (iii) a date to be specified in the related term sheet,  such period is referred to in this term sheet  supplement as the “prefunding  period,”
the  depositor is expected to purchase  subsequent  mortgage  loans from the seller,  or other  mortgage  loan  sellers,  and sell such subsequent  mortgage  loans to the trust.  The purchase  price for each  subsequent  mortgage loan will equal the principal  balance of such subsequent  mortgage loan and will be paid from the related prefunding account.  Accordingly,  the purchase of subsequent mortgage loans will decrease the amount on deposit in the related  prefunding  account and increase the aggregate  Stated  Principal  Balance of the mortgage loans such loan group or groups.

         The characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

         The obligation of the trust to purchase subsequent  mortgage loans during a prefunding period, if applicable,  will be subject requirements as set forth in the prospectus supplement.

Underwriting Standards

         The mortgage  loans  either have been or will be  originated  by the seller or  purchased  by the seller from  various  banks, savings  and loan  associations,  mortgage  bankers  (which may or may not be  affiliated  with that  seller) and other  mortgage  loan originators  and  purchasers of mortgage  loans in the secondary  market,  and have been or will be originated  generally in accordance with the underwriting criteria described herein.

         The  underwriting  standards  applicable to the mortgage loans  typically  differ from, and are, with respect to a substantial number of  mortgage  loans,  generally  less  stringent  than,  the  underwriting  standards  established  by Fannie Mae or Freddie Mac primarily with respect to original principal balances,  loan-to-value ratios, borrower income, required documentation,  interest rates, borrower  occupancy of the  mortgaged  property  and/or  property  types.  To the extent the programs  reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the  performance of the mortgage  loans  thereunder may reflect higher  delinquency rates and/or credit losses.  In addition,  certain  exceptions to the  underwriting  standards  described  herein are made in the event that  compensating  factors are  demonstrated  by a  prospective  borrower.  Neither the  depositor  nor any  affiliate,  including DLJ
Mortgage Capital, has re-underwritten any mortgage loan.

         Generally,  each  mortgagor  will have been  required to complete an  application  designed to provide to the original  lender pertinent  credit  information  concerning the  mortgagor.  As part of the  description of the  mortgagor’s  financial  condition,  the mortgagor  will have  furnished  information  with  respect to its assets,  liabilities,  income  (except as described  below),  credit history,  employment  history and personal  information,  and furnished an  authorization to apply for a credit report which summarizes the  mortgagor’s  credit  history with local  merchants  and lenders and any record of  bankruptcy.  The  mortgagor  may also have been required to authorize  verifications of deposits at financial  institutions where the mortgagor had demand or savings accounts.  In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  in addition  to the income of the  mortgagor  from other  sources.  With  respect to  mortgaged  property consisting of vacation or second homes,  no income  derived from the property  generally  will have been  considered  for  underwriting purposes.  In the case of certain borrowers with acceptable  payment  histories,  no income will be required to be stated (or verified)
in connection with the loan application.

         Based on the data  provided  in the  application  and certain  verification  (if  required),  a  determination  is made by the original lender that the  mortgagor’s  monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other expenses  related to the property such as property taxes,  utility costs,  standard hazard insurance and other fixed obligations other than housing expenses.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on obligations  that extend beyond ten months equal no more than a specified  percentage  of the  prospective  mortgagor’s  gross income.  The  percentage  applied  varies on a case by case basis depending on a number of  underwriting  criteria,  including the LTV ratio of the mortgage  loan.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         The mortgage loans have been originated under “full  documentation,”  “alternative  documentation,”  “reduced  documentation,”
“stated income/stated  assets” or “no income/no asset” programs.  The “alternative  documentation,”  “reduced  documentation,”  “stated
income/stated  asset” and “no income/no asset” programs  generally  require either  alternative or less  documentation and verification than do full  documentation  programs which  generally  require  standard  Fannie  Mae/Freddie  Mac approved forms for  verification of income/employment,  assets and certain payment  histories.  Generally,  an “alternative  documentation”  program  requires  information regarding the mortgagor’s  income (i.e., W 2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements) as does a “full documentation”  loan, however,  alternative forms of standard  verifications are used.  Generally,  under both “full documentation” and
“alternative  documentation”  programs  at  least  one  year  of  income  documentation  is  provided.   Generally,  under  a  “reduced
documentation”  program,  either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s  assets is undertaken by the  originator.  Under a “stated  income/stated  assets”  program,  no  verification  of either a mortgagor’s  income or a  mortgagor’s  assets is undertaken  by the  originator  although both income and assets are stated on the loan application and a  “reasonableness  test” is applied.  Generally,  under a “no income/no asset” program,  the mortgagor is not required to state his or her  income or assets  and  therefore,  no  verification  of such  mortgagor’s  income or assets is  undertaken  by the originator.  The  underwriting  for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

         The  adequacy of the  mortgaged  property as security for  repayment of the related  mortgage  loan will  generally  have been determined by an appraisal in  accordance  with pre  established  appraisal  procedure  guidelines  for  appraisals  established  by or acceptable to the  originator.  All appraisals  conform to the Uniform  Standards of  Professional  Appraisal  Practice  adopted by the
Appraisal  Standards  Board of the Appraisal  Foundation and must be on forms  acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff  appraisers  employed by the originator or independent  appraisers  selected in accordance with pre established  appraisal procedure  guidelines  established by the originator.  The appraisal procedure guidelines generally will have required the appraiser or an agent on its  behalf to  personally  inspect  the  property  and to verify  whether  the  property  was in good  condition  and that construction,  if new, had been substantially  completed.  The appraisal  generally will have been based upon a market data analysis of recent sales of comparable  properties  and,  when deemed  applicable,  an analysis  based on income  generated  from the property or a replacement  cost  analysis  based  on the  current  cost of  constructing  or  purchasing  a  similar  property.  Under  some  reduced documentation  programs,  the  originator  may rely on the original  appraised  value of the mortgaged  property in  connection  with a refinance by an existing mortgagor.

DLJ Mortgage Capital Underwriting Standards

         The sponsor  acquires  mortgage loans through its whole-loan flow  acquisition  channel from  originators that the sponsor has determined met its qualified  correspondent  requirements.  Such standards require that the following conditions be satisfied:  (i) the related  mortgage  loans were  originated  pursuant to a mortgage  loan  purchase  agreement  between  the  sponsor and the  applicable qualified  correspondent  that contemplated that such qualified  correspondent  would underwrite  mortgage loans from time to time, for sale to the sponsor,  in accordance with  underwriting  guidelines  designated by the sponsor  (“Designated  Guidelines”) or guidelines that do not vary  materially  from such  Designated  Guidelines;  (ii) such  mortgage loans were in fact  underwritten  as described in clause  (i) above and were  acquired  by the  sponsor  within  270 days  after the  related  origination  dates;  (iii) the  Designated
Guidelines  were,  at the time such  mortgage  loans were  underwritten,  designated  by the sponsor on a  consistent  basis for use by originators in  originating  mortgage loans to be purchased by the sponsor;  and (iv) the sponsor  employed,  at the time such mortgage loans  were  acquired  by the  sponsor,  certain  quality  assurance  procedures  designed  to  ensure  that the  applicable  qualified correspondent  from which it purchased  the related  mortgage  loans  properly  applied the  underwriting  criteria  designated  by the sponsor.

         Underwriting Standards

           The  underwriting  standards  applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of  mortgage  loans,  generally  less  stringent  than,  the  underwriting  standards  established  by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios,  borrower income, required documentation,  interest rates, borrower  occupancy of the  mortgaged  property  and/or  property  types.  To the extent the programs  reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the  performance of the mortgage  loans  thereunder may reflect higher  delinquency rates and/or credit losses.  In addition,  certain  exceptions to the  underwriting  standards  described  herein are made in the event that compensating factors are demonstrated by a prospective borrower.  Neither the depositor nor any affiliate,  including the sponsor, has re underwritten any mortgage loan.

           Generally,  each  mortgagor will have been required to complete an  application  designed to provide to the original  lender pertinent credit information  concerning the mortgagor.  As part of the description of the mortgagor’s financial condition,  other than with  respect  to “no  income/asset”  documentation,  the  mortgagor  will have  furnished  information  with  respect  to its  assets, liabilities and income (except as described below) and credit history,  employment history and personal  information,  and furnished an authorization  to apply for a credit report which  summarizes the  mortgagor’s  credit history with local merchants and lenders and any record of  bankruptcy.  The  mortgagor  may also have been required to authorize  verifications  of deposits at financial  institutions where the mortgagor  had demand or savings  accounts.  In the case of  investment  properties  and two to four unit  dwellings,  income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  in addition to the income of the mortgagor from other  sources.  With respect to mortgaged  property  consisting of vacation or second homes,  no income derived from the property generally will have been considered for underwriting purposes.

           Based on the data provided in the  application  and certain  verification  (if  required),  a  determination  is made by the original lender that the  mortgagor’s  monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other expenses  related to the property such as property taxes,  utility costs,  standard hazard insurance and other fixed obligations other than housing expenses.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on obligations  that extend beyond ten months equal no more than a specified  percentage  of the  prospective  mortgagor’s  gross income.  The  percentage  applied  varies on a case by case basis depending on a number of  underwriting  criteria,  including  the LTV ratio of the  mortgage  loan.  The sponsor may also  consider the amount of liquid assets available to the mortgagor after origination.

           The mortgage loans have been originated under “full documentation” or “alternative  documentation,” “reduced documentation,”
“stated income/stated  assets” or “no income/no asset” programs.  The “alternative  documentation,”  “reduced  documentation,”  “stated
income/stated  assets” and “no income/no asset” programs  generally require either  alternative or less  documentation and verification than do full  documentation  programs which  generally  require  standard  Fannie  Mae/Freddie  Mac approved forms for  verification of income/employment,  assets and certain payment  histories.  Generally,  an “alternative”  documentation  program  requires  information regarding the mortgagor’s  income (i.e.,  W-2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank statements) as does a “full documentation” loan, however,  alternative forms of standard  verifications are used. Generally,  under both “full documentation l” and
“alternative  documentation”  programs  at  least  one  year  of  income  documentation  is  provided.   Generally,  under  a  “reduced
documentation”  program,  either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s  assets is  undertaken  by the  originator.  Reduced  documentation  loans may also  include  loans having only one year of income  verification and loans to mortgagors with acceptable  payment histories and credit scores but no information or verification of the  mortgagor’s  income.  Under a  “stated  income/stated  assets”  program,  no  verification  of  either a  mortgagor’s  income or a mortgagor’s  assets is  undertaken  by the  originator  although  both  income  and assets  are  stated on the loan  application  and a
“reasonableness  test” is applied.  Generally,  under a “no income/no asset” program, the mortgagor is not required to state his or her income  or  assets  and  therefore,  no  verification  of such  mortgagor’s  income or assets  is  undertaken  by the  originator.  The underwriting  for mortgage loans  originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

           The adequacy of the mortgaged  property as security for  repayment of the related  mortgage  loan will  generally  have been determined by an appraisal in  accordance  with pre  established  appraisal  procedure  guidelines  for  appraisals  established  by or acceptable to the  originator.  All appraisals  conform to the Uniform  Standards of  Professional  Appraisal  Practice  adopted by the
Appraisal  Standards  Board of the Appraisal  Foundation and must be on forms  acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff  appraisers  employed by the originator or independent  appraisers  selected in accordance with pre established  appraisal procedure  guidelines  established by the originator.  The appraisal procedure guidelines generally will have required the appraiser or an agent on its  behalf to  personally  inspect  the  property  and to verify  whether  the  property  was in good  condition  and that construction,  if new, had been substantially  completed.  The appraisal  generally will have been based upon a market data analysis of recent sales of comparable  properties  and,  when deemed  applicable,  an analysis  based on income  generated  from the property or a replacement  cost  analysis  based on the current cost of  constructing  or  purchasing a similar  property.  Under some  documentation programs,  the  originator  may rely on the original  appraised  value of the mortgaged  property in connection  with a refinance by an existing mortgagor.

Credit Suisse Financial Corporation Underwriting Standards

           Credit Suisse Financial  Corporation,  also referred to herein as an Originator,  is a Delaware corporation.  The Originator conducts lending through wholesale loan production  offices.  The Originator  operates more than two wholesale loan production  offices located in three states and makes loans  throughout all 50 states and the District of Columbia.  The  Originator  has been  originating mortgage  loans since its 2003.  The principal  executive  offices of the  Originator  are located at 302 Carnegie  Center,  2nd Floor,
Princeton, New Jersey 08540.

Underwriting Standards

           The mortgage  loans were  originated or acquired by Credit Suisse  Financial  Corporation  generally in accordance  with the underwriting criteria described herein.

         The  underwriting  standards  applicable to the mortgage loans  typically  differ from, and are, with respect to a substantial number of  mortgage  loans,  generally  less  stringent  than,  the  underwriting  standards  established  by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios,  borrower income, required documentation,  interest rates, borrower  occupancy of the  mortgaged  property  and/or  property  types.  To the extent the programs  reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the  performance of the mortgage  loans  thereunder may reflect higher  delinquency rates and/or credit losses.  In addition,  certain  exceptions to the  underwriting  standards  described  herein are made in the event that compensating factors are demonstrated by a prospective borrower.

         Generally,  each  mortgagor  will have been  required to complete an  application  designed to provide to the original  lender pertinent  credit  information  concerning the  mortgagor.  As part of the  description of the  mortgagor’s  financial  condition,  the mortgagor  will have  furnished  information  with  respect to its assets,  liabilities,  income  (except as described  below),  credit history,  employment  history and personal  information,  and furnished an  authorization to apply for a credit report which summarizes the  mortgagor’s  credit  history with local  merchants  and lenders and any record of  bankruptcy.  The  mortgagor  may also have been required to authorize  verifications of deposits at financial  institutions where the mortgagor had demand or savings accounts.  In the case of investment  properties  and two to four unit  dwellings,  income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  in addition  to the income of the  mortgagor  from other  sources.  With  respect to  mortgaged  property consisting of vacation or second homes,  no income  derived from the property  generally  will have been  considered  for  underwriting purposes.  In the case of certain borrowers with acceptable  payment  histories,  no income will be required to be stated (or verified)
in connection with the loan application.

         Based on the data  provided  in the  application  and certain  verification  (if  required),  a  determination  is made by the original lender that the  mortgagor’s  monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other expenses  related to the property such as property taxes,  utility costs,  standard hazard insurance and other fixed obligations other than housing expenses.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on obligations  that extend beyond ten months equal no more than a specified  percentage  of the  prospective  mortgagor’s  gross income.  The  percentage  applied  varies on a case by case basis depending on a number of  underwriting  criteria,  including the LTV ratio of the mortgage  loan.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         The mortgage loans have been originated under “full  documentation,”  “alternative  documentation,”  “reduced  documentation,”
“stated income/stated  assets” or “no income/no asset” programs.  The “alternative  documentation,”  “reduced  documentation,”  “stated
income/stated  asset” and “no income/no asset” programs  generally  require either  alternative or less  documentation and verification than do full  documentation  programs which  generally  require  standard  Fannie  Mae/Freddie  Mac approved forms for  verification of income/employment,  assets and certain payment  histories.  Generally,  an “alternative  documentation”  program  requires  information regarding the mortgagor’s  income (i.e., W 2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements) as does a “full documentation”  loan, however,  alternative forms of standard  verifications are used.  Generally,  under both “full documentation” and
“alternative  documentation”  programs  at  least  one  year  of  income  documentation  is  provided.   Generally,  under  a  “reduced
documentation”  program,  either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s  assets is undertaken by the  originator.  Under a “stated  income/stated  assets”  program,  no  verification  of either a mortgagor’s  income or a  mortgagor’s  assets is undertaken  by the  originator  although both income and assets are stated on the loan application and a  “reasonableness  test” is applied.  Generally,  under a “no income/no asset” program,  the mortgagor is not required to state his or her  income or assets  and  therefore,  no  verification  of such  mortgagor’s  income or assets is  undertaken  by the originator.  The  underwriting  for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

         The  adequacy of the  mortgaged  property as security for  repayment of the related  mortgage  loan will  generally  have been determined by an appraisal in  accordance  with pre  established  appraisal  procedure  guidelines  for  appraisals  established  by or acceptable to the  originator.  All appraisals  conform to the Uniform  Standards of  Professional  Appraisal  Practice  adopted by the
Appraisal  Standards  Board of the Appraisal  Foundation and must be on forms  acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff  appraisers  employed by the originator or independent  appraisers  selected in accordance with pre established  appraisal procedure  guidelines  established by the originator.  The appraisal procedure guidelines generally will have required the appraiser or an agent on its  behalf to  personally  inspect  the  property  and to verify  whether  the  property  was in good  condition  and that construction,  if new, had been substantially  completed.  The appraisal  generally will have been based upon a market data analysis of recent sales of comparable  properties  and,  when deemed  applicable,  an analysis  based on income  generated  from the property or a replacement  cost  analysis  based  on the  current  cost of  constructing  or  purchasing  a  similar  property.  Under  some  reduced documentation  programs,  the  originator  may rely on the original  appraised  value of the mortgaged  property in  connection  with a refinance by an existing mortgagor.

                                                        STATIC POOL INFORMATION

         The depositor  will make  available any of the sponsor’s  material  static pool  information as required under the SEC’s rules and  regulations on a website on the world wide web. The static pool  information  material to this offering of certificates is located in the applicable series hyperlink at  http://www.credit  suisse.armt.static  pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information  includes (i) information  about the original  characteristics  of each prior  securitized pool as of the cut off date for that pool and (ii)  delinquency,  loss and prepayment  information  about each prior  securitized pool.
For purposes of describing  delinquency  information  about each prior securitized pool, a mortgage loan is considered to be delinquent when a  payment  due on any due date  remains  unpaid  as of the  close of  business  on the  next  following  monthly  due  date.  The determination  as to whether a mortgage  loan falls into this  category is made as of the close of business on the last business day of each month.  For  example,  a mortgage  loan due for  December 1 at the close of business on January 31 would be  described as 30 to 59 days delinquent in the February trust and static pool reporting.

         The static pool  information is not deemed to be a part of the  accompanying  base prospectus or the depositor’s  registration statement to the extent that the static pool  information  relates to (a) any trust fund that was  established  before  January 1, 2006 and (b) information  relating to assets of any trust fund  established on or after July 1, 2006, which  information  relates to periods prior to January 1, 2006.

                                                  AFFILIATES AND RELATED TRANSACTIONS

         The sponsor,  the  depositor  and the  underwriter  are  affiliated  entities and wholly owned  subsidiaries  of Credit Suisse
Holdings (USA), Inc. Each of the cap  counterparty,  if applicable,  and swap  counterparty,  if applicable,  is an affiliate of Credit
Suisse Holding (USA),  Inc. In addition,  on October 4, 2005, Credit Suisse (USA),  Inc., an affiliate of the sponsor,  acquired all of the  outstanding  stock of SPS’s  parent  from the prior  shareholders.  There is not  currently  and there was not during the past two years any  material  business  relationship,  arrangement  or other  understanding  between  any of the  sponsor,  the  depositor,  the underwriter  or SPS that was entered into  outside the  ordinary  course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

                                                     THE CAP AND SWAP COUNTERPARTY

         Each of the cap  counterparty or swap  counterparty  with respect to any cap agreement or swap agreement will be Credit Suisse
International  (“CSi”).  CSi was  incorporated  in England and Wales under the  Companies Act 1985 on May 9, 1990 with  registered  no.
2500199 and was  re-registered  as unlimited under the name “Credit Suisse Financial  Products” on July 6, 1990. Its registered  office and  principal  place of business is at One Cabot Square,  London E14 4QJ. CSi is an English bank and is regulated as a European  Union credit  institution by The Financial  Services  Authority (“FSA”) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated  investment  activities.  Effective as of March 27, 2000,
Credit Suisse  Financial  Products was renamed “Credit Suisse First Boston  International”  and,  effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

         CSi is an unlimited  liability company and, as such, its shareholders have a joint,  several and unlimited  obligation to meet any  insufficiency in the assets of CSi in the event of its  liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit
Suisse,  as to 24%, by Credit  Suisse  (International)  Holding AG and, as to 20%, by Credit Suisse  Group.  CSi commenced  business on
July 16, 1990. Its principal  business is banking,  including the trading of derivative  products linked to interest  rates,  equities, foreign exchange, commodities and credit.

         CSi has been  assigned a senior  unsecured  debt rating of “AA- (stable  outlook)” by Standard & Poor’s  Ratings  Services,  a division of The McGraw-Hill  Companies,  Inc., a senior debt rating of “Aa3 (stable  outlook)” by Moody’s  Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

         CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

                                                      SERVICING OF MORTGAGE LOANS

General

         Wells Fargo will act as master  servicer of all of the mortgage  loans.  The mortgage  loans will initially be serviced by the entities listed in the prospectus supplement.

         The master  servicer  will oversee and enforce the  servicing by the servicers  (other than the  designated  servicers) of the mortgage loans serviced by each of them in accordance with the servicing provisions of the pooling and servicing agreement.

         Each of SPS and Wells Fargo will be directly  responsible  for servicing the mortgage  loans serviced by it under the terms of the pooling and servicing agreement.

         Under the pooling and  servicing  agreement,  the servicers  may contract  with  subservicers  to perform some or all of their servicing  duties.  Regardless  of the  servicing  arrangement,  the  servicers  will  remain  liable  for their  servicing  duties and obligations under the applicable  Servicing Agreement.  Additionally,  any servicer,  other than a designated servicer,  may enter into special servicing  agreements as more fully described in “Servicing of Mortgage  Loans-Special  Servicing  Agreements”  herein. None of the servicers or the special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

         Each servicer  will make  reasonable  efforts to collect or cause to be collected all payments  called for under the terms and provisions of the mortgage loans  serviced by it and, to the extent those  procedures  are  consistent  with the  applicable  Servicing
Agreement,  will follow  collection  procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each  mortgaged  property is located.  Under the  applicable  Servicing  Agreement,  each servicer will establish and maintain,  or cause to be  established  and  maintained,  one or more  collection  accounts into which deposits will be made on a daily basis of payments and  collections on the mortgage loans serviced by it net of the related  servicing  compensation.  Funds credited to a collection  account may be invested for the benefit and at the risk of the related  servicer in permitted  investments,  as described in the applicable  Servicing  Agreement,  that are scheduled to mature on or prior to the servicer  remittance  date in accordance with the provisions of the applicable  Servicing Agreement.  If permitted by the applicable  Servicing  Agreement,  a collection account may be a commingled account with other similar accounts maintained by the related servicer.

         Under the pooling and servicing  agreement,  the trust administrator will establish and maintain a certificate  account.  Each servicer will establish and maintain a collections  account pursuant to the terms of the pooling and servicing  agreement or applicable
Servicing  Agreement.  Each month,  on a date  specified in the related  Servicing  Agreement,  each  servicer  will  withdraw from its
collection   account  all  amounts   representing   collections  on  the  mortgage  loans  that  are  required  to  be  distributed  to certificateholders  on the  distribution  date in that month and remit such  amounts  into which  deposits  will be made of the amounts remitted to the trust  administrator  by the servicers.  Funds credited to the certificate  account may be invested for the benefit and at the risk of the trust  administrator  in  permitted  investments,  as  described in the pooling and  servicing  agreement,  that are scheduled to mature on or prior to the day  immediately  preceding the related  distribution  date in accordance with the provisions of the pooling and servicing agreement.

         The pooling and servicing  agreement  prohibits the resignation of the master servicer,  the special  servicer,  SPS and Wells
Fargo,  as servicer,  except upon  (a) appointment  of a successor  master  servicer,  special  servicer or servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master  servicer or serviced by that servicer,  respectively), as applicable,  and receipt by the trustee and the trust  administrator  of a letter from each rating agency that the  resignation  and appointment  will not  result in a  downgrading  of the  rating  of any of the  certificates  or (b) a  determination  that the  master servicer’s,  such servicer’s or such special  servicer’s  duties  thereunder are no longer permitted under applicable law. In addition, the entity  specified in the pooling and  servicing  agreement  or its  transferee  may request  that  (i) SPS or the master  servicer, subject to certain  conditions  specified in the pooling and  servicing  agreement,  resign and appoint a successor  servicer or master servicer,  as  applicable,  provided  such entity  delivers to the trustee and trust  administrator  the letter from each rating agency described in the previous  sentence and (ii) the  special  servicer  resign and appoint a successor  special  servicer,  provided  such entity  delivers to the trustee and trust  administrator  the letter from each rating  agency  described in the previous  sentence.  No resignation of the master servicer will be effective until a successor  master servicer has assumed such master  servicing  obligations in the manner  provided in the pooling and  servicing  agreement.  No  resignation  of SPS or Wells Fargo (in its capacity as servicer)
will be effective  until the master servicer or a successor  servicer has assumed such servicing  obligations in the manner provided in the pooling and servicing  agreement.  If the master  servicer acts as successor  servicer  with respect to any mortgage  loans,  there will be a period of  transition,  not to exceed 90 days (except with respect to SPS serviced  loans,  such period of transition  not to exceed 60 days) before servicing  functions can be fully transferred to the master servicer as successor servicer;  provided,  however, that during such period,  the master servicer will continue to be responsible to make advances and compensating  interest payments with respect to such  mortgage  loans.  In  connection  with the  appointment  of a  successor  servicer  to SPS,  Wells Fargo or the master
servicer,   the  servicing   provisions  of  the  pooling  and  servicing   agreement  may  be  amended  without  the  consent  of  the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Servicing Compensation and Payment of Expenses

         The expense  fees for the mortgage  loans are payable out of the interest  payments on each  mortgage  loan.  The expense fees will vary from mortgage loan to mortgage  loan.  The expense fees consist of the servicing  fee, the excess  servicing  fee, any excess servicing fee described in the prospectus  supplement,  and any lender paid mortgage guaranty insurance  premiums,  as applicable.  The net  mortgage  rate of a  mortgage  loan is equal to its  current  mortgage  rate less the rate at which  expense  fees  accrue on that mortgage loan.

         Each servicer or the master  servicer is obligated to pay some ongoing  expenses  associated  with the mortgage loans serviced or master  serviced,  respectively,  by it and incurred by that servicer or master  servicer,  as  applicable,  in connection  with its responsibilities  under the pooling and servicing agreement (and/or applicable  servicing  agreement) and those amounts will be paid by such servicer or the master servicer,  as applicable,  out of its servicing fee or master  servicing fee, as applicable.  The amount of the servicing fee for each servicer is subject to adjustment for prepaid  mortgage  loans,  as described in this term sheet  supplement under  “-Adjustment to Servicing Fee in Connection with Prepaid  Mortgage Loans.” The related servicer will also be entitled to receive late payment fees,  assumption fees and other similar charges,  all reinvestment  income earned on amounts on deposit in its collection account for the mortgage loans and in some cases,  prepayment  premiums.  In addition,  SPS will be entitled to the interest portion of a prepayment in full if such  prepayment is received in the month that such prepayment is to be distributed to  certificateholders  and such  interest  represents  interest  accruals for that month.  The trust  administrator  will be entitled to all  reinvestment  income earned on amounts on deposit in the certificate  account.  The trust  administrator  is obligated to pay to the master servicer and the trustee,  the master servicing fee and trustee fee,  respectively,  out of the reinvestment  income earned on amounts on deposit in the certificate  account  received by the trust  administrator  under the pooling and  servicing  agreement.  See  “Pooling  and  Servicing
Agreement-The Trust Administrator” in this term sheet supplement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

         When a principal  prepayment in full is made on a mortgage  loan,  the mortgagor is charged  interest only for the period from the due date of the immediately  preceding  monthly  payment up to the date of that  prepayment,  instead of for a full month.  Partial principal  prepayments  may result in a reduction in interest  payable for the month during which the partial  principal  prepayment is made.

         Compensating  Interest  Payments by the Master  Servicer.  The master  servicer is  obligated to remit  compensating  interest payments to the trust  administrator to the extent that any servicer is required to do so under the pooling and servicing  agreement or servicing agreement, as applicable, but fails to do so.

         Compensating  Interest  Payments by Wells Fargo.  Wells Fargo, as servicer,  is obligated to remit to the trust  administrator on the eighteenth  calendar day of each month,  or if such calendar day is not a business day the following  business day, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

              o   any shortfall for the previous month in interest  collections  resulting from the timing of principal  prepayments in full on the mortgage loans  serviced by it that are made from the fifteenth day of the calendar month  preceding such distribution  date to the last day of such month and partial  principal  prepayments  made during the calendar  month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo, and

              o   the servicing fee that Wells Fargo is entitled to receive from the trust on the related  distribution  date, equal to a certain percentage of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

         Compensating  Interest  Payments by SPS.  SPS (or the master  servicer,  if SPS fails to do so) is  obligated  to remit to the trust seven  calendar  days before each  distribution  date,  with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

              o   any shortfall for the previous month in interest  collections  resulting from the timing of principal  prepayments in full on the mortgage loans  serviced by it that are made from the fifteenth day of the calendar month  preceding such distribution  date to the last day of such month and partial  principal  prepayments  made during the calendar  month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

              o   the  servicing  fee that SPS is  entitled  to receive  from the trust on the related  distribution  date,  equal to a certain percentage of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Advances from the Servicers and Master Servicer

         Subject to the  limitations  described  below and only with  respect to those  mortgage  loans  serviced by it, each  servicer
(including  the designated  servicers)  will be required to advance,  prior to each  distribution  date,  from its own funds or amounts received for the mortgage  loans that are not required to be distributed  on that  distribution  date, an amount equal to the aggregate of payments of principal of and interest on the mortgage  loans,  net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

         If the amount of advances  received from a servicer  (including the designated  servicers) of a mortgage loan is less than the amount  required to be advanced by such servicer  under the pooling and servicing  agreement,  the master  servicer will be required to make such advance, prior to each distribution date, subject to the master servicer’s reasonable determination as to recoverability.

         Advances are intended to maintain a regular flow of scheduled  interest  and  principal  payments on the  certificates  rather than to guarantee or insure against  losses.  Each servicer or the master  servicer,  as applicable,  is obligated to make advances for delinquent  payments of  principal  of or interest on each  mortgage  loan to the extent  that those  advances  are, in its  reasonable judgment,  recoverable  from future payments and collections or insurance  payments or proceeds of liquidation of the related  mortgage loan.  Subject to the  foregoing,  advances will be made through the  liquidation  of the related  mortgaged  property.  If the related servicer  determines  on any  determination  date  to make  an  advance,  that  advance  will be  included  with  the  distribution  to certificateholders  on the  related  distribution  date.  Any failure by the master  servicer to make an advance as required  under the pooling and servicing  agreement will constitute an event of default under the pooling and servicing  agreement  subject to a specified grace  period.  If the master  servicer  is  terminated  as a result of the  occurrence  of an event of default,  the  trustee  will be obligated to make that  advance,  in  accordance  with the terms of the pooling and  servicing  agreement or the  Designated  Servicing
Agreement,  as  applicable.  For a discussion of other events of default  under the pooling and  servicing  agreement and the rights of the trustee and trust  administrator in the case of any event of default,  see “The  Agreements-Event of Default and Rights in the Case
of Events of Default” in the prospectus.

         Neither the master  servicer nor the servicers  will be required to advance  shortfalls  in interest  payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

         The special  servicer,  may, at its option,  purchase  from the trust any mortgage  loan that is  delinquent  90 days or more.
That purchase  shall be at a price equal to 100% of the Stated  Principal  Balance of that mortgage loan plus accrued  interest on that mortgage  loan at the  applicable  mortgage  rate from the date through  which  interest was last paid by the related  mortgagor to the first day of the month in which that amount is to be  distributed  and any  unreimbursed  advances of servicers  other than the special servicer and transferring costs.

         In addition,  the special servicer may, at its option,  elect to act as servicer of any mortgage loan, other than any mortgage loan serviced by a designated  servicer,  that is  delinquent  90 days or more. In that event the special  servicer will be entitled to receive the servicing fee and other  servicing  compensation  for each such  mortgage  loan.  Upon the transfer of the servicing of any such  delinquent  mortgage  loan,  the prior  servicer of that  mortgage loan will have no servicing  obligations  with respect to that mortgage loan.

Special Servicing Agreements

         The  pooling  and  servicing  agreement  will  permit  any  servicer  to enter  into a  special  servicing  agreement  with an unaffiliated  holder of the most junior class of subordinate  certificates then outstanding  relating to a group. Under that agreement, that  unaffiliated  holder may instruct each such servicer to commence or delay foreclosure  proceedings for delinquent  mortgage loans being  serviced by it. The  commencement  or delay at that  holder’s  direction  will be taken by that  servicer only after that holder deposits a specified  amount of cash with that  servicer.  That cash will be  available  for payment to related  certificateholders  if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

                                            THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

         Wells Fargo Bank,  National  Association  (“Wells Fargo Bank”) will act as master servicer and trust  administrator  under the pooling and servicing  agreement.  Wells Fargo Bank is a national  banking  association and a wholly-owned  subsidiary of Wells Fargo &
Company.  A  diversified  financial  services  company,  Wells  Fargo & Company is a U.S.  bank  holding  company,  providing  banking, insurance,  trust,  mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial  banking  services and corporate  trust,  custody,  securities  lending,  securities  transfer,  cash management, investment  management  and other  financial and  fiduciary  services.  The  depositor,  the sponsor,  the seller and the servicers may maintain  banking and other commercial  relationships  with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains  principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland  21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo serves or may have served  within the past two years as loan file  custodian for various  mortgage  loans owned by the sponsor or an  affiliate  of the sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.
The terms of any custodial  agreement  under which those  services are provided by Wells Fargo are  customary  for the  mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells  Fargo  Bank acts as  master  servicer  pursuant  to the  pooling  and  servicing  agreement.  The  master  servicer  is responsible for the aggregation of monthly  servicer  reports and remittances and for the oversight of the performance of the servicers under the terms of their respective Servicing  Agreements.  In particular,  the master servicer  independently  calculates monthly loan balances  based on servicer  data,  compares its results to servicer  loan-level  reports and  reconciles  any  discrepancies  with the servicers.  The master  servicer  also  reviews the  servicing  of  defaulted  loans for  compliance  with the terms of the pooling and servicing  agreement.  In  addition,  upon the  occurrence  of  certain  servicer  events of default  under the terms of any  Servicing
Agreement,  the master servicer may be required to enforce certain  remedies on behalf of the Trust and at the direction of the trustee against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.

         Under the terms of the pooling and servicing  agreement,  Wells Fargo Bank also is responsible for securities  administration, which includes pool  performance  calculations,  distribution  calculations  and the preparation of monthly  distribution  reports.  As trust  administrator,  Wells Fargo Bank is responsible  for the  preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly  reports on Form 10-D,  current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the  Securities  and  Exchange  Commission  on behalf of the trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.

                                                      THE SPONSOR AND THE SELLER

                  DLJ Mortgage Capital,  Inc., a Delaware  corporation  (“DLJMC”),  is referred to in the prospectus  supplement as the
“sponsor,” a “seller” and an  “originator.”  Its executive  offices are located at 11 Madison Avenue,  New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, the cap counterparty, if applicable, the cap counterparty, if applicable, and SPS.

                  The sponsor,  together with its  affiliates,  is involved in  mortgage-backed  securitizations  and other  structured financing  arrangements.  The sponsor has been engaged in the  securitization  of assets since its  inception  in 1988.  In  connection with these  activities,  the sponsor uses special  purpose  entities,  such as the  depositor,  primarily  for (but not limited to) the securitization of residential mortgages and home equity loans.

            From the period  beginning  January 1, 2006 and  ending  June 30,  2006,  the  sponsor  publicly  securitized  through  the depositor in excess of approximately $16 billion of residential mortgages.

                  In the normal course of its securitization  program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure  securitization  transactions in which the mortgage loans are sold to the depositor and the depositor  issues the  securities  supported by the cash flows  generated by the mortgage loans and secured by the mortgage  loans.  The sponsor will make certain  representations  and  warranties to the  depositor  and the trustee  regarding the mortgage  loans and if such  representations  and  warranties  are  breached,  the  sponsor may have an  obligation  to  repurchase  or substitute  such mortgage  loans from the depositor (or directly from the trustee).  To mitigate  these risks,  however,  to the extent the  mortgage  loans  being  securitized  have been  originated  by third  parties,  the  sponsor  will  generally  obtain  appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

                                                             THE DEPOSITOR

               Credit Suisse First Boston  Mortgage  Securities  Corp.,  the depositor,  was  incorporated  in the State of Delaware on
December 31, 1985, as a wholly-owned subsidiary of First Boston Securities  Corporation,  the name of which was subsequently changed to
Credit Suisse First Boston  Securities  Corporation,  or CSFBSC.  CSFBSC,  the name of which was subsequently  changed to Credit Suisse
First Boston  Management  LLC and more  recently to Credit  Suisse  Management  LLC, is an indirect  wholly-owned  subsidiary of Credit
Suisse  Holdings  (USA),  Inc. The  principal  executive  offices of the  depositor are located at 11 Madison  Avenue,  New York,  N.Y.
10010.  Its telephone number is (212) 325-2000.

               The depositor was organized,  among other things, for the purposes of establishing trusts,  selling beneficial interests in those  trusts  and  acquiring  and  selling  mortgage  assets  to those  trusts.  None of the  depositor,  its  parent or any of the depositor’s  affiliates  will ensure or guarantee  distributions  on the  certificates.  The depositor  will acquire the mortgage loans directly or through one or more affiliates.

               After issuance of the  certificates,  the depositor will have no material  obligations  with respect to the certificates and  mortgage  loans,  other than the (i) the right to appoint a  successor  trustee or trust  administrator  upon the  resignation  or removal of the trustee or trust  administrator,  as applicable,  and (ii) the obligation to indemnify the  underwriter  against certain liabilities under the Securities Act of 1933, as amended.

                                                    DESCRIPTION OF THE CERTIFICATES

General

         The trust will issue certificates  pursuant to the pooling and servicing  agreement.  The pooling and servicing agreement will be filed with the Securities and Exchange  Commission in a current report on Form 8 K following the issuance of the  certificates.  The certificates  consist  of certain  publicly  offered  classes of  certificates,  which are  referred  to  collectively  as the  offered certificates,  and one or more classes of certificates that are not publicly  offered.  The various classes of Class A Certificates are referred to  collectively  as the Class A  Certificates.  The Class AR  Certificates  and the Class AR-L  Certificates  are referred to together as the Residual  Certificates.  The various  classes of Class A  Certificates  and the Residual  Certificates  are referred to collectively as the Senior  Certificates.  In addition to the Senior  Certificates,  each series of  certificates  will include Class P
Certificates various classes of subordinate  certificates  referred to as the Class C-B Certificates and the Class M Certificates.  The
Class C-B Certificates and the Class M Certificates  are referred to collectively as the Subordinate  Certificates.  Various classes of
Class A and Class M Certificates may also be referred to collectively as the LIBOR Certificates.

Assets of the Trust

         The certificates will evidence the entire beneficial ownership interest in the trust.  The trust will consist of:

              o   the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

              o   any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

              o   the  trustee’s  rights with respect to the mortgage  loans under all  insurance  policies  required to be  maintained pursuant to the pooling and servicing agreement and their proceeds;

              o   the Collection Account,  the Certificate  Account,  the prefunding account,  the capitalized interest account and the assets that are deposited in each of them from time to time;

              o   any related Swap Agreement or Cap Agreement; and

              o   all proceeds of any of the foregoing.

         Notwithstanding the foregoing,  however,  the trust specifically  excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

Book-Entry Registration

         Except as otherwise set forth in the prospectus  supplement,  the offered certificates,  other than the Residual Certificates, will be book-entry  certificates.  The book-entry  certificates  will be issued in one or more  certificates  which equal the aggregate initial  certificate  principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered  certificates.  Beneficial interests in the DTC registered  certificates will be held indirectly by investors through the book-entry  facilities of DTC in the United States, or Clearstream,  Luxembourg or the
Euroclear System,  referred to as Euroclear,  in Europe, if they are participants of these systems, or indirectly through organizations which are  participants  in these  systems.  Clearstream,  Luxembourg  and  Euroclear  will hold  omnibus  positions on behalf of their participants  through  customers’  securities  accounts  in  Clearstream,  Luxembourg’s  and  Euroclear’s  names on the  books of their respective  depositaries which in turn will hold positions in customers’  securities  accounts in the depositaries’  names on the books of DTC.  Citibank,  N.A.,  referred to as Citibank,  will act as depositary for Clearstream,  Luxembourg and JPMorgan Chase Bank, N.A.,
referred  to as  JPMorgan,  will act as  depositary  for  Euroclear.  Collectively  these  entities  are  referred  to as the  European depositaries.

         The  depositor  has been  informed by DTC that its nominee  will be Cede & Co.  Accordingly,  Cede & Co. is expected to be the holder of record of the DTC registered  certificates.  No person  acquiring a DTC registered  certificate will be entitled to receive a physical certificate  representing that certificate,  a definitive  certificate,  except as described under “-Definitive  Certificates”
below.

         Unless  and  until  definitive  certificates  are  issued,  it is  anticipated  that the only  “certificateholder”  of the DTC registered  certificates  will be Cede & Co.,  as nominee of DTC.  Beneficial  owners of the DTC  registered  certificates  will not be certificateholders,  as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of  certificateholders  indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial  owners on request,  in accordance  with the rules,  regulations  and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered  certificates of those  beneficial  owners are credited.

         For  a  description  of  the  procedures   applicable  to  the  DTC  registered   certificates,   see   “Description   of  the
Securities-Book-entry Registration” in the prospectus.

Definitive Certificates

         Except as set  forth in the  prospectus  supplement,  definitive  certificates  will be  issued  to  beneficial  owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

         •     DTC or the depositor advises the trust  administrator in writing that the depository is no longer willing,  qualified or able to discharge  properly its  responsibilities  as nominee and depository for the DTC registered  certificates  and the depositor or the trust administrator is unable to locate a qualified successor;

         •     the depositor,  with the consent of the applicable  participants,  in writing, elects to terminate the book entry system through DTC; or

         •     after the occurrence of an event of default,  beneficial owners of any class of DTC registered certificates representing not less than 51% of the related  aggregate  certificate  principal  balance or notional amount advise the trust  administrator and DTC through the participants in writing that the continuation of a book entry system through DTC, or a successor  thereto,  is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

         In the case of any of the events described in the immediately  preceding  paragraph,  the trust administrator will be required to notify all  beneficial  owners of the  occurrence  of that event and the  availability  of definitive  certificates.  At the time of surrender by DTC of the global  certificate or  certificates  representing  the DTC registered  certificates  and  instructions  for re registration,  the trust administrator will issue the definitive  certificates.  After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

         According to DTC, the  information  above for DTC has been  provided for  informational  purposes  only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

         Distributions  on the  certificates  will be made by the trust  administrator on the 25th day of each month, or if such day is not a business  day, on the first  business day  thereafter,  to the persons in whose names those  certificates  are  registered on the close of business on the business day preceding that  distribution  date with respect to the LIBOR  Certificates and any other class of certificates  described in the prospectus  supplement so long as the  certificates  remain in book-entry form, or otherwise on the last business day of the month  preceding the month of that  distribution  date and, with respect to all other classes of  certificates,  on the last business day of the month preceding the month of that distribution date (each such date, a “Record Date”).

         Distributions  on each  distribution  date  will be made by check  mailed  to the  address  of the  person  entitled  to those distributions as it appears on the applicable  certificate  register.  In the case of a certificateholder  who holds 100% of a class of certificates  or who holds  certificates  with an aggregate  principal  balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing  agreement,  distributions on each distribution date will be made by wire transfer in immediately  available funds to the account of that  certificateholder  at a bank or other  depositary  institution having  appropriate  wire  transfer  facilities.  The  final  distribution  in  retirement  of the  certificates  will be made  only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Determination of One-Month LIBOR

         With respect to the initial  distribution  date,  one-month LIBOR will equal the interbank  offered rate for one-month  United
States dollar  deposits in the London market as quoted on Telerate  Page 3750 as of 11:00 A.M.,  London time, on the business day prior to the closing date. With respect to each distribution date other than the initial  distribution  date,  one-month LIBOR will equal the interbank  offered rate for one-month  United States dollar  deposits in the London market as quoted on Telerate  Page 3750 as of 11:00
A.M.,  London time, on the second LIBOR business day prior to the first day of the related  Accrual  Period.  Telerate  Page 3750 means the display  designated  as  page 3750  on the Bridge  Telerate,  or any other page as may replace  page 3750  on that  service for the purpose of displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered,  or any other service for displaying  one-month LIBOR or comparable rates as may be selected by the trust  administrator  after  consultation  with DLJ Mortgage  Capital,  the rate will be the reference  bank rate.  The  reference  bank rate will be  determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions  in the London  interbank  market, selected by the trust  administrator  after  consultation with DLJ Mortgage Capital,  as of 11:00 A.M., London time, on the day that is two LIBOR  business days prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period of one month in amounts  approximately  equal to the  aggregate  Class Principal  Balance of the LIBOR  Certificates.  The trust administrator  will request the principal  London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided,  the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are  provided  as  requested,  the rate will be the  arithmetic  mean of the rates  quoted by one or more major banks in New York City, selected by the trust  administrator  after consultation with DLJ Mortgage Capital,  as of 11:00 A.M., New York City time, on such date for  loans in U.S.  Dollars  to  leading  European  banks for a period of one month in  amounts  approximately  equal to the  aggregate
Class Principal  Balance of the LIBOR  Certificates.  If no quotations can be obtained,  the rate will be one-month LIBOR for the prior distribution  date.  LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking  institutions  in the
State of New York or in the city of London, England are required or authorized by law to be closed.

Prefunding Account

         On the  closing  date,  the  depositor  may  deposit  funds,  such  funds  referred  to in this term sheet  supplement  as the
“prefunding  account  deposit,”  into a segregated  account  maintained  with the trust  administrator,  referred to in this term sheet supplement as the prefunding  account.  The prefunding account deposit will be available for the purchase of subsequent  mortgage loans for the  floating  rate loan group.  The  prefunding  account  deposit may be  increased  by an amount  equal to the  aggregate  of the principal  balances of any  proposed  initial  mortgage  loans  removed from the  floating  rate loan group prior to the closing  date.
During the prefunding  period,  the amount on deposit in the prefunding  account will be allocated for purchase of subsequent  mortgage loans for the floating  rate loan group from the depositor in accordance  with the  applicable  provisions of the pooling and servicing agreement.  Subsequent  mortgage  loans  purchased  by the  trust  and  added to the trust on any date  during  the  prefunding  period
(a “subsequent  transfer date”), must satisfy the criteria set forth in the pooling and servicing  agreement.  On the distribution date specified in the prospectus  supplement,  any remaining amounts in the prefunding account will be applied to reduce the Class Principal
Balance of certain  classes of the related  offered  certificates  that are entitled to payments of principal.  Although it is intended that the  principal  amount of  subsequent  mortgage  loans sold to the trust will  require  application  of  substantially  all of the prefunding  account deposit and it is not anticipated that there will be any material  principal  prepayments from amounts remaining on deposit  in the  prefunding  account,  no  assurance  can be given that such a  distribution  will not occur on the  distribution  date specified in the prospectus  supplement.  In any event, it is unlikely that the depositor will be able to deliver  subsequent  mortgage loans with aggregate  principal  balances that exactly equal the amount of any prefunding  account  deposit.  Amounts on deposit in the prefunding  account  will be invested in  permitted  investments  as defined in the pooling and  servicing  agreement.  Such  permitted investments  are required to mature no later than the business day prior to a subsequent  transfer date and, in any case, no later than the distribution  date specified in the prospectus  supplement.  All interest and any other  investment  earnings on amounts on deposit in the  prefunding  account will be  distributed  to the  depositor no later than the  distribution  date  specified in the  prospectus supplement.  The  prefunding  account  will not be included  as an asset of any REMIC  created  pursuant  to the pooling and  servicing agreement.

Capitalized Interest Account

         On the closing date and if required  pursuant to the pooling and servicing  agreement,  the depositor will deposit cash into a capitalized  interest  account.  The amounts on deposit in the capitalized  interest  account will be  specifically  allocated to cover shortfalls  in interest on each class of offered  certificates  related to the floating  rate loan group  specified  in the  prospectus supplement  that may arise as a result of the  utilization of the prefunding  account for such loan group for the purchase by the trust of subsequent  mortgage loans after the closing date. Any amounts remaining in the capitalized  interest account (including  investment earnings) on any  distribution  date and not needed for such purpose will be paid to the depositor and will not thereafter be available for  payment  to the  certificateholders.  Amounts on deposit  in the  capitalized  interest  account  will be  invested  in  permitted investments.  All such  permitted  investments  are  required to mature no later than the next  distribution  date as  specified in the pooling and servicing  agreement.  The capitalized  interest  account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

The Senior-Subordinate Loan Groups

    As set forth in the term sheet to this term sheet supplement, subordinate certificates related to a pass-though group may relate to one or more loan groups with senior certificates.  Each grouping of loan groups with senior certificates cross-collateralized by the same subordinate certificates are called  “Senior-Subordinate Loan Groups.” Each series may have  Senior-Subordinate Loan Groups which will not be cross-collateralized with other Senior-Subordinate Loan Groups of the same series.

Glossary of Terms-The Senior-Subordinate Loan Groups

         The following terms are given the meanings shown below to help describe the cash flows on the Senior-Subordinate Loan Groups:

         Accrual  Period-For any distribution  date and any class in a  Senior-Subordinate  Loan Group, the calendar month  immediately preceding that distribution date.

         Aggregate  Collateral  Balance-As of any date of  determination,  will be equal to the  aggregate of the Aggregate  Loan Group
Balances for the Senior-Subordinate Loan Groups as of such date of determination.

         Aggregate Loan  Group Balance-For  the  Senior-Subordinate  Loan Groups and any date of  determination,  the aggregate  Stated
Principal Balance of the mortgage loans in the related loan group as of such date of determination.

         Available Funds-For any distribution date and each of the Senior-Subordinate Loan Groups, the sum of:

         (a)      all scheduled  installments  of interest net of the related  expense fees, any excess  servicing fee described in the prospectus  supplement and principal due on the related due date and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

         (b)      (i) all  Insurance  Proceeds (to the extent not applied to restoration  of the mortgaged  property or released to the mortgagor in accordance with the applicable  servicer’s  standard  servicing  procedures)  and  Liquidation  Proceeds received during the calendar month preceding the month of that  distribution  date on the related  mortgage loans, in each case net of unreimbursed  expenses  incurred in connection  with a liquidation or foreclosure  and  unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

         (c)      all partial and full principal  prepayments received during the applicable  Prepayment Period on the related mortgage loans,  exclusive  of  prepayment  premiums and  interest  accruals  received  with any  prepayments  in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders  and such interest represents interest accruals for that month;

         (d)      amounts received for that  distribution  date in respect of the substitution of a related mortgage loan, the purchase of a related  deleted  mortgage  loan, or a repurchase of a related  mortgage loan by the seller or a purchase by the special servicer as of that distribution date;

         (e)      any amounts payable as Compensating  Interest by the master servicer or the applicable  servicer on that distribution date on the related mortgage loans; and

         (f)      minus, in the case of clauses  (a) through  (e) above,  (i) the  amounts to which the trustee,  trust  administrator, master servicer or the applicable servicer is entitled under the pooling and servicing  agreement,  including accrued and unpaid  servicing  fees or master  servicing  fees,  unreimbursed  advances  and certain  expenses,  in each case allocable to such loan group and (ii) any lender paid mortgage guaranty  insurance  premiums,  if applicable,  in the related group.

         With respect to any  distribution  date,  the due date for  substantially  all of the  mortgage  loans is the first day of the month in which that distribution  date occurs and the  determination  date is (i) with respect to each servicer other than Wells Fargo, the 10th day of the month in which that  distribution  date occurs or, if that day is not a business  day, the  immediately  succeeding business day and (ii) with respect to Wells Fargo, the business day immediately preceding the related remittance date.

         Bankruptcy  Loss  Coverage  Amount-The  aggregate  amount of  Bankruptcy  Losses that are  allocated  solely to the  Class C-B
Certificates.

         Bankruptcy  Losses-With  respect to any loan group,  Realized  Losses on the mortgage  loans in that loan group  incurred as a result of Debt Service Reductions and Deficient Valuations.

         Class C-B Component Balance-With respect to any date of determination and the  Senior-Subordinate  Loan Groups, the excess, if any,  of  (i) the  Aggregate  Loan  Group  Balance  of such  loan  group as of such  date,  over  (ii) the  then-outstanding  aggregate
Class Principal Balance of the related senior certificates as of such date.

         Class C-B  Percentage-For  any  distribution  date,  the  aggregate  Class Principal  Balance  of the  Class C-B  Certificates
immediately prior to that distribution date divided by the Aggregate Collateral Balance for that distribution date.

         Class Principal  Balance-For any class in a Senior-Subordinate Loan Group as of any date of determination,  an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

                  o        All amounts previously distributed to holders of certificates of that class as payments of principal;

                  o        The amount of Realized Losses, including Excess Losses, allocated to that class; and

                  o        In the case of the Class C-B  Certificates,  any amount  allocated to a class of Class C-B  Certificates  in reduction of its Class Principal Balance if the aggregate  Class Principal Balance of the Senior-Subordinate
                           Loan Groups exceeds the Aggregate  Collateral Balance on such date, as described below under “-Allocation of
                           Losses; Subordination of Class C-B Certificates;”

provided,  however,  that the  Class Principal  Balance of each class of  certificates  to which  Realized  Losses have been  allocated
(including any such class of  certificates  for which the  Class Principal  Balance has been reduced to zero) will be increased,  up to the amount of related  Recoveries for such  distribution  date, as follows:  (a) first,  the  Class Principal  Balance of each class of senior certificates  related to the loan group from which each Recovery was collected will be increased,  pro rata, up to the amount of
Realized Losses previously  allocated to reduce the  Class Principal  Balance of each such class of certificates,  and (b) second,  the
Class Principal  Balance  of each  class of  Class C-B  Certificates  will be  increased,  in order of  seniority,  up to the amount of
Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates.

         Compensating  Interest-With  respect to any distribution date, an amount to be paid by the related servicer as described above under  “Servicing  of Mortgage  Loans-Adjustment  to  Servicing  Fee in  Connection  with  Prepaid  Mortgage  Loans” in this term sheet supplement.

         Credit Support  Depletion  Date-The first  distribution date on which the aggregate  Class Principal  Balance of the Class C-B
Certificates has been or will be reduced to zero.

         Cut-off Date Principal Balance-The aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

         Debt  Service  Reduction-With  respect to any  mortgage  loan,  a reduction  in its  scheduled  monthly  payment by a court of competent  jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction  constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deficient  Valuation-With  respect to any mortgage  loan, a valuation  by a court of  competent  jurisdiction  in a proceeding under the United States  Bankruptcy  Code in an amount less than the then  outstanding  indebtedness  under the mortgage  loan, or that results in a permanent forgiveness of principal.

         Excess Losses-Special  Hazard Losses in excess of the Special Hazard Loss Coverage Amount,  Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

         Expense Fee Rate-As to each mortgage loan, the sum of the related  servicing fee rate,  the trust  administrator  fee rate, if applicable,  the special  servicing  fee rate,  if  applicable,  and the rate at which the premium on a lender paid  mortgage  guaranty insurance policy is calculated, if applicable.

         Fraud  Loss-With  respect to any loan group,  a Realized  Loss  sustained on a Liquidated  Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

         Fraud Loss Coverage Amount-The aggregate amount of Fraud Losses that are allocated solely to the Class C-B Certificates.

         Senior Principal Distribution Amount-For any distribution date the sum of:

                  o        the  related  Senior  Percentage  of the  Principal  Payment  Amount for the  mortgage  loans in the related mortgage group;

                  o        the related Senior  Prepayment  Percentage of the Principal  Prepayment Amount for the mortgage loans in the related mortgage group; and

                  o        the Senior Liquidation Amount for the mortgage loans in the related mortgage group.

         Insurance  Proceeds-Amounts  paid pursuant to any insurance policy, with respect to a mortgage loan that have not been used to restore  the  related  mortgaged  property  or released to the  mortgagor  in  accordance  with the terms of the pooling and  servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

         Liquidated  Mortgage Loan-A mortgage loan for which the related  servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

         Liquidation  Principal-The  principal  portion of  Liquidation  Proceeds  received on a mortgage loan that became a Liquidated
Mortgage Loan, but not in excess of the Stated Principal  Balance of that mortgage loan,  during the calendar month preceding the month of the distribution date.

         Liquidation  Proceeds-Amounts,  including  Insurance  Proceeds,  received in connection  with the  liquidation  of a defaulted mortgage loan,  whether through trustee’s sale,  foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

         Net Interest Shortfall-For any distribution date and loan group, the sum of:

                  o        the amount of interest  which would  otherwise  have been  received  for a mortgage  loan in that loan group during the prior  calendar  month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard
                           Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective  amounts of coverage provided by the Class C-B Certificates for those types of losses; and

                  o        any related Net Prepayment Interest Shortfalls.

         Net Prepayment  Interest  Shortfall-For  any distribution date and loan group, the amount by which the aggregate of Prepayment
Interest  Shortfalls  for such loan group during the related  Prepayment  Period exceeds the available  Compensating  Interest for that period.

         Prepayment  Interest  Shortfall-The  amount by which interest paid by a borrower in connection  with a prepayment of principal on a mortgage  loan,  net of the amount  required  to be paid as a  servicing  fee,  is less than one  month’s  interest at the related mortgage  rate,  net of the amount  required to be paid as a servicing  fee, on the Stated  Principal  Balance or the amount prepaid of that mortgage loan, as applicable.  No Prepayment  Interest Shortfall will be calculated for Principal  Prepayments in full received on a mortgage loan serviced by Wells Fargo or SPS if such Principal Prepayment in full is distributed to  certificateholders  in the month of receipt.

         Prepayment  Period- For any distribution  date and principal  payment in full received on a mortgage loan, and with respect to each servicer as applicable,  (1) the calendar month  preceding that  distribution  date, (2) the period from the fourteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first  distribution  date, from the Cut off Date) through the thirteenth day of the month in which that  distribution  date falls, (3) the period from the fifteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first  distribution  date, from the Cut off Date) through the  fourteenth day of the month in which that  distribution  date falls or (4) such other period as described in the related  servicing  agreement.  For any  distribution  date and all mortgage  loans and any principal  prepayment in part, the calendar month preceding that distribution date.

         Principal Payment Amount-For any distribution date and each of the Senior-Subordinate Loan Groups the sum of:

                  o        scheduled  principal  payments on the mortgage  loans in that loan group due on the due date related to that distribution date;

                  o        the principal  portion of repurchase  proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing  agreement  during the applicable period preceding that distribution date; and

                  o        any other  unscheduled  payments of principal  that were  received on the mortgage  loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

         Principal Prepayment  Amount-For any distribution date and a loan group, the sum of (i) all Principal  Prepayments in full and in part in that loan group which were received during the applicable  Prepayment  Period preceding that  distribution date and (ii) all
Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

         Principal  Prepayments-Any  mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Realized  Loss-The  amount  determined  by the related  servicer and  evidenced by an officers’  certificate  delivered to the trustee and trust administrator, in connection with any mortgage loan equal to:

                  o        for any Liquidated  Mortgage Loan, the excess of its Stated Principal  Balance plus interest at a rate equal to the  applicable  net mortgage  rate from the due date as to which  interest was last paid up to the first due date after the  liquidation  over any  proceeds  received  in  connection  with the  liquidation,  after application of all  withdrawals  permitted to be made by that servicer from the  collection  account for the mortgage loan;

                  o        for any  mortgage  loan that has  become  the  subject of a  Deficient  Valuation,  the excess of the Stated
                           Principal  Balance  of the  mortgage  loan over the  principal  amount as  reduced  in  connection  with the proceedings resulting in the Deficient Valuation; or

                  o        for any mortgage  loan that has become the subject of a Debt  Service  Reduction,  the present  value of all monthly Debt Service  Reductions  on the mortgage  loan,  assuming that the  mortgagor  pays each  scheduled monthly  payment on the applicable due date and that no principal  prepayments  are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

         Recovery-With  respect  to any  Liquidated  Mortgage  Loan and  distribution  date,  an amount  received  in  respect  of such
Liquidated  Mortgage Loan during the prior calendar month which has previously  been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

         Relief Act-The Servicemembers Civil Relief Act, as amended, and any similar state or local statute.

         Relief Act  Reduction-A  reduction in the amount of the scheduled  interest  payment on a mortgage loan pursuant to the Relief
Act.

         Senior  Liquidation  Amount-For any distribution  date and for any of the  Senior-Subordinate  Loan Groups,  for each mortgage loan that became a Liquidated  Mortgage Loan during the calendar  month  preceding the month of that  distribution  date, the lesser of
(i) the  related  Senior  Percentage  of the Stated  Principal  Balance of that mortgage loan and (ii) the  related  Senior  Prepayment
Percentage of the Liquidation Principal with respect to that mortgage loan.

         Senior  Percentage-For any distribution date and loan group, the percentage  equivalent of a fraction,  the numerator of which is the  aggregate  Class Principal  Balance of the  classes of senior  certificates  related  to such group  immediately  prior to that distribution  date and the  denominator  of which is the  Aggregate  Loan Group  Balance for such loan group as of the first day of the related  Collection  Period,  subject to  adjustment  for  prepayments  in full  received  and  distributed  in the month prior to that distribution date.

         Senior Prepayment  Percentage-With  respect to the mortgage loans in each  Senior-Subordinate  Loan Group and any distribution date occurring during the seven years beginning on the first  distribution  date, 100%.  Thereafter,  the Senior Prepayment  Percentage will,  except as described  below,  be subject to gradual  reduction as described in the  following  paragraph.  This  disproportionate allocation  of  unscheduled  payments in respect of  principal  will have the effect of  accelerating  the  amortization  of the senior certificates  while, in the absence of Realized Losses,  increasing the interest in the aggregate Stated Principal Balance evidenced by
the  Class C-B   Certificates.   Increasing  the  respective  interest  of  the  Class C-B   Certificates   relative  to  that  of  the
Senior-Subordinate Certificates is intended to preserve the availability of the subordination provided by the Class C-B Certificates.

         The Senior  Prepayment  Percentage for each group and any distribution  date occurring on or after the seventh  anniversary of the first distribution date will be as follows:

                  o     for any distribution  date in the first year thereafter,  the related Senior Percentage plus 70% of the related
         Subordinate Percentage for that distribution date;

                  o     for any distribution date in the second year thereafter,  the related Senior Percentage plus 60% of the related
         Subordinate Percentage for that distribution date;

                  o     for any distribution  date in the third year thereafter,  the related Senior Percentage plus 40% of the related
         Subordinate Percentage for that distribution date;

                  o     for any distribution date in the fourth year thereafter,  the related Senior Percentage plus 20% of the related
         Subordinate Percentage for that distribution date; and

                  o     for any  distribution  date  after  the  fourth  year  thereafter,  the  related  Senior  Percentage  for  that distribution date.

         There are important exceptions to the calculations of the Senior Prepayment  Percentage  described in the above paragraph.  On any  distribution  date,  and for the mortgage loans in each  Senior-Subordinate  Loan Group (i) if the Senior  Percentage  exceeds its initial Senior  Percentage,  the Senior Prepayment  Percentage for each group for that distribution date will equal 100%, (ii) if on or before the distribution  date three years from the closing date, the Class C-B  Percentage for such  distribution  date is greater than or equal to twice the Class C-B  Percentage  as of the closing  date,  then the Senior  Prepayment  Percentage  for each group for such distribution  date will equal the related Senior  Percentage,  plus 50% of the related  Subordinate  Percentage  for that  distribution date, and (iii) if after the distribution  date three years from the closing date, the Class C-B  Percentage for such distribution date is greater than or equal to twice the Class C-B  Percentage  as of the closing date,  then the Senior  Prepayment  Percentage  for each group for such distribution date will equal the related Senior Percentage.

         Notwithstanding  the foregoing,  the Senior  Prepayment  Percentage for the related group will equal 100% for any distribution date as to which (i) the  outstanding  principal  balance  of the  mortgage  loans in the  related  group,  delinquent  60 days or more
(including all REO and loans in  foreclosure)  averaged over the preceding six month period,  as a percentage of the related  Class C-B
Component  Balance as of that  distribution  date is equal to or greater than 50% or (ii)  cumulative  Realized Losses for the mortgage loans in the related group exceed:

                  o     for any distribution  date prior to the third  anniversary of the first  distribution  date, 20% of the related original Class C-B Component Balance;

                  o     for any distribution  date on or after the third  anniversary but prior to the eighth  anniversary of the first distribution date, 30% of the related original Class C-B Component Balance;

                  o     for any distribution  date on or after the eighth  anniversary but prior to the ninth  anniversary of the first distribution date, 35% of the related original Class C-B Component Balance;

                  o     for any  distribution  date on or after the ninth  anniversary but prior to the tenth  anniversary of the first distribution date, 40% of the related original Class C-B Component Balance;

                  o     for any distribution date on or after the tenth anniversary but prior to the eleventh  anniversary of the first distribution date, 45% of the related original Class C-B Component Balance; and

                  o     for any  distribution  date on or after the eleventh  anniversary  of the first  distribution  date, 50% of the related original Class C-B Component Balance.

         If the Senior  Prepayment  Percentage  for one group  equals  100% due to the  limitations  set forth  above,  then the Senior
Prepayment Percentage for the other groups will equal 100%.

         If on any  distribution  date the allocation to the class of senior  certificates  then entitled to distributions of principal payments in full and partial  principal  prepayments  and other amounts in the percentage  required above would reduce the  outstanding
Class Principal  Balance of that class below zero, the distribution to that class of certificates of the Senior  Prepayment  Percentage of those amounts for that distribution  date will be limited to the percentage  necessary to reduce the related Class Principal Balance to zero.

         Special  Hazard  Loss-With  respect to the  Senior-Subordinate  Loan Groups,  a Realized  Loss on a mortgage loan in that loan group  attributable  to damage or a direct  physical  loss  suffered by a mortgaged  property  (including  any Realized Loss due to the presence or suspected  presence of hazardous  wastes or substances on a mortgaged  property) other than any such damage or loss covered by a hazard policy or a flood insurance  policy  required to be maintained in respect of such mortgaged  property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

         Special Hazard Loss Coverage  Amount-The  aggregate amount of Special Hazard Losses that are allocated solely to the Class C-B
Certificates.

         Stated Principal  Balance-As to any mortgage loan and any date of  determination,  the principal balance of that mortgage loan as of the cut-off date,  after  application  of all  scheduled  principal  payments due on or before the cut-off  date,  whether or not received,  reduced by all amounts  allocable  to  principal  that have been  distributed  to  certificateholders  with  respect to that mortgage  loan on or before that date of  determination,  and as further  reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

         Subordinate  Liquidation  Amount-For any distribution  date and loan group, the excess,  if any, of the aggregate  Liquidation
Principal for all mortgage loans related to that group that became  Liquidated  Mortgage Loans during the calendar month  preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

         Subordinate  Percentage-For any distribution date and the Senior-Subordinate  Loan Groups, the excess of 100% over the related
Senior Percentage for that date.

         Subordinate Prepayment  Percentage-For any distribution date and the  Senior-Subordinate  Loan Groups, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided,  however, that if the aggregate  Class Principal Balance of the related  senior  certificates  has been reduced to zero,  then the  Subordinate  Prepayment  Percentage for that loan group will equal 100%.

         Subordinate Principal  Distribution  Amount-For any distribution date and the  Senior-Subordinate  Loan Groups, the sum of the
following amounts calculated for each group:

                  o        the related Subordinate Percentage of the related Principal Payment Amount;

                  o        the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and

                  o        the related Subordinate Liquidation Amount;

                  less

                  o        the amount of certain cross-collateralization payments as described under
                           “-Cross-Collateralization-The Senior-Subordinate Loan Groups.”

         Subordination  Level-On any distribution  date for any class of Class C-B  Certificates,  the percentage  obtained by dividing the sum of the  Class Principal  Balances of all classes of Class C-B  Certificates  which are  subordinate in right of payment to that class by the  Class Principal  Balances of all classes in the  Senior-Subordinate  Loan Groups,  in each case immediately prior to that distribution date.

Priority of Distributions-The Senior-Subordinate Loan Groups

         Distributions will in general be made to the extent of the related Available Funds for the  Senior-Subordinate  Loan Groups in
the order and priority as follows:

                  o        first,  to the senior  certificates  of the related  group,  accrued and unpaid  interest  as  described  in
                           “-Distributions of Interest-The Senior-Subordinate Loan Groups” herein; and

                  o        second, to the senior certificates of the related group, principal as described in
                           “-Distributions of Principal-The Senior-Subordinate Loan Groups.”

         After giving effect to the  distributions  set forth in the previous  paragraph,  all such remaining  Available  Funds will be aggregated and the following  distributions  will be made in the priority set forth below,  subject to any payments required to be made to the Senior-Subordinate Certificates as described herein under “-Cross Collateralization-the Senior-Subordinate Loan Groups.”

                  o        first, to each class of Class C-B Certificates,  interest and then principal,  if applicable,  in increasing order of alphanumerical  class designation,  with both interest and principal being paid to one class before any payments are made to the next class; and

                  o        second, to the Class AR-L or Class AR Certificates,  as appropriate,  the remainder (which is expected to be zero) of all Available Funds.

         Distributions  of  interest  and  principal  to the  Senior-Subordinate  Certificates  will be based on  payments  received or
advanced   for  the   mortgage   loans   in  the   related   group   except   under   the   limited   circumstances   described   under
“-Cross-Collateralization-The  Senior-Subordinate  Loan Groups.”  Distributions of interest and principal to the Class C-B Certificates will be based on payments received or advanced for the Senior-Subordinate Loan Group mortgage loans.

Distributions of Interest-The Senior-Subordinate Loan Groups

         The  pass-through  rates for the  Senior-Subordinate  Certificates  are  described  in the term sheet to which this term sheet relates.

         The  pass-through  rate on the Class C-B  Certificates  will equal,  on any  distribution  date,  the quotient  expressed as a percentage,  of (a) the sum obtained by adding each of the products  obtained by multiplying the weighted  average  pass-through  rates for  each  Senior-Subordinate  Loan  Group  for that  distribution  date and the  Class C-B  Component  Balance  for each  such  Senior
Subordinate Loan Group immediately prior to such distribution  date,  divided by (b) the aggregate of the Class C-B  Component Balances for a Senior-Subordinate Loan Group immediately prior to such distribution date.

         With  respect to each class in the  Senior-Subordinate  Loan Groups and each  distribution  date,  an amount of interest  will accrue on each such class of certificates,  generally equal to 1/12th of the applicable  pass-through rate for that class multiplied by the related  Class Principal  Balance  immediately prior to that distribution  date.  Interest to be distributed on the certificates on any  distribution  date will consist of accrued and unpaid interest as of the previous  distribution  dates and interest accrued during the  preceding  Accrual  Period.  Interest  will accrue on each class in the  Senior-Subordinate  Loan Groups on the basis of a 360-day year consisting of twelve 30-day months.

         The interest entitlement described above for each class of senior certificates in the  Senior-Subordinate  Loan Groups will be reduced by Net Interest  Shortfalls  experienced by the mortgage loans in the related group for that distribution date and the interest entitlement  described  above  for  the  Class C-B  Certificates  will  be  reduced  by  Net  Interest  Shortfalls  experienced  by the
Senior-Subordinate  Loan Group mortgage loans for that  distribution  date. Net Interest  Shortfalls on any  distribution  date will be allocated  pro rata among all such  classes  of  certificates  related to such  group,  based on the amount of  interest  each of those classes of  certificates  would otherwise be entitled to receive on that  distribution  date from such group before taking into account any reduction in the amounts resulting from Net Interest  Shortfalls.  The amount a class of Class C-B  Certificates would otherwise be entitled to receive from the mortgage  loans in a loan group before taking into account any such  reduction will be based on the amount of  interest  accruing  at the  applicable  weighted  average  pass-through  rate on that  class’s  proportionate  share,  based on the
Class Principal Balance, of the related Class C-B Component Balance for that distribution date.

Distributions of Principal-The Senior-Subordinate Loan Groups

General.

         On each distribution  date,  certificateholders  will be entitled to receive principal  distributions from the funds available therefor  to the  extent  and in  the  priority  described  in  this  term  sheet  supplement.  See  “ -Priority  of  Distributions-The
Senior-Subordinate  Loan Groups” in this term sheet supplement.  The  Senior-Subordinate  Certificates will receive principal collected
from  the  Senior-Subordinate  Loan  Group  mortgage  loans,  respectively,   except  under  the  limited  circumstances  described  in
“-Cross-Collateralization-The  Senior-Subordinate  Loan Groups.” The Class C-B  Certificates will receive principal  collected from the
Senior-Subordinate Loan Group mortgage loans.

Senior Principal Distribution Amount.

         On each  distribution  date, an amount,  up to the amount of the Senior Principal  Distribution  Amount for that  distribution date, will be distributed as principal, to the following classes in the following order:

          (i)     first, to the Class AR and Class AR-L  Certificates,  pro rata,  based on  Class Principal  Balances,  until their respective Class Principal Balances have been reduced to zero; and

          (ii)    second,  the Senior  Principal  Distribution  Amount for that  distribution  date remaining after making the payments specified in clause (i) above,  to the Class A  Certificates,  pro rata, based on Class Principal  Balances, until their respective Class Principal Balances have been reduced to zero.

Subordinate Principal Distribution Amount to the Class C-B Certificates.

         On  each  distribution  date,  an  amount,  up to the  amount  of the  Subordinate  Principal  Distribution  Amount  for  that distribution date, will be distributed as principal, to the Class C-B  Certificates,  in accordance with the priorities set forth above in “-Priorities  of  Distributions”  and to the extent of amounts  available  therefor.  Each class of Class C-B  Certificates  will be entitled to receive  (except on  distribution  dates on which the  Subordination  Level for any class of the Class C-B  Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective  Class Principal  Balance, of the
Subordinate  Principal  Distribution  Amount.  Distributions  of  principal  of  the  Class C-B  Certificates  will  be  made  on  each distribution date sequentially in the order of their  alphanumerical  class designation,  beginning with the Class C-B-1  Certificates, until each class of Class C-B  Certificates  has received  its  respective  pro rata share of the  Subordinate  Principal  Distribution
Amount for that distribution date.  See “-Priority of Distributions-The Senior-Subordinate Loan Groups” in this term sheet supplement.

         For each class of Class C-B  Certificates,  if on any distribution date the related  Subordination Level of that class is less than the related  Subordination  Level of such class as of the closing  date, no  distributions  of principal  prepayments  in full and partial  principal  prepayments will be made to any class or classes junior to that class. The amount otherwise  distributable to those
classes  will  be  allocated  among  the  remaining  classes  of  Class C-B  Certificates,   pro  rata,  based  upon  their  respective
Class Principal Balances.

Allocation of Losses; Subordination of Class C-B Certificates

         Credit enhancement for the  Senior-Subordinate  Certificates includes the subordination of the Class C-B  Certificates and the priority of application of Realized Losses.  The Class C-B  Certificates  will be subordinate in right of payment of and provide credit support to the  Senior-Subordinate  Certificates to the extent  described in this term sheet  supplement.  The support  provided by the
Class C-B  Certificates  is intended to enhance the likelihood of regular  receipt by the  Senior-Subordinate  Certificates of the full amount of the  monthly  distributions  of  interest  and  principal  to which they are  entitled  and to afford the  Senior-Subordinate
Certificates protection against certain losses.

         Any Realized Loss with respect to a  Senior-Subordinate  Loan Group mortgage loan, except for Excess Losses, will be allocated among the Senior-Subordinate Loan Groups as set forth in the term sheet to which this term sheet supplement relates.

         On each  distribution  date,  Excess  Losses with  respect to principal  will be  allocated  pro rata among the classes in the
Senior-Subordinate Loan Groups, based on their respective Class Principal Balances.

         On each  distribution  date, if the aggregate  Class Principal  Balance of all classes in the  Senior-Subordinate  Loan Groups exceeds the Aggregate  Collateral  Balance after giving effect to  distributions of principal and the allocation of all losses to these certificates on that  distribution  date, that excess will be deemed a principal loss and will be allocated to the most junior class of
Class C-B Certificates then outstanding.

         Investors in the  Senior-Subordinate  Certificates should be aware that because the Class C-B Certificates represent interests in the  Senior-Subordinate  Loan Groups,  the  Class Principal  Balances of the  Class C-B  Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in any one of these groups.  Therefore,  notwithstanding that Realized  Losses on the mortgage  loans in each loan group may only be allocated to the related  senior  certificates,  other than
Excess Losses,  the  allocation to the Class C-B  Certificates  of Realized  Losses on the mortgage loans in a loan group will increase the likelihood that losses may be allocated to the senior certificates unrelated to such loan group.

         The  Class C-B  Certificates  will provide  limited  protection to the classes of  certificates  of higher  relative  priority against Special Hazard Losses Bankruptcy Losses and Fraud Losses.

         The  Fraud  Loss  Coverage  Amount  will be  reduced,  from  time to time,  by the  amount of Fraud  Losses  allocated  to the
Certificates.  In addition,  (a) on each  anniversary  prior to the fifth  anniversary  of the cut-off  date,  the Fraud Loss  Coverage
Amount  will  be  reduced  to an  amount  equal  to the  lesser  of  (A) 1.00%  of  the  current  aggregate  principal  balance  of the
Senior-Subordinate  Loan Group mortgage loans and (B) the excess of the Fraud Loss Coverage  Amount as of the preceding  anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Class C-B  Certificates since such preceding  anniversary, and (b) on the fifth anniversary of the cut-off date, zero.

         The Bankruptcy Loss Coverage Amount will be reduced,  from time to time, by the amount of Bankruptcy  Losses  allocated to the
Class C-B Certificates.

         The Special Hazard Loss Coverage  Amount will be reduced,  from time to time, to an amount equal on any  distribution  date to the lesser of:
         (A)      the greatest of:

               o    1% of the Aggregate Collateral Balance on such distribution date,

               o    twice the Stated Principal Balance of the largest mortgage loan in a Senior-Subordinate Loan Group, or

               o    the aggregate Stated Principal Balance of the mortgage loans in a  Senior-Subordinate  Loan Group secured by mortgaged  properties  located in the single  California  postal zip code area having the highest  aggregate Stated
                    Principal Balance of any such zip code area; and

           (B)    the Special  Hazard Loss  Coverage  Amount as of the closing date less the amount,  if any, of Special  Hazard Losses allocated to the Class C-B Certificates since the closing date.

         The amount of coverage  provided by the Class C-B  Certificates for Special Hazard Losses,  Bankruptcy Losses and Fraud Losses
may be  cancelled  or  reduced  from  time to time for each of the  risks  covered,  provided  that the  then  current  ratings  of the certificates  assigned by the applicable rating agencies are not adversely affected thereby. In addition,  a reserve fund or other form of credit support may be substituted for the protection  provided by the Class C-B  Certificates for Special Hazard Losses,  Bankruptcy
Losses and Fraud Losses.

         Investors in the  Senior-Subordinate  Certificates  should be aware that the  applicable  coverage for Special  Hazard Losses,
Fraud Losses and Bankruptcy  Losses cover mortgage loans in the  Senior-Subordinate  Loan Groups. In the event mortgage loans in one of the loan groups suffers a high level of losses,  the available  coverage for the certificates  related to the other loan groups will be reduced and may cause the  certificates  related to the other loan groups to suffer losses in the event  mortgage loans in either group suffer losses after the available coverage has been exhausted.

Cross-Collateralization-The Senior-Subordinate Loan Groups

Cross-Collateralization due to rapid prepayments.

         On each  distribution  date prior to the  Credit  Support  Depletion  Date,  but after the date on which any of the  aggregate
Class Principal  Balance of the Senior-Subordinate  Certificates has been reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full,  will be paid to the senior  certificates  of the other groups.  Such amount will be allocated between the other groups,  pro rata based on aggregate  Class Principal  Balance and paid to the senior  certificates in such groups in the same priority as such certificates would receive other  distributions of principal.  However,  principal will not be distributed as described above if on that distribution  date (a) the Class C-B  Percentage for that distribution date is greater than or equal to 200%
of the Class C-B  Percentage as of the closing date and (b) the  average  outstanding  principal  balance of the mortgage loans in each group delinquent 60 days or more over the last six months, as a percentage of the related  Class C-B  Component  Balance,  is less than
50%. If principal  from one Group is  distributed  to the senior  certificates  of the other groups  according to this  paragraph,  the
Class C-B Certificates will not receive this principal amount.

Cross-Collateralization due to disproportionate realized losses in one group.

         If on any distribution  date the  Class Principal  Balance of any of the  Senior-Subordinate  Certificates is greater than the
Aggregate Loan Group Balance of the related loan group (the “Undercollateralized Group”), then the following will occur:

                  o        The  Available   Funds  in  the  other  groups  that  are  not  an   Undercollateralized   Group (each,   an
                           “Overcollateralized  Group”) will be reduced,  after distributions of interest to the senior certificates of each  Overcollateralized  Group,  in an  aggregate  amount  equal to one month’s  interest on the  Principal
                           Transfer Amount of each  Undercollateralized  Group at the weighted average  pass-through rate applicable to the  Undercollateralized  Group or  Groups  and that  amount  will be added  to the  Available  Funds of the applicable Undercollateralized Group; and

                  o        The portion of the Available  Funds in respect of principal on the mortgage loans in the  Overcollateralized
                           Group or  Groups,  after  distributions of principal to the senior  certificates of each  Overcollateralized
                           Group,  will  be  distributed  to the  senior  certificates  of  each  Undercollateralized  Group until  the
                           Class Principal  Balance of the senior certificates of each  Undercollateralized  Group equals the Aggregate
                           Loan Group Balance of the related group.

         Consequently,  the  Class C-B  Certificates  will not receive any  distributions  of principal  until the  Undercollateralized
Group or Groups are no longer undercollateralized.

         On each Distribution  Date, the “Principal  Transfer Amount” for an  Undercollateralized  Group will equal the excess, if any, of the  Class Principal  Balance of the senior  certificates  related to such  Undercollateralized  Group over the Aggregate Loan Group
Balance of such Undercollateralized Group.

         For each  distribution  date and any  group,  the  “Overcollateralization  Amount”  for such  group is  the  excess of (i) the
Aggregate Loan Group Balance of such group over (ii) the aggregate  Class Principal  Balance of the Senior Certificates related to that group.

         In the event more than one group is an  Overcollateralized  Group on any distribution date,  reductions in the Available Funds of such groups to make  payment to the  Undercollateralized  Group or  Groups will be made pro rata based on the  Overcollateralization
Amount for each  Overcollateralized  Group. In the event more than one group is an Undercollateralized  Group on any distribution date, payments  made to such groups from the  Available  Funds of the  Overcollateralized  Group will be made pro rata based on the amount of payments required to be made to the Undercollateralized Groups.

         All or a  portion  of the  distributions  to  the  Senior-Subordinate  Certificates  pursuant  to the  cross-collateralization provisions  described above,  may be made on the distribution  date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

         In  the  event  that  the  weighted  average  of  the   pass-through   rates  of  the  senior   certificates   related  to  an
Undercollateralized  Group is  greater than the weighted average of the pass-through  rates of the senior  certificates  related to the
Overcollateralized  Group or Groups, the payment of interest to such senior certificates  related to the  Undercollateralized  Group or
Groups from the  interest  collected on the  Overcollateralized  Group or  Groups may cause a shortfall in the amount of principal  and interest otherwise  distributable to the Class C-B  Certificates.  In addition,  after the aggregate principal balance of the Class C-B
Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates.

Glossary of Terms-The Floating Rate Loan Group Certificates

         The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the  Floating  Rate Loan Group
Certificates.  Certain  capitalized  terms used to describe the Floating Rate Loan Group  Certificates  are defined under “-Glossary of
Terms-The Senior Subordinate Certificates.”

         Accrual  Period-For any class of Floating Rate Loan Group  Certificates  and any distribution  date, the period  commencing on the  immediately  preceding  distribution  date (or the closing date,  in the case of the first  Accrual  Period) and ending on the day immediately preceding the related distribution date.

         Aggregate  Loan  Group Balance-For  the Floating  Rate Loan Group and any date of  determination,  the aggregate of the Stated
Principal Balance of the mortgage loans in the Floating Rate Loan Group as of the last day of the related Collection  Period,  plus the amount, if any, then on deposit in the prefunding account.

         Basis Risk  Shortfall-For any class of Floating Rate Loan Group  Certificates,  other than the Excess Cash Flow  Certificates, and any distribution date, the sum of:

         (1)   the excess,  if any, of the related Current Interest  calculated on the basis of the least of  (x) one-month  LIBOR plus the applicable certificate margin,  (y) the Maximum Interest Rate and (z) 11.00%,  over the related Current Interest for the applicable distribution date;

         (2)      any amount described in clause (1) remaining unpaid from prior distribution dates; and

         (3)   interest  on the  amount  in  clause  (2) for  the  related  Accrual  Period  calculated  on the  basis of the  least of
               (x) one-month LIBOR plus the applicable  certificate margin,  (y) the Maximum Interest Rate and (z) the amount set forth in the term sheet attached hereto.

         Carryforward  Interest-For any class of Floating Rate Loan Group  Certificates  and any distribution  date, the sum of (1) the amount,  if any, by which  (x) the sum of  (a) Current  Interest for such class for the  immediately  preceding  distribution  date and
(b) any  unpaid  Carryforward  Interest for such class from  previous  distribution  dates  exceeds  (y) the  amount paid in respect of interest on such class on such  immediately  preceding  distribution  date,  and  (2) interest  on such amount for the related  Accrual
Period at the applicable pass-through rate.

         Class Principal  Balance-For any class of Floating Rate Loan Group  Certificates,  as of any date of determination,  an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

              o   All amounts previously distributed to holders of certificates of that class as payments of principal; and

              o   Applied Loss Amounts (as defined below under “-Credit Enhancement”) previously allocated to that class;

provided,  however,  that the Class Principal  Balance of the Floating Rate Loan Group Senior Certificates and Floating Rate Loan Group
Subordinate  Certificates  (including  any such class of Floating  Rate Loan Group Senior  Certificates  and  Floating  Rate Loan Group
Subordinate  Certificates  for which the  Class Principal  Balance has been reduced to zero) will be  increased in an aggregate  amount equal to the related  Recoveries  received in respect of any distribution date as follows:  in order of seniority,  up to the amount of the Deferred Amount for that class.

         Collection  Period-For  any  distribution  date is the  period  from the second day of the month  immediately  preceding  such distribution date to and including the first day of the month of that distribution date.

         Compensating  Interest-For  each of the floating group mortgage loans and any  distribution  date, an amount to be paid by the master servicer or the servicer of that mortgage loan as described  above under  “Servicing of Mortgage  Loans-Adjustment  to Servicing
Fee in Connection with Prepaid Mortgage Loans” in this term sheet supplement.

         Credit Support  Depletion  Date-The first  distribution  date on which the aggregate  Class Principal  Balance of the Floating
Rate Loan Group Subordinate Certificates has been or will be reduced to zero.

         Current  Interest-For any class of Floating Rate Loan Group  Certificates  and any  distribution  date, the amount of interest accruing at the applicable pass-through rate on the related  Class Principal Balance during the related Accrual Period;  provided, that as to each class of Floating Rate Loan Group  Certificates,  the Current Interest will be reduced by a pro rata portion of any Interest
Shortfalls to the extent not covered by excess interest.

         Cut-off Date Principal Balance-The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

         Deferred  Amount-For any class of the Floating Rate Loan Group Senior  Certificates  and Floating Rate Loan Group  Subordinate
Certificates,  other than the  Excess  Cash Flow  Certificates,  and any  distribution  date,  will  equal the amount by which  (x) the aggregate  of the Applied  Loss  Amounts (as  defined  below under  “Credit  Enhancement-The  Floating  Rate Loan Group  Certificates”)
previously applied in reduction of the  Class Principal  Balance thereof exceeds (y) the sum of (a) the aggregate of amounts previously paid in reimbursement thereof and (b) any increases to the Class Principal Balance as a result of Recoveries.

         Delinquency  Rate-For any month will be,  generally,  the fraction,  expressed as a percentage,  the numerator of which is the aggregate  outstanding  Stated Principal  Balance of all Floating Rate Loan Group mortgage loans 60 or more days delinquent  (including all  foreclosures  and REO  Properties) as of the close of business on the last day of such month,  and the denominator of which is the
Aggregate Loan Group Balance as of the close of business on the last day of such month.

         Floating  Rate Loan Group  Interest  Remittance  Amount-As  set forth in the term  sheet to which  this term sheet  supplement relates.

         Floating Rate Loan Group Net Funds Cap- As set forth in the term sheet to which this term sheet supplement relates.

         Insurance  Proceeds-Amounts  paid pursuant to any insurance  policy,  with respect to a mortgage loan, that have not been used to restore the related  mortgaged  property or released to the  mortgagor  in  accordance  with the terms of the pooling and  servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

         Interest  Shortfall-For  any  distribution  date is equal to the  aggregate  shortfall,  if any,  in  collections  of interest
(adjusted to the related net mortgage  rate) on the Floating Rate Loan Group mortgage loans  resulting from  (a) principal  prepayments in full and in part received during the related  Prepayment Period to the extent not covered by Compensating  Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

         Liquidated  Mortgage Loan-A mortgage loan for which the related  servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

         Liquidation  Proceeds-Amounts,  including  Insurance  Proceeds,  received in connection  with the  liquidation  of a defaulted mortgage loan,  whether through trustee’s sale,  foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

         Maximum  Interest  Rate-For any  distribution  date, an annual rate equal to the weighted  average of the Rate Ceilings of the mortgage  loans in the Floating Rate Loan Group,  minus the weighted  average  expense fee rate of the mortgage  loans in such Floating
Rate Loan Group.

         Monthly  Excess  Cashflow-For  any  distribution  date,  an amount  equal to the sum of the Monthly  Excess  Interest  and the
Overcollateralization  Release Amount,  if any, for such date, plus any amounts applied  pursuant to clauses  I(vii) and  II(vii) under
“Distributions of Principal- The Floating Rate Loan Group Certificates.”

         Net Mortgage  Rate-With  respect to any mortgage  loan,  the rate per annum equal to the mortgage rate minus the rate at which the expense fees accrue.  The mortgage rate of a mortgage loan is the rate at which interest  accrues at the time of  determination  on that mortgage loan in accordance with the terms of the related mortgage note.

         Optimal Interest  Remittance  Amount-For any distribution  date and loan group, will be equal to the excess of (i) the product of (1) (x) the  weighted  average Net Mortgage Rates of the mortgage loans in the related loan group as of the first day of the related
Collection Period divided by (y) 12 and (2) the  applicable  Aggregate Loan  Group Balance for the immediately  preceding  distribution date,  over  (ii) any  expenses  that  reduce the  Interest  Remittance  Amount for that loan group that did not arise as a result of a default or delinquency of the applicable mortgage loans or were not taken into account in computing the expense fee rate.

         Overcollateralization  Amount-For any distribution  date will be equal to the amount,  if any, by which (x) the Aggregate Loan
Group  Balance  for such  distribution  date  exceeds  (y) the  aggregate  Class Principal  Balance  of the  Floating  Rate Loan  Group
Certificates after giving effect to payments on such distribution date.

         Overcollateralization  Deficiency-For  any  distribution  date will be equal to the amount,  if any, by which (x) the Targeted
Overcollateralization  Amount for such  distribution  date exceeds (y) the  Overcollateralization  Amount for such  distribution  date, calculated for this purpose after giving effect to the reduction on such  distribution  date of the aggregate  Class Principal  Balance of the Floating Rate Loan Group  Certificates  resulting from the payment of the Principal  Payment Amount on such  distribution  date, but prior to allocation of any Applied Loss Amount on such distribution date.

         Overcollateralization  Release  Amount-For any distribution  date will be equal to the lesser of (x) the  aggregate  Principal
Remittance  Amount  for the  Floating  Rate Loan  Group  for such  distribution  date and  (y) the  amount,  if any,  by which  (1) the
Overcollateralization  Amount for such date,  calculated  for this purpose on the basis of the  assumption  that 100% of the  aggregate
Principal  Remittance  Amount for the Floating  Rate Loan Group for such date is applied on such date in reduction of the  aggregate of the Class Principal Balances of the Floating Rate Loan Group Certificates,  exceeds (2) the Targeted  Overcollateralization  Amount for such date.

         Payahead-Any  scheduled  payment  intended by the related  mortgagor to be applied in a Collection  Period  subsequent  to the
Collection Period in which such payment was received.

         Principal  Payment  Amount-For  any  distribution  date will be equal to the  aggregate  Principal  Remittance  Amount for the
Floating Rate Loan Group for such date minus the  Overcollateralization  Release Amount,  if any, for such date,  plus, with respect to the  distribution  date in  February 2006,  the  amount  remaining,  if any,  on deposit  in the  prefunding  account at the end of the prefunding period, exclusive of investment income thereon.

         Principal  Remittance  Amount-For  any  distribution  date and the  Floating  Rate Loan  Group,  will equal the sum of (1) all principal  collected  (other than  Payaheads) or advanced in respect of scheduled  payments on the mortgage  loans in the Floating Rate
Loan Group during the related  Collection Period (less unreimbursed  advances,  servicing advances and other amounts due to a servicer, the master  servicer,  the trustee and the trust  administrator  with respect to the mortgage loans in the Floating Rate Loan Group, to the extent  allocable to principal) and the principal  portion of Payaheads  previously  received on the mortgage loans in the Floating
Rate Loan Group and intended for  application in the related  Collection  Period,  (2) all  principal  prepayments  received during the related  Prepayment  Period,  (3) the  outstanding  Stated Principal Balance of each mortgage loan in the Floating Rate Loan Group that was repurchased by the seller or purchased by the special servicer during the period  described in the pooling and servicing  agreement relating to such  distribution  date,  (4) the portion of any substitution  amount paid with respect to any replaced  mortgage loans in the Floating  Rate Loan Group during the related  Collection  Period  allocable to  principal,  (5) all  Liquidation  Proceeds  (net of unreimbursed advances,  servicing advances and other expenses, to the extent allocable to principal) and Recoveries,  if any, collected with respect to the mortgage loans in the Floating Rate Loan Group during the period  described in the pooling and servicing  agreement relating to such distribution  date, to the extent allocable to principal,  and (6) amounts  withdrawn from any related the Cap Account to cover Realized Losses on the floating group mortgage loans incurred during the related Collection Period.

         Recovery-With  respect  to any  Liquidated  Mortgage  Loan and  distribution  date,  an amount  received  in  respect  of such
Liquidated  Mortgage Loan during the prior calendar month which has previously  been allocated to a class or classes of certificates in accordance with the pooling and servicing agreement, net of reimbursable expenses.

         Rolling Three Month Delinquency Rate-For any distribution date will be the fraction,  expressed as a percentage,  equal to the average  of the  Delinquency  Rates for each of the three (or one and two,  in the case of the  first and  second  distribution  dates)
immediately preceding months.

         Senior  Enhancement  Percentage-For  any distribution date will be the fraction,  expressed as a percentage,  the numerator of which  is the  sum of the  aggregate  Class Principal  Balance  of the  Floating  Rate  Loan  Group  Subordinate  Certificates  and the
Overcollateralization  Amount (which,  for purposes of this  definition  only,  shall not be less than zero), in each case after giving effect to payments on such  distribution  date (assuming no Trigger Event is in effect),  and the denominator of which is the Aggregate
Loan Group Balance for such distribution date.

         Senior Principal Payment Amount-As set forth in the term sheet to which this term sheet supplement relates.

         Stepdown Date-As set forth in the term sheet to which this term sheet supplement relates.

Distributions of Interest-The Floating Rate Loan Group Certificates

         The per annum  pass-through  rates for the  certificates  are described in the term sheet to which this term sheet  supplement relates.

         The amount of interest payable on each  distribution  date in respect of each class of Floating Rate Loan Group  Certificates, other than the Excess  Cash Flow  Certificates,  will equal the sum of  (1) Current  Interest  for such class on such date and  (2) any
Carryforward  Interest for such class and date.  Interest  will accrue on each class of Floating  Rate Loan Group  Certificates,  other than the Excess Cash Flow Certificates, on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

         With respect to each  distribution  date, to the extent that a Basis Risk Shortfall exists for any class of Floating Rate Loan
Group  Certificates,  other than the Excess  Cash Flow  Certificates,  such  class  will be  entitled  to the amount of such Basis Risk
Shortfall.  Such  classes  will be  entitled to receive  the amount of any Basis Risk  Shortfall  in  accordance  with the  priority of payments described herein under “-Credit  Enhancement-The  Floating Rate Loan Group  Certificates-Overcollateralization,”  from amounts otherwise payable on the Excess Cash Flow  Certificates on such distribution  date, and from amounts paid under any Cap Agreement for a related class of certificates on deposit in any related Cap Account.

         On each  distribution  date,  the  Floating  Rate Loan  Group  Interest  Remittance  Amount  for such date will be paid in the following order of priority:

         (1)  To any related Supplemental Interest Trust for payment to any swap counterparty,  an amount equal to the amount set forth in the term sheet attached hereto.

         (2)  to the  Floating  Rate  Loan  Group  Senior  Certificates,  pro rata  based on  amounts  due,  Current  Interest  and any
              Carryforward Interest for such Class and such distribution date;

         (3)  to the Floating Rate Loan Group Subordinate Certificates,  in order of ascending numerical order Current Interest and any
              Carryforward Interest for such class and distribution date; and

         (4)  for application as part of Monthly Excess Cashflow for such distribution date, as described under
              “-Credit Enhancement-The Floating Rate Loan Group Certificates-Overcollateralization”  below, any such Floating Rate Loan
              Group Interest  Remittance Amount remaining after  application  pursuant to clauses  (1) through  (3) above (such amount,
              “Monthly Excess Interest”) for such distribution date.

Distributions of Principal-The Floating Rate Loan Group Certificates

         Distributions  of principal on the Floating  Rate Loan Group Senior  Certificates  will be made  primarily  from the Principal
Payment  Amount,  to the extent of available  funds,  as described  below.  Distributions  of principal on the Floating Rate Loan Group
Subordinate  Certificates will be made primarily from the Principal  Payment Amount after  distributions of principal have been made on the Floating Rate Loan Group Senior Certificates.

         The Principal Payment Amount will be paid on each distribution date as follows:

         I.       On each  distribution  date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

                  (i)      to the  Floating  Rate Loan Group  Senior  Certificates,  pro rata,  weighted  based on the  Class Principal
                           Balances of such classes, until their respective Class Principal Balances have been reduced to zero;

                  (ii)     to the  Floating  Rate  Loan  Group  Subordinate  Certificates,  in  ascending  numerical  order,  until its
                           Class Principal Balance has been reduced to zero; and

                  (iii)    for application as part of Monthly Excess Cashflow for such  distribution  date, as described under “-Credit
                           Enhancement-The  Floating  Rate Loan Group  Certificates-Overcollateralization”  below,  any such  Principal
                           Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

         II.      On each  distribution  date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

                  (i)      to the  Floating  Rate Loan  Group  Senior  Certificates,  the  Senior  Principal  Payment  Amount  for such distribution date, pro rata,  weighted based on the  Class Principal  Balances of such classes,  until their respective Class Principal Balances have been reduced to zero;

                  (ii)     to the Floating Rate Loan Group  Subordinate  Certificates,  in ascending  numerical order the Floating Rate
                           Loan Group  Subordinate  Principal  Payment Amount for such  distribution  date,  until its  Class Principal
                           Balance has been reduced to zero; and

                  (iii)    for application as part of Monthly Excess Cashflow for such  distribution  date, as described under “-Credit
                           Enhancement-The  Floating  Rate Loan Group  Certificates-Overcollateralization”  below,  any such  Principal
                           Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

Credit Enhancement-The Floating Rate Loan Group Certificates

         Credit  enhancement  for the Floating Rate Loan Group  Certificates  consists of the  subordination  of the Floating Rate Loan
Group Subordinate Certificates,  the priority of application of Realized Losses,  overcollateralization and amounts available under any
Swap Agreement for a related class of  certificates  to cover certain  Realized  Losses on the Floating Rate Loan Group mortgage loans, in each case as described herein.

         Subordination. The  rights of holders of the  Floating  Rate Loan Group  Subordinate  Certificates  to receive  payments  with respect to the Floating Rate Loan Group  mortgage loans will be  subordinated  to such rights of holders of each class of Floating Rate
Loan Group Certificates  having a higher priority of payment,  as described under  “-Distributions  of Interest-The  Floating Rate Loan
Group  Certificates” and  “-Distributions of Principal-The  Floating Rate Loan Group  Certificates.”  This subordination is intended to enhance the likelihood of regular  receipt by holders of Floating Rate Loan Group  Certificates  having a higher priority of payment of the full amount of interest and principal  distributable  thereon,  and to afford such  certificateholders  limited  protection against
Realized Losses incurred with respect to the Floating Rate Loan Group mortgage loans.

         The  limited  protection  afforded  to holders of classes of  certificates  with a higher  priority of payment by means of the subordination of certain classes of certificates  having a lower priority of payment will be accomplished by the preferential  right of holders of such classes of  certificates  with a higher  priority of payment to receive  distributions  of interest or principal on any distribution date prior to classes with a lower priority of payment.

         Application  of Realized  Losses.   Realized  Losses on the Floating  Rate Loan Group  mortgage  loans will have the effect of reducing  amounts payable in respect of the Excess Cash Flow  Certificates  (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

         If on any  distribution  date,  after giving effect to all Realized  Losses  incurred with respect to Floating Rate Loan Group mortgage  loans during the  Collection  Period for such  distribution  date and payments of principal on such  distribution  date,  the aggregate  Class Principal  Balance of the Floating  Rate Loan Group  Certificates  exceeds the sum of the aggregate  Stated  Principal
Balance  of the  Floating  Rate Loan Group  mortgage  loans for such  distribution  date and the  amounts on deposit in the  prefunding account for such  distribution  date (such  excess,  an “Applied  Loss  Amount”),  such amount will be  allocated  in  reduction of the
Class Principal  Balance of first, the Floating Rate Loan Group  Subordinate  Certificates,  in descending  numerical order,  until the
Class Principal  Balance  thereof has been reduced to zero; and second,  the Floating Rate Loan Group Senior  Certificates  (except the most senior  Floating Rate Loan Group Senior  Certificates,  until the  Class Principal  Balance  thereof has been reduced to zero. The
Class Principal Balance of the most senior Floating Rate Loan Group Certificates will not be reduced by Applied Loss Amounts.

         Holders  of the  Floating  Rate Loan Group  Senior  Certificates  (except  the most  senior  Floating  Rate Loan Group  Senior
Certificates) and Floating Rate Loan Group  Subordinate  Certificates will not receive any payments in respect of Applied Loss Amounts, except  to the  extent  of  available  Monthly  Excess  Cashflow  or  amounts  paid  under any Swap  Agreement  for a related  class of certificates as described below.

         The Cap Agreement.  If set forth in the term sheet related to this term sheet  supplement,  on or before the closing date, the trust  administrator,  acting on behalf of the trust,  will enter into one or more separate interest rate cap agreements (each , a “Cap
Agreement”)  documented  by a 1992 ISDA Master  Agreement  (Multicurrency-Cross  Border),  together with a Schedule,  Confirmation  and
Credit  Support  Annex  between  the  trustee,  on behalf of the trust and Credit  Suisse  International  (in such  capacity,  the “cap counterparty”),  for the benefit of one or more classes of floating-rate  certificates whereby, in consideration for a one time payment by the trust to the cap  counterparty  on the closing date,  the cap  counterparty  will agree to make payments to the related class of floating  rate  certificates  on each cap  agreements  payment  date with  respect to each  related Cap  Agreement.  See the term sheet related to this term sheet supplement for more details regarding any Cap Agreement.

         The Swap  Agreement.  If set forth in the term sheet related to this term sheet  supplement,  , a separate trust created under the pooling and servicing  agreement (the “Supplemental  Interest Trust”) will hold a swap agreement (the “Swap Agreement”)  documented by a 1992 ISDA Master Agreement  (Multicurrency-Cross Border), together with a Schedule,  Confirmation and Credit Support Annex between the  trustee,  on  behalf  of  the  Supplemental  Interest  Trust  and  Credit  Suisse  International  (in  such  capacity,  the  “swap counterparty”),  for the benefit of one or more classes of  floating-rate  certificates.  See the term sheet related to this term sheet supplement for more details regarding any Swap Agreement.

         Overcollateralization. The  weighted  average net mortgage  rate of the Floating Rate Loan Group  mortgage  loans is generally expected to be higher than the weighted average of the  pass-through  rates of the Floating Rate Loan Group  Certificates  plus certain expenses of the trust,  thus generating  certain excess interest  collections.  Monthly Excess Interest will be applied in reduction of the aggregate  Class Principal  Balance of the Floating Rate Loan Group  Certificates.  Such  application  of interest  collections  as payments of principal will cause the aggregate  Class Principal  Balance of the Floating Rate Loan Group  Certificates to amortize more rapidly than the Aggregate Loan Group Balance,  thus creating and maintaining  overcollateralization.  However,  Realized Losses on the
Floating Rate Loan Group mortgage loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

         In  addition,   on  and  after  the  Stepdown   Date,  to  the  extent  that  a  Trigger  Event  is  not  in  effect  and  the
Overcollateralization  Amount exceeds the Targeted  Overcollateralization  Amount, a portion of each Principal  Remittance  Amount will not be applied in reduction of the aggregate  Class Principal  Balance of the Floating Rate Loan Group Certificates,  but will instead, be applied as described below.

         On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

         (1)      until the aggregate  Class Principal  Balance of the Floating Rate Loan Group Certificates  equals the Aggregate Loan
                  Group Balance for such distribution date minus the Targeted Overcollateralization Amount for such date:
                  (A) on each  distribution  date  (x) prior to the Stepdown  Date or (y) with  respect to which a Trigger  Event is in effect,  to the extent of Monthly  Excess  Interest  for such  distribution  date,  to the  Floating  Rate Loan Group
                  Certificates, in the following order of priority:

                           (a)      to the  Floating  Rate Loan Group Senior  Certificates,  in ascending  numerical  order,  pro rata,
                                    weighted  based  on  the  Class Principal   Balances  of  such  classes,   until  their  respective
                                    Class Principal Balances have been reduced to zero; and

                           (b)      to the Floating Rate Loan Group Subordinate  Certificates,  in ascending numerical order, until its
                                    Class Principal Balance has been reduced to zero;

                  (B) on each  distribution  date on or after the  Stepdown  Date and with  respect to which a Trigger  Event is not in effect,  to fund any  principal  distributions  required  to be made on such  distribution  date set  forth  above in subclause II under  “-Distributions of Principal-The  Floating Rate Loan Group  Certificates,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

         (2)      to the  Floating  Rate Loan Group  Senior  Certificates  (except  the most  senior  Floating  Rate Loan  Group  Senor
                  Certificates), any Deferred Amount for such class;

         (3)      to the Floating Rate Loan Group Subordinate Certificates,  in ascending numerical order, any Deferred Amount for such class;

         (4)      to the Floating  Rate Loan Group Senior  Certificates,  pro rata based on amounts due, any Basis Risk  Shortfall  for such class;

         (5)      to the Floating Rate Loan Group Subordinate Certificates,  in ascending numerical order, any Basis Risk Shortfall for such class;

         (6)      to the Excess Cash Flow  Certificates,  the amount  distributable  thereon  pursuant  to the  pooling  and  servicing agreement; and

         (7)      to the Class AR-L or Class AR  Certificates,  any remaining  amount,  as appropriate.  It is not anticipated that any amounts will be distributed to the Class AR-L or Class AR Certificates under this clause (7).

         Distributions  pursuant  to  subparagraphs  (4) and (5) on any  distribution  date  will be made  after  giving  effect to any payments in respect of a related Cap  Agreement  to pay any  related  Basis Risk  Shortfall.  Distributions  pursuant to  subparagraphs
(2) and  (3) on any  distribution  date will be made after  giving  effect to any after  giving  effect to any payments in respect of a related a Cap Agreement on such date to pay Deferred Amounts.

Additional Issuances of Certificates

         Upon the surrender of one or more classes of offered  certificates  to the trust,  the trust will be permitted to issue one or more additional  classes of certificates  that will represent  ownership  interests in the surrendered  certificates.  A REMIC election will be made with respect to the surrendered  certificates  and the newly issued classes will constitute the regular  interests in this
REMIC.  The Class AR  Certificate  will  represent  ownership of the residual  interest in this REMIC.  Any such  issuance will be made pursuant to an  amendment  of the  pooling and  servicing  agreement  that will only  require the consent of the holders of the offered certificates that are surrendered to the trust.

                                                    POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

    Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut off Date.
In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

    The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.
Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan).  However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s certificate to that effect.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     o   have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);
     o   have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;
     o   have an LTV ratio not higher than that of the deleted mortgage loan;
     o   have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and
     o   comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

    Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of
Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

           Under the pooling and servicing  agreement,  the trustee will receive  representations  and warranties  made by DLJ Mortgage
Capital.  The mortgage loan  representations  and warranties will be made by DLJ Mortgage  Capital as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent  transfer  documents),  as applicable.  These  representations  and warranties include the following:

     o   each mortgage note and related  mortgage is a legal and binding  obligation of the maker thereof,  enforceable in all respects in  accordance  with its terms subject to bankruptcy  and other laws  affecting the rights of creditors and general  equitable principles;

     o   each mortgage loan at the time it was made complied in all material  respects  with  applicable  federal,  state or local law, including, without limitation, predatory and abusive lending laws;

     o   none of the mortgage  loans are  classified as a “high cost home,”  “covered,”  “high cost,” “high risk home,” or  “predatory”
         loan under applicable state, federal or local law;

     o   the information set forth in the mortgage loan schedule is complete,  true and correct in all material  respects as of the cut off date;

     o   no mortgaged property is subject to any material damage by waste, fire, earthquake,  windstorm,  flood or other casualty as of the closing date, and at origination  of each mortgage loan there was, and there  currently is, no proceeding  pending for the total or partial condemnation of the related mortgaged property;

     o   each mortgage loan complies with all the terms,  conditions and  requirements of the  originator’s  underwriting  standards in effect at the time of origination;

     o   each mortgage loan had a CLTV ratio at origination of 100.00% or less; and

     o   each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

         In the event of a breach of any  representation  or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

     o   cure that breach,

     o   repurchase that mortgage loan at an amount equal to the sum of the unpaid  principal  balance of the mortgage loan on the date of  repurchase,  and accrued  interest on that  mortgage  loan at the  applicable  mortgage  rate from the date through  which interest was last paid by the mortgagor to the date of repurchase, or

     o   substitute a replacement mortgage loan for that mortgage loan.

           However,  this  substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the  substitution  will not disqualify any REMIC,  or result in a prohibited  transaction  under the  Internal  Revenue  Code.  The  depositor  will make no  representations  or  warranties  for the  mortgage  loans and will have no obligation to repurchase or substitute  mortgage loans with deficient  documentation  or that are otherwise  defective.  The sponsor is selling the mortgage loans without  recourse and will have no  obligations  for the mortgage loans in its capacity as seller other than the cure,  repurchase or  substitution  obligations  described  above.  The obligations of each servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

Optional Termination; Terminating Auction Sale

         On any  distribution  date on or after which the  aggregate  Stated  Principal  Balance of the  Senior-Subordinate  Loan Group
mortgage loans is less than or equal to 10% of the aggregate Stated  Principal  Balance of the  Senior-Subordinate  Loan Group mortgage loans as of the cut-off  date,  the  Terminating  Entity (as defined  below)  will  (subject to the terms of the pooling and  servicing agreement) have the option to purchase the  Senior-Subordinate  Loan Group mortgage loans, all real property acquired in respect of any
Senior-Subordinate  Loan Group mortgage loan remaining in the trust, and any other related property  remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate  outstanding Stated Principal Balance of the  Senior-Subordinate  Loan
Group mortgage loans plus accrued  interest  thereon at the applicable  mortgage rate to, but not including,  the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the  Senior-Subordinate  Loan Group mortgage loans and (iii) any  unreimbursed  advances,  fees and other amounts payable to the master servicer, the servicers (other than the Terminating  Entity),  the trustee and the trust administrator  related to the  Senior-Subordinate  Loan Group mortgage loans (with respect to the  Senior-Subordinate  Loan Group  mortgage  loans,  the  “Terminating  Par Value”) and (b) the  fair market  value of all property of the trust related to the Senior-Subordinate Loan Group mortgage loans.

         On any distribution  date on or after which the aggregate  Stated  Principal  Balance of the Floating Rate Loan Group mortgage loans is less than or equal to 10% of the sum of (x) the  aggregate Stated  Principal  Balance of the Floating Rate Loan Group mortgage loans as of the initial  cut-off date and (y) the  amount on deposit in the  prefunding  account on the closing date,  the  Terminating
Entity will  (subject to the terms of the pooling and  servicing  agreement)  have the option to purchase the Floating  Rate Loan Group mortgage  loans,  all real property  acquired in respect of any Floating Rate Loan Group mortgage loan remaining in the trust,  and any other  related  property  remaining  in the  trust for a price  equal to the  greater  of  (a) the  sum of  (i) 100%  of the  aggregate outstanding  Stated  Principal  Balance of the Floating Rate Loan Group mortgage loans plus accrued  interest thereon at the applicable mortgage  rate to but not  including,  the due date in the month of such  distribution  date,  (ii) the  fair market value of all other property of the trust related to the Floating Rate Loan Group  mortgage  loans and  (iii) any  unreimbursed  advances and servicing fee and other  amounts  payable to the master  servicer,  the  servicers  (other than the  Terminating  Entity),  the trustee and the trust administrator  related to the Floating Rate Loan Group  mortgage  loans (with respect to the Floating Rate Loan Group  mortgage  loans, the  “Terminating  Par Value”),  and (b) the fair market  value of all  property of the trust  related to the Floating  Rate Loan Group mortgage loans.

         The “Terminating  Entity” will be (i) DLJ Mortgage  Capital,  Inc., if it is the owner of the servicing rights with respect to any  related  mortgage  loan on such  optional  termination  date,  or (ii) if that is not the case,  the  special  servicer or another servicer, as determined pursuant to the terms of the pooling and servicing agreement.

         If either of such options is exercised,  and the amount specified in clause (b) of the first or second  immediately  preceding paragraph  exceeds the amount  specified in clause (a) of the first or second  immediately  preceding  paragraph,  as  applicable,  the
Class AR-L  Certificates  will be entitled to receive the amount of such  excess.  There can be no  assurance  that any of such options will be exercised,  or that if any of such options are exercised,  that there will be any excess amount  available for  distribution to the Class AR-L Certificates.

         If the option to purchase the  Senior-Subordinate  Loan Group  mortgage  loans and the other assets in the trust  related to a
Senior-Subordinate   Loan  Group  as  described  above  is  not  exercised  and  the  aggregate   Stated   Principal   Balance  of  the
Senior-Subordinate  Loan Group mortgage loans declines below 5% of the aggregate  Stated  Principal  Balance of the  Senior-Subordinate
Loan  Group  mortgage  loans  as of  the  initial  cut-off  date,  the  trust  administrator  will  conduct  an  auction  to  sell  the
Senior-Subordinate Loan Group mortgage loans and the other assets in the trust related to a Senior-Subordinate Loan Group.

         If the option to purchase the Floating  Rate Loan Group  mortgage  loans and the other assets in the trust related to Floating
Rate Loan Group as described  above is not  exercised  and the  aggregate  Stated  Principal  Balance of the  Floating  Rate Loan Group
mortgage loans  declines below 5% of the sum of (x) the  aggregate  Stated  Principal  Balance of the Floating Rate Loan Group mortgage loans as of the  initial  cut-off  date and  (y) the  amount on  deposit  in the  prefunding  account on the  closing  date,  the trust administrator  will conduct an auction to sell the Floating  Rate Loan Group  mortgage  loans and the other assets in the trust related to the Floating Rate Loan Group,  provided,  that if there are any NIM notes related to the Floating Rate Group outstanding,  the trust administrator will not conduct such auction.

         With respect to any auction,  the trust  administrator  will  solicit good faith bids for the related  mortgage  loans and the other related assets in the trust from at least three  institutions that are regular  purchasers and/or sellers in the secondary market of  residential  mortgage  loans similar to the mortgage  loans in the mortgage  pool.  The trust  administrator  will sell the related mortgage loans to the institution  with the highest bid exceeding the related  Terminating Par Value plus certain expenses set forth in the pooling  and  servicing  agreement.  If less than three bids are  received  or the  highest  bid  received is less than the related
Terminating  Par Value plus such  expenses,  the trust  administrator  will not sell the related  mortgage  loans and the other related assets in the trust and,  unless  certain  conditions  specified in the pooling and servicing  agreement are not  satisfied,  the trust administrator  will continue  conducting  auctions every six months until the earlier of (a) the completion of a successful auction and
(b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans.

         If an auction is  successfully  completed  with respect to either  (a) the  Senior-Subordinate  Loan Group  mortgage  loans or
(b) the Floating Rate Loan Group mortgage loans, and the highest bid is in excess of the related  Terminating Par Value, the Class AR-L
Certificates  will be entitled to receive the amount of that excess.  There can be no assurance  that any auction will be  successfully completed,  or that if an auction is successfully  completed,  that there will be any excess amount  available for  distribution to the
Class AR-L Certificates.

         If either of such  options is  exercised  or an  auction  is  successfully  conducted,  the effect  would be to cause an early retirement of the related  certificates.  Distributions on the certificates  relating to any optional  termination or auction sale will first be treated as a  prepayment  of  mortgage  loans and paid in  accordance  with the  priorities  and amounts set forth above under
“Description of the  Certificates.”  The proceeds from that  distribution  may not be sufficient to distribute the full amount to which each related class of certificates is entitled.

Reports to Certificateholders

           The monthly statement to certificateholders  prepared by the trust administrator will include the following information with respect to each distribution date:

              o   the Class Principal  Balance of each class of certificates  before giving effect to the distribution of principal and interest;

              o   the amount of the related distribution on each class of certificates allocable to interest;

              o   the amount of the related distribution on each class of certificates allocable to principal;

              o   the sum of the principal and interest payable to each class of certificates;

              o   any Realized Loss allocable to each class of certificates;

              o   any Carryforward Interest allocable to each class of certificates;

              o   the Class Principal  Balance of each class of certificates  after giving effect to the  distribution of principal and interest;

              o   the pass through rate for each class of certificates;

              o   the applicable record dates, Interest Accrual Periods, determination date and distribution date;

              o   the Principal Payment Amount and Principal Remittance Amount;

              o   the total cash flows received and the general sources thereof;

              o   the amount of principal prepayments;

              o   the amount of principal as a result of repurchased mortgage loans;

              o   the aggregate amount of scheduled interest prior to reduction for fees;

              o   the amount of net recoveries on charged off mortgage loans;

              o   the amount of reimbursements of nonrecoverable advances previously made;

              o   the amount of Net Liquidation Proceeds;

              o   the amount of Insurance Proceeds;

              o   the number of mortgage loans as of the first and last day of the related Collection Period;

              o   the aggregate Stated Principal  Balance of the mortgage loans as of the first and last day of the related  Collection
                  Period;

              o   the Expense Fee, with an identification of each payee and the general purpose of such fees;

              o   the amount of current advances (including the general purpose of such advances);

              o   the amount of outstanding advances;

              o   the number and aggregate Stated  Principal  Balance of mortgage loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more,  including  delinquent  bankrupt mortgage loans but excluding  mortgage loans in foreclosure and REO property;

              o   the number and  aggregate  Stated  Principal  Balance of mortgage  loans that are  currently in  bankruptcy,  but not delinquent;

              o   the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;

              o   the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior  Enhancement  Percentage and whether a Trigger
                  Event is in effect ;

              o   the number and aggregate  principal  amount of any REO  properties  as of the close of business on the  determination date preceding such distribution date;

              o   current Realized Losses;

              o   cumulative net Realized Losses and whether a Cumulative Loss Event is occurring;

              o   the  weighted  average  term to  maturity  of the  mortgage  loans as of the close of business on the last day of the calendar month preceding the related distribution date;

              o   the number of mortgage  loans that have  prepayment  charges and for which  prepayments  were made during the related
                  Collection Period, as applicable;

              o   the amount of any funds remaining in the Pre Funding Account as of such distribution date;

              o   the Net Funds Cap with respect to each Loan Group;

              o   amount, if any, on deposit in any Pre-Funding Account;

              o   the Monthly Excess Cashflow; and

              o   the  Targeted  Overcollateralization  Amount,  the  Overcollateralization  Amount,  the amount,  if any, by which the
                  Targeted  Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release
                  Amount.

         For purposes of the information  reported in the monthly statement to  certificateholders  prepared by the trustee, a mortgage loan is  considered  to be  delinquent  when a payment  due on any due date  remains  unpaid as of the  close of  business  on the next following  monthly  due date.  The  determination  as to whether a mortgage  loan falls into this  category  is made as of the close of business on the last  business day of each month.  For example,  a mortgage loan due for December 1 at the close of business on January
31 would be described as 30 to 59 days delinquent in the February trust and static pool reporting.

Evidence as to Compliance

         Each of the servicers and the special  servicer will deliver to the depositor and the trust  administrator,  on or about March
1st of each year,  commencing  with March 1, 2007,  an officer’s  certificate  stating  that:  (i) a review of that  party’s  servicing activities  during the preceding  calendar year and of  performance  under the applicable  Servicing  Agreement has been made under the supervision  of the officer,  and (ii) to the best of the officer’s  knowledge,  based on the review,  such party has fulfilled all its obligations under the applicable  Servicing  Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such  obligation  in any material  respect,  specifying  the failure  known to the officer and the nature and status of the failure.

         In  addition,  on or prior to March 1st of each year,  commencing  with  March 1, 2007,  each of the  servicers,  the  special servicer,  the master  servicer and the custodians will be required to deliver  annually to the depositor and the trust  administrator, an  assessment  of  compliance  with the minimum  servicing  criteria  established  in Item 1122(a) of Regulation AB (the “AB Servicing
Criteria”) that are applicable to such party.  The AB Servicing  Criteria include  specific  criteria  relating to the following areas:
general  servicing  considerations,   cash  collection  and  administration,   investor  remittances  and  reporting,  and  pool  asset
administration.  Such report will indicate that the AB Servicing  Criteria were used to test  compliance on a platform  level basis and will set out any material instances of noncompliance.

    Each entity  delivering  the  assessment of compliance  referred to in the previous  paragraph also will deliver with its report on assessment of compliance,  an attestation  report from a firm of independent  public  accountants on the assessment of compliance  with the AB Servicing Criteria.

    Copies of the annual  reports of assessment of  compliance,  attestation  reports,  and statements of compliance may be obtained by certificateholders  without  charge  upon  written  request to the trust  administrator.  These  items  will be filed with the  issuing entity’s annual report on Form 10 K, to the extent required under Regulation AB.

The Issuing Entity

    On the closing date, and until the termination of the trust, the applicable Adjustable Rate Mortgage Trust series will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement.  The issuing entity will not have any liabilities as of the closing date.  The fiscal year end of the issuing entity will be December 31 of each year.  The assets of the issuing entity are described herein under “Description of the Certificates-Assets of the Trust.”

    The issuing  entity will not have any  employees,  officers or directors.  The trustee,  the depositor,  the master  servicer,  the servicers and the trust  administrator  will act on behalf of the Issuing  Entity,  and may only perform those actions on behalf of the issuing  entity that are specified in the pooling and servicing  agreement.  See  “Servicing of the Mortgage  Loans” in the  prospectus supplement.

    The trustee,  on behalf of the issuing entity,  is only permitted to take such actions as are specifically  provided in the pooling and servicing  agreement.  Under the pooling and  servicing  agreement,  the trustee on behalf of the issuing  entity will not have the power to issue additional  certificates  representing  interests in the issuing entity, borrow money on behalf of the issuing entity or make loans  from the assets of the  issuing  entity to any  person or entity,  without  the  amendment  of the  pooling  and  servicing agreement by  certificateholders  and the other parties thereto as described under “Description of the Certificates - Amendment” in the prospectus.

    If the assets of the issuing entity are  insufficient  to pay the  certificateholders  all principal and interest owed,  holders of certificates  may not receive all of their expected  payments of interest and principal and may suffer a loss. The issuing  entity,  as a common law trust,  is not  eligible  to be a debtor in a  bankruptcy  proceeding.  In the event of  bankruptcy  of the  sponsor,  the depositor or any  originator,  it is not anticipated  that the assets of the issuing entity would become part of the bankruptcy  estate or subject to the bankruptcy control of a third party.

The Trustee

General

         U.S. Bank National  Association  (“U.S.  Bank”) will act as trustee  under the pooling and servicing  agreement.  A network of specialized  U.S.  Bancorp  offices across the nation,  inside and outside its 24-state  footprint,  provides a  comprehensive  line of banking, brokerage,  insurance,  investment,  mortgage, trust and payment services products to consumers,  businesses,  governments and institutions.

         The trustee,  U.S. Bank National  Association,  has its corporate trust offices at 60 Livingston Avenue, EP MN WS3D, St. Paul,
Minnesota  55107.  The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.
The  depositor  may also remove the trustee if the  trustee  ceases to be eligible to continue as such under the pooling and  servicing agreement or if the trustee becomes  insolvent.  The trustee may also be removed at any time by the  certificateholders  evidencing not less than 50% of the voting rights  evidenced by the  certificates.  In such  circumstances,  the  depositor  will also be obligated to appoint a successor  trustee.  Any  resignation  or removal of the  trustee and  appointment  of a  successor  trustee  will not become effective until acceptance of the appointment by the successor trustee.

         The  trustee,  or any of its  affiliates,  in its  individual  or any other  capacity,  may  become  the owner or  pledgee  of certificates  and may  transact  business  with  other  interested  parties  with the same  rights as it would  have if it were not the trustee. The trustee will have the following material duties under the pooling and servicing agreement:

              o   directly or through a custodian,  to hold the mortgage  notes,  mortgages  and other legal  documents in the mortgage files relating to all or some of the mortgage loans;

              o   directly or through a custodian,  to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

              o   in the event of a default by the  servicer  under the pooling and  servicing  agreement  that has not been  remedied, either the trustee or holders of  certificates  evidencing  at least 25% of the voting  rights will have the right to terminate the master  servicer.  If the master servicer is terminated,  or the master servicer  resigns,  the trustee will become the  successor  master  servicer.  However,  if the trustee is  unwilling  or unable to act as  successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the  trustee  ceases to be  eligible  to  continue  as such under the pooling and  servicing agreement or if the trustee becomes  incapable of acting under the pooling and servicing  agreement or insolvent.  The trustee may also be removed at any time by the  certificateholders  evidencing not less than 50% of the voting rights evidenced by the certificates.  In such  circumstances,  the depositor will also be obligated to appoint a successor  trustee.  Any  resignation or removal of the trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor  trustee.  Any expenses  associated  with the  resignation or removal of the trustee and the  appointment of a successor will generally be paid by the trustee or the depositor.

         The  trustee,  or any of its  affiliates,  in its  individual  or any other  capacity,  may  become  the owner or  pledgee  of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

         The trustee will not be liable under the pooling and servicing agreement:

              o   expect for the performance of such duties and obligations as are  specifically set forth in the pooling and servicing agreement;

              o   for any action  taken or omitted by it in good faith and  reasonably  believed by it to be  authorized  or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

              o   for any action  taken or omitted by it in good faith in  accordance  with the  direction  of holders of  certificates evidencing at least 50% of the voting rights relating to the time,  method and place of conducting any proceeding for any remedy  available to such trustee,  or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

         In the absence of bad faith,  the trustee may  conclusively  rely upon any  certificates  or opinions of counsel  furnished to such trustee  under the pooling and  servicing  agreement.  Any such opinion of counsel  will be full and  complete  authorization  and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in  accordance  with such opinion of counsel.  The trustee will not be deemed to have  knowledge or notice of any matter,  including  an event of default,  unless  actually known to it or unless it has received written notice thereof.

Certain Matters Regarding the Servicers and the Master Servicer

         On and after the time a servicer  receives a notice of  termination  or the  resignation  of a servicer,  the master  servicer shall be the  successor  to the  related  servicer,  but only in its  capacity  as  servicer,  and not in any other  capacity,  and the transactions  set forth or provided  for in the  pooling  and  servicing  agreement  and shall be subject to all the  responsibilities, duties and liabilities  relating  thereto placed on the related  servicer  including the obligation to make Advances which have been or will be required to be made by the terms and provisions  thereof.  As compensation  there for, the master servicer shall be entitled to all funds  relating  to the  mortgage  loans that the related  servicer  would have been  entitled to charge to the related  collection account,  provided that the terminated  servicer  shall  nonetheless  be entitled to payment or  reimbursement  to the extent that such payment or reimbursement  relates to the period prior to termination of the related  servicer.  Notwithstanding  the foregoing,  if the master  servicer has become the successor to a servicer,  the master  servicer may, if it shall be unwilling to so act, or shall, if it is  prohibited  by  applicable  law from making  Advances,  or if it is  otherwise  unable to so act,  appoint,  or petition a court of competent  jurisdiction to appoint,  any  established  mortgage loan servicing  institution,  which is also a Fannie Mae or Freddie Mac approved  seller/servicer  for first and  second  lien  loans in good  standing,  having a net  worth of at least  $10,000,000,  as the successor to a servicer in the assumption of all or any part of the  responsibilities,  duties or  liabilities  of a servicer.  Pending appointment of a successor to a servicer,  the master servicer,  unless the master servicer is prohibited by law from so acting,  shall act in such  capacity  as  described  above.  In  connection  with such  appointment  and  assumption,  the  master  servicer  may make arrangements  for the  compensation  of any successor  out of payments on the related  mortgage  loans as it and the related  successor agree;  provided,  however,  that no such  compensation  will be in excess of the related  servicing  fee. The master  servicer and the related successor will take such action,  consistent with the pooling and servicing agreement,  as shall be necessary to effectuate any such  succession.  Neither the master  servicer,  the trust  administrator  nor any other  successor  servicer  will be deemed to be in default by reason of any failure to make, or any delay in making, any distribution  pursuant to the pooling and servicing  agreement or any  portion  thereof or any failure to  perform,  or any delay in  performing,  any duties or  responsibilities  under the pooling and servicing  agreement,  in either case caused by the failure of the related  servicer to deliver or provide,  or any delay in delivering or providing, any cash, information, documents or records to it.

The Trust Administrator

         The corporate  trust office of the trust  administrator  for purposes of  presentment  of  certificates  for  registration  of transfer,  exchange or final payment,  is Wells Fargo Bank, N.A., 6th Avenue and Marquette,  Minneapolis,  Minnesota 55479,  Attention:
applicable CS ARMT series,  and for all other  purposes is located at 9062 Old Annapolis  Road,  Columbia,  Maryland  21045.  The trust administrator  may resign at any time, in which event the depositor will be obligated to appoint a successor trust  administrator.  The depositor  may also  remove the trust  administrator  if the trust  administrator  ceases to be  eligible to continue as such under the pooling and servicing  agreement or if the trust  administrator  becomes insolvent.  The trust administrator may also be removed at any time by the trustee or by  certificateholders  evidencing  not less than 50% of the voting  rights  evidenced by the  certificates.  In such  circumstances,  the depositor will also be obligated to appoint a successor  trust  administrator.  Any resignation or removal of the trust  administrator  and  appointment  of a successor  trust  administrator  will not become  effective  until  acceptance  of the appointment by the successor trust administrator.

         The trust administrator,  or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

         The pooling and servicing  agreement  requires the trust  administrator to maintain,  at its own expense,  an office or agency where  certificates  may be  surrendered  for  registration  of transfer or exchange and where notices and demands to or upon the trust administrator  and the  certificate  registrar in respect of the  certificates  pursuant to the pooling and servicing  agreement may be served.

         The trust administrator will be required to notify  certificateholders  and the rating agencies of any event of default by the master servicer or servicer known to the trust administrator, and the appointment of any successor master servicer or servicer.

         The trust  administrator is responsible for the aggregation of monthly servicer  reports.  The trust  administrator  will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

         The trust administrator will also act as paying agent,  certificate  registrar and authenticating  agent under the pooling and servicing agreement.

         The trust  administrator  will make the reports of distributions  to  certificateholders  (and, at its option,  any additional files  containing the same  information in an alternative  format)  available  each month to  certificateholders  and other  interested parties via the trust  administrator’s  website at  http://www.ctslink.com.  Information  about and assistance in using the website can be obtained by calling the trust  administrator’s  customer  service desk at (301)  815-6600.  Persons that are unable to use the above website are  entitled to have a paper copy mailed to them via first class mail by calling the trust  administrator  at (301)  815-6600.
The trust  administrator  shall have the right to change the way such reports are made  available in order to make  distributions  more convenient  and/or more accessible to the above parties and to the  certificateholders.  The trust  administrator  shall provide timely and  adequate  notification  to all above  parties and to the  certificateholders  regarding  any such change.  In addition,  the trust administrator  will post on the above  website,  on a monthly  basis,  current loan level data reports about the mortgage  loans in the trust fund.  The format of these loan level data reports may be modified, or they may be discontinued, at any time.

         The trust  administrator  shall be  entitled  to the  investment  earnings  on amounts on deposit in the  certificate  account maintained by the trust administrator.

Restrictions on Transfer of the Class AR and Class AR-L Certificates

         The Class AR and Class AR-L  Certificates  will be subject to the  restrictions on transfer  described in the prospectus under
“Material Federal Income Tax  Consequences-Taxation of Owners of REMIC Residual Certificates-Tax and Restrictions on Transfers of REMIC
Residual  Certificates  to Specific  Organizations.”  The pooling and servicing  agreement  provides  that the Class AR and  Class AR-L
Certificates,  in  addition  to other  classes of  certificates,  may not be  acquired  by a Plan or with  assets of such a Plan unless certain conditions are met.  See “ERISA  Considerations” in this term sheet supplement.  Each Class AR and Class AR-L  Certificate will contain a legend describing the foregoing restrictions.

Voting Rights

         All  voting  rights  will be  allocated  among the  holders  of each  class of  certificates  as set  forth in the  prospectus supplement.

                                              CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

         The yields to maturity of each class of the offered  certificates  and the aggregate  amount of distributions on each class of the offered  certificates  will be  affected  by,  among other  things,  the rate and timing of  payments of  principal  on the related mortgage loans.  The rate of principal  payments on the mortgage loans will be affected by the  amortization  schedules of the mortgage loans  and by the  rate  of  principal  prepayments  thereon.  For  this  purpose,  the  term  “prepayment”  includes  prepayments  and liquidations  due to defaults or other  dispositions  of the mortgage  loans or the  mortgaged  properties,  including  application  of insurance  proceeds  or  condemnation  awards,  the  purchase of mortgage  loans by the seller of those  mortgage  loans due to uncured breaches of representations  and warranties,  the purchase of delinquent  mortgage loans by the special servicer or the purchase of the mortgage  loans  by the  Terminating  Entity  under  the  circumstances  described  under  “Pooling  and  Servicing  Agreement-Optional
Termination;  Terminating  Auction  Sale”  herein.  No  assurance  can be given as to the  rate or  timing  of  principal  payments  or prepayments on any of the mortgage loans.  Prepayments,  liquidations  and purchases of the mortgage loans will result in (a) principal distributions  to  certificateholders  that would  otherwise be distributed  over the remaining terms of the mortgage loans and (b) the termination of ongoing interest  distributions with respect to such mortgage loans to the  certificateholders.  See “Yield,  Prepayment and Maturity Considerations” in the prospectus.

         The rate of principal  prepayments  on mortgage  loans is  influenced by a variety of economic,  geographic,  social and other factors,  including  the level of mortgage  interest  rates and the rate at which  mortgagors  default on their  mortgages.  All of the mortgage loans are  adjustable-rate  mortgage loans. As is the case with fixed-rate  mortgage loans, in general, if prevailing interest rates fall  significantly  below the mortgage  rates on the mortgage  loans,  the  adjustable-rate  mortgage  loans (and the applicable offered  certificates)  are likely to be subject to a higher  incidence of prepayment  than if prevailing  rates remain at or above the mortgage rates on the mortgage  loans.  Conversely,  if prevailing  interest rates rise  significantly  above the mortgage rates on the mortgage  loans,  the  mortgage  loans (and the  applicable  offered  certificates)  are likely to be subject to a lower  incidence  of prepayment  than if prevailing  rates remain at or below the mortgage  rates on the mortgage  loans.  Prepayments on the mortgage loans may differ as they approach their  respective  first  Adjustment  Dates.  No assurance can be given as to the level of prepayment  that the mortgage loans will experience.

         Although the mortgage rates on the  adjustable-rate  mortgage loans are subject to adjustment,  such mortgage rates may adjust less frequently than the pass-through  rates on the certificates and adjust by reference to the applicable  Index.  With respect to the
LIBOR  Certificates,  changes in one-month LIBOR may not correlate with changes in the applicable Index and also may not correlate with prevailing  interest rates. It is possible that an increased  level of one-month  LIBOR could occur  simultaneously  with a lower level of prevailing  interest rates which would be expected to result in faster  prepayments,  thereby reducing the weighted average lives of the LIBOR  Certificates.  The mortgage rate  applicable to  substantially  all of the mortgage  loans and any  Adjustment  Date will be based on the applicable Index value most recently  announced  generally as of a date either 45 days prior to, or the first business day of the month  immediately  preceding the month of, such Adjustment  Date.  Thus, if the Index value with respect to an  adjustable-rate mortgage loan rises, the lag in time before the  corresponding  mortgage rate increases,  will, all other things being equal,  slow the upward  adjustment of the pass-through rate or rate cap, as applicable,  on the related  certificates.  In addition,  substantially all of the  adjustable-rate  mortgage loans have mortgage rates which will not adjust for a substantial  period of time after  origination.
See “Description of the Mortgage Pool” in this term sheet supplement.

         A portion of the initial  mortgage loans may be subject to prepayment  premiums during  intervals  ranging from four months to five years following  origination,  as described under “Description of the Mortgage  Pool-General” herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

         The depositor makes no representation as to the expected rate of prepayments on the mortgage loans.

         See  “Description  of the Mortgage  Pool” and  “Description  of the  Certificates”  in this term sheet  supplement and “Yield,
Prepayment and Maturity  Considerations”  in the prospectus for additional  information  about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

         Investors in the offered  certificates  are  encouraged to consider the risk that rapid rates of  prepayments  on the mortgage loans,  and therefore of principal  distributions  on the offered  certificates,  may coincide with periods of low prevailing  interest rates. During such periods,  the effective interest rates on securities in which an investor in the offered  certificates may choose to reinvest  amounts  received as principal  distributions  on the offered  certificates may be lower than the interest rate borne by such certificates.  Conversely,  slow rates of prepayments on the mortgage loans,  and therefore of principal  distributions  on the offered certificates,  may coincide with periods of high prevailing interest rates. During such periods, the amount of principal  distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

         Substantially  all of the mortgage loans will contain  “due-on-sale”  clauses.  The  enforcement of a due-on-sale  clause will generally  have the same effect as a prepayment on a mortgage  loan.  Some of the mortgage  loans may be assumable by purchasers of the mortgaged  property  rather than prepaid by the related  borrowers in connection with the sales of the those mortgage  properties.  Any such assumption  will reduce the rate of prepayments of the mortgage loans and extend the weighted  average life of the related offered certificates.

         See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Mandatory Prepayment
         With respect to each class of offered  certificates  related to the  Floating  Rate Loan Group in the event that at the end of the prefunding  period there are any remaining  amounts on deposit in the prefunding  account,  the holders of those  certificates then entitled to principal  will receive an  additional  distribution  allocable to principal in an amount equal to the amount  remaining in such prefunding  account.  Although there can be no assurance,  the depositor  anticipates  that there should be no material  principal payment to the holders of the offered certificates due to a lack of subsequent mortgage loans.

Additional Yield Considerations Applicable Solely to the Residual Certificates

         The Residual  Certificateholders’  after-tax rate of return on their Residual  Certificates will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the Residual  Certificates.  Holders of Residual  Certificates  may
have tax liabilities with respect to their Residual  Certificates during the early years of the trust’s term that substantially  exceed any  distributions  payable  thereon during any such period.  In addition,  holders of Residual  Certificates  may have tax liabilities with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the  after-tax  rate of return on the
Residual  Certificates may be negative or may otherwise be significantly  adversely  affected.  The timing and amount of taxable income attributable  to the  Residual  Certificates  will depend on,  among other  things,  the timing and amounts of  prepayments  and losses experienced with respect to the mortgage pool.

         The Residual  Certificateholders  should  consult their tax advisors as to the effect of taxes and the receipt of any payments made to those  holders in  connection  with the purchase of the  Residual  Certificates  on  after-tax  rates of return on the Residual
Certificates.  See “Federal Income Tax  Consequences” in this term sheet supplement and “Material  Federal Income Tax  Consequences” in
the prospectus.

                                                    FEDERAL INCOME TAX CONSEQUENCES

General

         The pooling and  servicing  agreement  provides that the trust  (exclusive  of any Floating  Rate Loan Swap  Agreement and the
assets held in any Floating Rate Loan Swap Agreement  Account) will comprise  multiple REMICs in a tiered REMIC structure.  The pooling and  servicing  agreement  will  designate  a single  class of  interest in each REMIC as the  residual  interest  in that  REMIC.  The
Class AR-L  Certificates  will represent  ownership of the residual  interests in the lower-tier  REMICs,  which will hold the mortgage loans, and the Class AR  Certificates  will represent  ownership of the residual  interest in each remaining  REMIC.  Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

         Upon the issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe llp (“Tax  Counsel”) will deliver its opinion to the effect  that,  assuming  compliance  with the pooling and  servicing  agreement,  each REMIC will  qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates

         Each offered  certificate,  other than a Class AR and  Class AR-L  Certificate,  will  evidence  ownership of a REMIC  regular interest.  See “Tax  Treatment of the Floating Rate Loan Group  Certificates”  for a discussion of additional tax  information  for the
Floating Rate Loan Group Certificates.

Original Issue Discount
         For federal income tax information  reporting  purposes,  certain classes of offered  certificates may be issued with original issue  discount  based on their  issue  price.  The  prepayment  assumption  that will be used in  determining  the rate of  accrual of original issued  discount,  market  discount,  and bond premium,  if any, will be a rate equal to 25% CPR for the mortgage loans in the
Senior-Subordinate  Loan Groups and 30% CPR for the mortgage  loans in the Floating  Rate Loan Group.  No  representation  is made that the mortgage loans will actually prepay at these rates or at any other rates.

         If the method for computing  original issue discount  described in the prospectus  results in a negative amount for any period with respect to a beneficial  owner,  the amount of original issue discount  allocable to such period would be zero and such beneficial owner will be permitted to offset such negative  amount only against  future  original  issue  discount (if any)  attributable  to such certificates.

         In certain  circumstances  OID  Regulations  permit the  beneficial  owner of a debt  instrument to recognize  original  issue discount  under a method  that  differs  from that used by the issuer.  Accordingly,  it is possible  that the  beneficial  owner of an offered  certificate may be able to select a method for  recognizing  original issue discount that differs from that used by the entity identified as the “tax matters  person” in the pooling and servicing  agreement in preparing  reports to the  beneficial  owner and the
IRS.

         Certain  classes of the  offered  certificates  may be treated  for  federal  income tax  purposes  as having been issued at a premium.  Whether  any  beneficial  owner of such a class of  offered  certificates  will be  treated  as  holding a  certificate  with amortizable bond premium will depend on such beneficial  owner’s purchase price (or in the case of a Carryover  Certificate (as defined below),  the portion of the purchase price allocated to the regular interest  component) and the distributions  remaining to be made on such  certificate at the time of its  acquisition by such  beneficial  owner.  Holders of such classes of  certificates  should consult their tax advisors  regarding  the  possibility  of making an election to amortize  such  premium.  See  “Material  Federal  Income Tax
Consequences-Taxation of Owners of REMIC Regular Certificates,” “-Market Discount” and “-Premium” in the prospectus.

Status of the Offered Certificates
         The Certificates  (other than the Notional  Principal  Contract  Components of the Carryover  Certificates) will be treated as assets  described  in  Section  7701(a)(19)(c) of  the Code,  and as “real  estate  assets”  under  Section  856(c)(5)(b) of  the Code, generally,  in the same  proportion  that the assets of the trust,  exclusive  of the assets  not  included  in any REMIC,  would be so treated.  In addition,  the  interest  derived  from the  Certificates  (other than the Notional  Principal  Contract  Components  of a
Carryover  Certificate) will be interest on obligations secured by interests in real property for purposes of section  856(c)(3) of the
Code,  subject to the same  limitation  in the  preceding  sentence.  The  Notional  Principal  Contract  Components  of the  Carryover
Certificates  will not qualify,  however,  as assets  described in Section  7701(a)(19)(c) of  the Code or as real estate  assets under
Section  856(c)(5)(b) of  the Code, or as qualified  mortgages within the meaning of section  860G(a)(3) of the Code if held by another
REMIC.

The Class AR and Class AR-L Certificates
         Purchasers of the Class AR and Class AR-L  Certificates  should  consider  carefully the tax  consequences of an investment in those  certificates  discussed in the  prospectus  and should  consult  their own tax advisors for those  consequences.  See  “Material
Federal Income Tax  Consequences-Taxation  of Owners of REMIC  Residual  Certificates”  in the  prospectus.  Specifically,  prospective holders of the Class AR and Class AR-L  Certificates  should consult their tax advisors regarding whether,  at the time of acquisition, a Class AR or Class AR-L  Certificate  will be treated as representing  beneficial  ownership of “noneconomic”  residual  interests and
“tax avoidance  potential”  residual interests as these  characteristics  affect the circumstances under which the transfer of Class AR and Class AR-L  Certificates will be respected for federal income tax purposes. See “Material Federal Income Tax  Consequences-Taxation
of Owners of REMIC Residual  Certificates-Noneconomic  REMIC Residual Certificates,” “-Excess Inclusions” and “-Tax and Restrictions on
Transfers of REMIC Residual Certificates to Specific Organizations” in the prospectus.

         The IRS recently  issued final  regulations  addressing  the tax treatment of payments made by a transferor of a  non-economic
REMIC residual interest to induce the transferee to acquire that residual interest  (“inducement  fees”).  The regulations  (i) require the  transferee  to recognize an inducement  fee as income over the expected  remaining  life of the REMIC in a manner that  reasonably reflects the after-tax costs and benefits of holding that residual  interest and  (ii) specify  that inducement fees constitute  income from sources within the United States.  The  regulations  will apply to any inducement fee received in connection  with the acquisition of a Residual Certificate.

Tax Treatment of the Floating Rate Loan Group Certificates

         For federal income tax purposes,  a beneficial  owner of a Floating Rate Loan Group  Certificate will be treated as holding an undivided interest in a REMIC regular interest  corresponding to that certificate.  In addition,  the trustee will treat the beneficial owner of a Floating Rate Loan Group  Certificate  (other than any Excess Interest  Certificates) (a “Carryover  Certificate”) as having entered into a limited recourse notional principal  contract.  The REMIC regular interest  corresponding to each Carryover  Certificate will be entitled to receive  interest and principal  payments at the times and in the amounts equal to those made on the certificate to which it  corresponds,  except that (i) the maximum  interest rate of each Carryover  Certificate  for each  distribution  date will be equal to the weighted  average of the net mortgage rates of the mortgage loans at the beginning of the related due period,  minus (a) a fraction,  expressed as a  percentage,  the numerator of which is the product of (1) any net swap payment made to the swap provider and
(2) 12,  and the  denominator  of which is equal to the  aggregate  collateral  balance of the Floating  Rate Loan Group (the “Net Swap
Payment Rate”),  multiplied by (b) a  fraction,  the numerator of which is 30 and the denominator of which is the actual number of days in the  immediately  preceding  Accrual  Period,  and (ii) any swap  termination  payment will be treated as being payable  solely from
Monthly Excess Cashflow.  As a result of the foregoing,  the amount of  distributions on the REMIC regular interest  corresponding to a
Carryover Certificate may differ from the actual amount of distributions on the Carryover Certificate.

         Any amount  payable on a Carryover  Certificate in excess of the amount payable on the  corresponding  REMIC regular  interest will be  deemed  to have  been  paid to the  holder  of  that  Carryover  Certificate  pursuant  to the  notional  principal  contract.
Alternatively,  any amount  payable on the REMIC regular  interest  corresponding  to a Carryover  Certificate  in excess of the amount payable on the Carryover  Certificate  will be treated as having been received by the holder of that Carryover  Certificate and then as having been paid by such holder  pursuant to the  notional  principal  contract.  Consequently,  each  beneficial  owner of a Carryover
Certificate  will be required to report  income  accruing  with respect to the REMIC  regular  interest  component  as discussed  under
“Material Federal Income Tax  Considerations-Taxation  of Owners of REMIC Regular  Certificates” in the prospectus.  In addition,  each beneficial  owner of a Carryover  Certificate  will be required to report net income with  respect to the notional  principal  contract component and will be permitted to recognize a net deduction  with respect to the Notional  Principal  Contract  component,  subject to the discussion under “-The Notional Principal Contract Component” below.

         It is  possible  that the right to receive  payments  in  respect of the  notional  principal  contract  could be treated as a partnership  among the holders of the  Carryover  Certificates  and the Excess  Interest  Certificates,  in which case  holders of such certificates  potentially would be subject to different timing of income and foreign holders of such  certificates  could be subject to withholding in respect of payments in respect of the notional  principal  contract.  Holders of Carryover  Certificates  are advised to consult  their own tax  advisors  regarding  the  allocation  of issue price,  timing,  character  and source of income and  deductions resulting  from  the  ownership  of the  Carryover  Certificates  and the  consequences  to them  in  light  of  their  own  particular circumstances of the separate taxation of the two components comprising each Carryover Certificate.

Allocation
         A  beneficial  owner  of  a  Carryover  Certificate  must  allocate  its  purchase  price  for  the  certificate  between  its components-the  REMIC regular interest  component and the Notional Principal  Contract  component-in  accordance with the relative fair market values thereof.  Each notional  principal  contract  component is difficult to value, and the IRS could assert that the value of a notional  principal  contract  component as of the closing date is greater than the value used for  information  reporting  purposes.
Prospective  investors  should  consider  the tax  consequences  to them if the IRS were to assert a different  value for the  notional principal contract component.

The Notional Principal Contract Component
         The trustee will treat  payments made in respect of the notional  principal  contract  component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal  contracts,  referred to in the prospectus  supplement as the notional  principal  contract  regulations.  Holders of  Carryover  Certificates  are advised to consult  their own tax advisors regarding the  allocation of issue price,  timing,  character and source of income and  deductions  resulting from the ownership of the notional  principal contract  component.  The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

         The  portion of the  overall  purchase  price of a Carryover  Certificate  attributable  to the  notional  principal  contract component must be amortized over the life of such  certificate,  taking into account the declining balance of the related REMIC regular interest  component.  The notional principal contract  regulations  provide  alternative methods for amortizing the purchase price of a notional  principal  contract.  Prospective  investors  are urged to consult  their tax  advisors  concerning  the methods  that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Carryover Certificate.

         Any payments  made to a beneficial  owner of a Carryover  Certificate  in excess of the amounts  payable on the  corresponding
REMIC regular interest will be treated as having been received on such certificate  pursuant to the notional  principal  contract,  and such excess will be treated as a periodic payment on a notional  principal  contract.  To the extent the sum of such periodic  payments for any year exceeds that year’s amortized cost of the notional  principal  contract  component,  such excess represents net income for that year.  Conversely,  to the extent that the amount of that year’s  amortized  cost exceeds the sum of the periodic  payments,  such excess shall  represent a net  deduction for that year. In addition,  any amounts  payable on such REMIC regular  interest in excess of the amount of payments on the  Carryover  Certificate  to which it relates  will be treated as having been  received by the  beneficial owner of such Certificate and then paid by such owner pursuant to the notional  principal  contract,  and such excess should be treated as a payment on a notional  principal  contract that is made by the  beneficial  owner during the  applicable  taxable year and that is taken into account in determining the beneficial  owner’s net income or net deduction with respect to the notional  principal  contract for such taxable year.  Although not clear,  net income or a net deduction with respect to the notional  principal  contract  should be treated as ordinary income or as an ordinary deduction.

         A beneficial  owner’s ability to recognize a net deduction with respect to the notional  principal  contract  component may be limited under Sections 67  and/or 68 of the Code in the case of (1) estates and trusts and  (2) individuals  owning an interest in such component  directly  or  through a  “pass-through  entity”  (other  than in  connection  with  such  individual’s  trade or  business).
Pass-through  entities include  partnerships,  S corporations,  grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts,  cooperatives,  real estate investment trusts and publicly offered regulated investment companies.  Further,  such a beneficial  owner will not be able to  recognize a net  deduction  with respect to the notional  principal contract component in computing the beneficial owner’s alternative minimum tax liability.

         Because a beneficial  owner of a Carryover  Certificate  will be required to include in income the amount  deemed to have been paid by such owner  pursuant to the notional  principal  contract  but may not be able to deduct that amount from income,  a beneficial owner of a Carryover  Certificate may have income that exceeds cash  distributions on the Carryover  Certificate in any period and over the term of the Carryover  Certificate.  As a result,  the Carryover  Certificates  may not be a suitable  investment  for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

Sale or Exchange of Offered Certificates
         Upon the sale,  exchange or other  disposition  of a Carryover  Certificate,  the  beneficial  owner of the  certificate  must allocate the amount  realized  between the components of the certificate  based on the relative fair market values of those  components at the time of sale and must treat the sale,  exchange or other  disposition  as a sale,  exchange or  disposition of the REMIC regular interest  component and the notional  principal  contract  component.  Assuming that the Carryover  Certificate  is held as a “capital asset”  within the meaning of Section  1221 of the Code,  gain or loss on the  disposition  of an interest in the  notional  principal contract  component  should be capital gain or loss,  and gain or loss on disposition of the REMIC regular  interest  component  should generally, subject to the limitation described in the prospectus, be capital gain or loss.

Penalty Protection

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment of the offered certificates for tax purposes, the summary of tax considerations  contained,  and the opinions stated, herein and in the prospectus may not meet the  conditions  necessary for  purchasers’  reliance on that summary and those  opinions to exculpate  them from the asserted penalties.

                                                        METHOD OF DISTRIBUTION
         In accordance with the terms and conditions of the related  underwriting  agreement,  Credit Suisse  Securities  (USA) LLC (an affiliate of the  depositor and DLJ Mortgage  Capital),  will purchase and the depositor  will sell,  the offered  certificates.  It is expected that delivery of the offered  certificates  will be made only in book-entry form through the Same Day Funds Settlement  System of DTC, on or about the closing date,  against payment  therefor in immediately  available  funds. It is expected that the Class AR and
Class AR-L  Certificates  will be available  for delivery at the office of the  applicable  underwriter,  against  payment  therefor in immediately available funds.

         In connection with the offered  certificates,  the underwriter has agreed,  in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

         The  underwriting  agreement  provides that the  obligations of the  underwriter to pay for and accept delivery of the offered certificates  are subject to the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending  the effectiveness  of the depositor’s  registration  statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the offered  certificates by the underwriter may be effected from time to time in one or more negotiated transactions,  or otherwise,  at varying prices to be determined at the time of sale. The  underwriter  may effect the  transactions by selling the offered  certificates  to or through  dealers,  and these  dealers may  receive  compensation  in the form of  underwriting discounts,  concessions or commissions  from the  underwriter  for whom they act as agent.  In connection  with the sale of the offered certificates,  the  underwriter  may be  deemed  to  have  received  compensation  from  the  depositor  in the  form  of  underwriting compensation.  The underwriter and any dealers that participate  with the underwriter in the  distribution of any offered  certificates may be deemed to be  underwriters  and any  profit on the resale of the  offered  certificates  positioned  by them may be deemed to be underwriting  discounts and  commissions  under the Securities Act of 1933, as amended.  Proceeds to the depositor from the sale of the offered  certificates,  before  deducting  expenses  payable  by the  depositor,  will be  approximately  set  forth in the  prospectus supplement.

         The underwriting  agreement provides that the depositor will indemnify the underwriter,  and that under limited  circumstances the underwriter  will indemnify the depositor,  against some liabilities  under the Securities Act, or contribute to payments  required to be made in respect thereof.

         The primary source of information  available to investors  concerning the offered  certificates will be the monthly statements discussed in the prospectus under “The  Agreements-Reports  to  Securityholders,”  which will include information as to the outstanding certificate  principal balance of the offered  certificates.  There can be no assurance that any additional  information  regarding the offered  certificates will be available  through any other source. In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates  will be  available on an ongoing  basis.  The limited  nature of this  information regarding the offered certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered certificates becomes available.

         The underwriter is an affiliate of the depositor, the cap counterparty, swap counterparty, DLJ Mortgage Capital, Inc and SPS.

                                                            LEGAL OPINIONS

         Certain legal matters  relating to the  certificates  will be passed upon for the  depositor  and the  underwriter  by Orrick,
Herrington & Sutcliffe llp, Los Angeles, California.

                                                        ADDITIONAL INFORMATION

         The  depositor  has filed the  registration  statement  with the  Securities  and Exchange  Commission.  The depositor is also subject to some of the  information  requirements  of the  Securities  Exchange  Act of 1934,  as amended,  or the Exchange  Act,  and, accordingly,  will file reports  thereunder  and reports  required  under the pooling and servicing  agreement  with the Securities and
Exchange  Commission.  The registration  statement and the exhibits  thereto,  and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public  Reference Room  maintained by the Securities and Exchange  Commission at 100 F Street,  NE,  Washington,  DC 20549,  and at certain of its Regional  Offices  located as follows:  Chicago  Regional  Office,
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago,  Illinois 60661-2511;  and Northeast Regional Office, 233 Broadway,  New
York, New York 10279 and  electronically  through the Securities and Exchange  Commission’s  Electronic  Data  Gathering,  Analysis and
Retrieval  System at the  Securities  and Exchange  Commission’s  Web Site  (http://www.sec.gov).  Information  on the operation of the
Public  Reference  Room may be obtained by calling the Securities and Exchange  Commission at  1-800-SEC-0330.  Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

         The issuing  entity’s  annual  reports on Form 10-K  (including  reports of  assessment  of  compliance  with the AB Servicing
Criteria,  attestation reports, and statements of compliance,  discussed in “Pooling and Servicing Agreement-Evidence as to Compliance”
herein,  required to be filed  under  Regulation  AB),  periodic  distribution  reports on Form 10-D,  current  reports on Form 8-K and amendments to those reports,  together with such other reports to  certificateholders or information about the securities as shall have been filed with the  Securities  and  Exchange  Commission  will be posted on the trust  administrator’s  internet  web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.

                                                                RATINGS

         It is a condition  to the  issuance  of the  offered  certificates  that each class of  certificates  be assigned at least the ratings  designated in the term sheet to which this term sheet supplement  relates for such class of certificates by one or more rating agencies including that they be rated by Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).

         The  ratings on mortgage  pass-through  certificates  address  the  likelihood  of the  receipt by  certificateholders  of all distributions  on the  underlying  mortgage  loans to which such  certificateholders  are entitled.  The rating  process  addresses the structural and legal aspects  associated with such  certificates,  including the nature of the underlying  mortgage loans.  The ratings assigned to mortgage  pass-through  certificates do not represent any assessment of the likelihood that principal  prepayments  will be made by mortgagors  or the degree to which such  prepayments  might differ from those  originally  anticipated,  and do not address the possibility that  certificateholders  might suffer a lower than  anticipated  yield.  Additionally,  the ratings assigned by S&P to the
Residual Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

         The ratings on the LIBOR Certificates do not constitute statements regarding the payment of any Basis Risk Shortfall.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
In the event that the ratings  initially  assigned to the offered  certificates are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly  offered  securities for which a rating has been  provided,  as to each  rating  agency  rating  each  class of offered  certificates  in  accordance  with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after  conducting  its regular  review of the issuer’s  creditworthiness or after  conducting a review of the status of the rating upon becoming aware of any information  that might  reasonably be expected to result in a change of rating.  The  depositor  has not  requested  that any rating  agency not  monitor  their  ratings of the  offered certificates,  and the depositor  has not requested  that any rating agency use any  monitoring  procedures  other than their  standard monitoring procedures.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                           LEGAL INVESTMENT

         When  issued,  the  offered  certificates  identified  in the term sheet to which this term sheet  relates  will be  “mortgage related  securities”  for  purposes of SMMEA,  so long as they are rated in one of the two highest  rating  categories  by at least one nationally  recognized  statistical rating organization.  After the prefunding period, the offered certificates  identified in the term sheet to which this term sheet relates will be “mortgage  related  securities”  for purposes of SMMEA, so long as they are rated in one of the two highest rating  categories by at least one nationally  recognized  statistical  rating  organization and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to
October 3, 1991.  Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates for legal investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  under applicable  legal  investment  restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of  any  class  of  offered certificates.  Accordingly,  all  institutions  whose  investment  activities  are subject to legal  investment  laws and  regulations, regulatory capital  requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered certificates  constitutes a legal investment or is subject to investment,  capital or other restrictions.

         See “Legal Investment” in the prospectus.

                                                         ERISA CONSIDERATIONS

         Any fiduciary that proposes to cause an employee  benefit plan or other  retirement  arrangement that is subject to Title I of
ERISA and/or to Section 4975 of the Code (an “ERISA Plan”) to acquire any of the offered  certificates  should consult with its counsel about the potential  consequences under ERISA and/or the Code of the ERISA Plan’s acquisition and ownership of those certificates.  See
“ERISA  Considerations”  in the  prospectus.  Section 406 of ERISA and Section  4975 of the Code  prohibit  “parties in  interest”  (as defined in Section 3(14) of ERISA) and “disqualified  persons” (as defined in  Section 4975(e)(2) of the Code) with respect to an ERISA
Plan from engaging in specific transactions  involving that ERISA Plan and its assets unless a statutory,  regulatory or administrative exemption  applies to the  transaction.  Section 4975 of the Code imposes  various  excise taxes on prohibited  transactions  involving
ERISA Plans and other  arrangements  (including,  but not limited to,  individual  retirement  accounts)  described under that Section.
ERISA  authorizes the imposition of civil penalties for prohibited  transactions  involving ERISA Plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans,  including  governmental  plans and some church plans,  are not subject to ERISA’s  requirements.
Accordingly,  assets of those plans may be invested in the offered certificates  without regard to the ERISA  considerations  described in the  prospectus  supplement  and in the  prospectus,  subject to the provisions of other  applicable  federal,  state and local law.
However,  any of these plans that are qualified and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

         Except as noted above,  investments  by ERISA Plans  (excluding  plans or other  retirement  arrangements  that are subject to
Section 4975 of the Code) are subject to ERISA’s general fiduciary  requirements,  including the requirement of investment prudence and diversification  and the  requirement  that an ERISA Plan’s  investments be made in accordance  with the documents  governing the ERISA
Plan. A fiduciary that decides to invest the assets of an ERISA Plan in the offered certificates should consider,  among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S. Department of Labor (“DOL”) has granted an individual  administrative  exemption to the underwriter (the “Exemption”)
from some of the  prohibited  transaction  rules of ERISA and the related  excise tax  provisions  of Section  4975 of the Code for the initial purchase, the holding and the subsequent resale by ERISA Plans of securities,  including  certificates,  issued by asset backed entities,  including  trusts,  that  consist of  particular  receivables,  loans and other  obligations  that meet the  conditions  and requirements  of the Exemption.  Assuming that the general  conditions of the Exemption are met, the Exemption  applies to certificates that qualify for the Exemption and that  represent  fractional  undivided  interests in a trust  consisting of mortgage  loans like the mortgage loans in the trust.

         For a general  description of the Exemption,  and the conditions that must be satisfied for the Exemption to apply, see “ERISA
Considerations”  in the  prospectus.  Subject to the  following,  it is expected that the Exemption will apply to the  acquisition  and holding by ERISA Plans of the offered  certificates,  other than the Class AR and Class AR-L  Certificates,  and that all conditions of the Exemption  other than those within the control of the investors  will be met as of the closing  date.  Any ERISA Plan  proposing to acquire offered  certificates should determine whether the ERISA Plan satisfies all of the applicable  conditions.  In addition,  as of the date  hereof,  there is no single  mortgagor  that is the obligor on five percent of the  mortgage  loans  included in the trust by aggregate unamortized principal balance of the assets of the trust.

         Any class of certificates  rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s  (“Exemption  Eligible
Certificates”)  at the time of  acquisition  may be eligible for relief under the Exemption,  considered  without the rights to receive payments  with  respect to any Swap  Agreement.  Any person  purchasing  an  Exemption  Eligible  Certificate  and the right to receive payments with respect to the Swap Agreement will have acquired,  for purposes of ERISA,  (i) the Exemption Eligible Certificate without the right to receive related  payments from the  Supplemental  Interest  Trust,  and (ii)  the right to receive those payments from the
Supplemental  Interest Trust. The Exemption may not apply to the  acquisition,  holding or resale of the right to receive payments with respect to the Swap Agreement from the  Supplemental  Interest Trust.  Accordingly,  the  acquisition of the right to receive  payments from the Supplemental  Trust by a Plan could result in a prohibited  transaction  unless another statutory or administrative  exemption to ERISA’s  prohibited  transaction  rules is  applicable.  Exemptive  relief may be  available  under  Section  408(b)((17)  of ERISA.
Section 408(b)(17) provides a statutory exemption for certain prohibited  transactions  between a Plan and a person or entity that is a party in  interest  to such  Plan  (other  than a party in  interest  that is a  fiduciary,  or its  affiliate,  that has or  exercises discretionary  authority or control or renders  investment  advice with respect to the assets of the Plan involved in the  transaction)
solely  by  reason  of  providing  services  to the  Plan,  but only if the Plan  pays no more,  or  receives  no less,  than  adequate consideration.  One or more alternative  exemptions  issued by the DOL  (“Investor-Based  Exemptions”) may be available with respect to the initial  purchase,  holding and resale of the right to receive payments from the Supplemental  Interest Trust,  including,  but not limited to:

                  o        Prohibited  Transaction  Class Exemption  (“PTCE”) 84-14,  regarding  transactions  negotiated by “qualified professional asset managers”;

                  o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                  o        PTCE 91-38, regarding investments by bank collective investment funds;

                  o        PTCE 95-60, regarding investments by insurance company general accounts; or

                  o        PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

         Each beneficial owner of an Exemption  Eligible  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  certificate  or interest  therein,  that as of any date prior to the  termination of the
Swap Agreement,  Section  408(b)(7) or at least one  Investor-Based  Exemption or other  applicable  exemption  applies to the right to receive payments from the Supplemental  Interest Trust. A Plan fiduciary should also consider its general  fiduciary  obligations under
ERISA in  determining  whether to purchase any Exemption  Eligible  Certificates  on behalf of a Plan in reliance  upon the  Exemption,
Section 408(b)(7) and any Investor-Based Exemptions.

         The rating of a security may change. If a class of certificates,  such as the subordinate offered  certificates,  is no longer rated at least BBB- or Baa3 by at least one of S&P,  Fitch  Ratings or Moody’s,  certificates  of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an  investment-grade  rating by at least one of S&P,  Fitch  Ratings  or  Moody’s  would  not be  required  by the  Exemption  to  dispose  of it).  In  addition,  because  the characteristics  of the Class AR and Class AR-L  Certificates  will not meet the  requirements  of the Exemption,  and may not meet the requirements  of any other  exemption  issued under ERISA,  the purchase and holding of the Class AR and Class AR-L  Certificates  by a
Plan may result in  prohibited  transactions  or the  imposition  of excise taxes or civil  penalties.  Consequently,  transfers of the
Class AR and Class AR-L  Certificates and any subordinate  offered  certificates  rated below investment  grade  (collectively,  “ERISA
Restricted  Offered  Certificates”)  will not be registered by the trust  administrator  unless the trustee or the trust  administrator receives the following:

         o        a representation  from the transferee of the ERISA  Restricted  Offered  Certificates,  acceptable to and in form and substance  satisfactory to the trust  administrator,  to the effect that that transferee is not a Plan nor a person acting on behalf of, or using the assets of, any such Plan or arrangement to effect the transfer;

         o        if the purchaser is an insurance company, a representation  that the purchaser is an insurance company which is purchasing  subordinate  offered  certificates  (but no other ERISA Restricted  Offered  Certificates)  with funds contained in an “insurance  company general account,” as that term is defined in Section V(e) of PTCE 95-60, and that the purchase and holding of the subordinate offered  certificates are covered under Sections I and III of PTCE 95-60;
                  or

         o        an opinion of counsel  satisfactory  to the trust  administrator  that the  purchase or holding of the ERISA
                  Restricted Offered  Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets,  will not result in prohibited  transactions  under  Section 406 of ERISA and/or  Section 4975 of the Code and will not subject the depositor,  the trustee, the trust administrator,  the master servicer or any other servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the  representation  is violated,  or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

It should be noted  that PTCE  95-60 may  provide  exemptive  relief  for any  potential  prohibited  transactions  discussed  above in connection with payments under the Swap Agreement if an ERISA Restricted  Offered  Certificate  entitles the holder to receive payments with respect to the Swap Agreement and is purchased by a Plan investor that is an insurance company general account.

         Prospective  Plan investors  should  consult with their legal advisors  concerning the impact of ERISA and Section 4975 of the
Code,  the  applicability  of the  Exemption  and the  potential  consequences  in their  specific  circumstances,  prior to  making an investment in the offered  certificates.  Moreover,  each Plan fiduciary should determine whether under the general fiduciary standards of investment  prudence and  diversification,  an investment  in the offered  certificates  is  appropriate  for the Plan,  taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

                                                       ANNEX I

                                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited  circumstances,  the offered  certificates  will be offered  globally (the “Global  Securities”)  and will be available only in book-entry form.  Investors in the Global  Securities may hold such Global  Securities  through any of The Depository
Trust Company  (“DTC”),  Clearstream,  Luxembourg or Euroclear.  The Global  Securities will be tradable as home market  instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities  through  Clearstream,  Luxembourg and Euroclear will be conducted in the ordinary way in  accordance  with their normal rules and  operating  procedures  and in accordance  with  conventional  eurobond practice (i.e., seven calendar day settlement).

Secondary  market  trading  between  investors  holding  Global  Securities  through DTC will be  conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary  cross-market  trading  between  Clearstream,  Luxembourg  or Euroclear and DTC  Participants  holding  Certificates  will be effected on a  delivery-against-payment  basis through the respective  Depositaries of  Clearstream,  Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S.  holders (as described below) of Global Securities will be subject to U.S.  withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’  interests in the
Global Securities will be represented  through  financial  institutions  acting on their behalf as direct and indirect  Participants in
DTC. As a result,  Clearstream,  Luxembourg and Euroclear will hold positions on behalf of their participants  through their respective
Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors  electing to hold their  Global  Securities  through DTC will follow the  settlement  practices  applicable  to  conventional eurobonds,  except that there will be no temporary global security and no “lock-up” or restricted period.  Investor  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors  electing to hold their Global Securities  through  Clearstream,  Luxembourg or Euroclear accounts will follow the settlement procedures  applicable  to  conventional  eurobonds,  except  that there will be no  temporary  global  security  and no  “lock-up”  or restricted  period.  Global  Securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since  the  purchaser  determines  the place of  delivery,  it is  important  to  establish  at the time of the  trade  where  both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC  Participants.  Secondary market trading between DTC Participants  will be settled using the procedures  applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between  Clearstream,  Luxembourg  and/or  Euroclear  Participants.  Secondary market trading between  Clearstream,  Luxembourg
Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream,  Luxembourg or Euroclear  purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream,  Luxembourg  Participant or a Euroclear  Participant,  the purchaser will send instructions to Clearstream,  Luxembourg or Euroclear through a Clearstream,  Luxembourg  Participant or Euroclear  Participant at
least one business day prior to settlement.  Clearstream,  Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global  Securities  against payment.  Payment will include  interest  accrued on the Global  Securities from and including  the last coupon  payment  date to and  excluding  the  settlement  date,  on the basis of the actual  number of days in such interest  period and a year assumed to consist of 360 days. For  transactions  settling on the 31st of the month,  payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective  Depositary of the
DTC Participant’s  account against delivery of the Global Securities.  After settlement has been completed,  the Global Securities will be  credited  to their  respective  clearing  system and by the  clearing  system,  in  accordance  with its usual  procedures,  to the
Clearstream,  Luxembourg  Participant’s or Euroclear  Participant’s  account.  The securities credit will appear the next day (European time) and the cash debt will be  back-valued  to, and the interest on the Global  Securities  will accrue  from,  the value date (which would be the  preceding day when  settlement  occurred in New York).  If settlement is not completed on the intended  value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream,  Luxembourg  Participants and Euroclear  Participants  will need to make available to the respective  clearing systems the funds  necessary to process  same-day  funds  settlement.  The most direct means of doing so is to  preposition  funds for  settlement, either from cash on hand or existing lines of credit,  as they would for any settlement  occurring  within  Clearstream,  Luxembourg or
Euroclear.  Under this approach,  they may take on credit exposure to Clearstream,  Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an  alternative,  if  Clearstream,  Luxembourg  or  Euroclear  has  extended  a line of  credit  to  them,  Clearstream,  Luxembourg
Participants  or  Euroclear  Participants  can elect not to  preposition  funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure,  Clearstream,  Luxembourg  Participants or Euroclear Participants purchasing Global Securities would incur overdraft  charges for one day,  assuming they cleared the overdraft when the Global  Securities were credited to their accounts.
However,  interest on the Global  Securities would accrue from the value date.  Therefore,  in many cases the investment  income on the
Global Securities earned during that one-day period may substantially  reduce or offset the amount of such overdraft charges,  although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours,  DTC  Participants  can employ their usual  procedures for sending
Global  Securities  to the  respective  European  Depositary  for the benefit of  Clearstream,  Luxembourg  Participants  or  Euroclear
Participants.  The sale  proceeds  will be  available  to the DTC  seller on the  settlement  date.  Thus,  to the DTC  Participants  a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading  between  Clearstream,  Luxembourg  or  Euroclear  Seller  and DTC  Purchaser.  Due to time zone  differences  in their  favor,
Clearstream,  Luxembourg  Participants  and Euroclear  Participants  may employ their  customary  procedures for  transactions in which
Global Securities are to be transferred by the respective  clearing system,  through the respective  Depositary,  to a DTC Participant.
The seller will send instructions to Clearstream,  Luxembourg or Euroclear through a Clearstream,  Luxembourg  Participant or Euroclear
Participant  at least one business day prior to  settlement.  In these cases  Clearstream,  Luxembourg  or Euroclear  will instruct the respective  Depositary,  as appropriate,  to deliver the Global  Securities to the DTC Participant’s  account against payment.  Payment will include  interest  accrued on the Global  Securities  from and including the last coupon  payment to and excluding the  settlement date on the basis of the actual  number of days in such  interest  period and a year assumed to consist of 360 days.  For  transactions settling on the 31st of the month,  payment will include  interest  accrued to and excluding the first day of the following  month. The payment will then be reflected in the account of the Clearstream,  Luxembourg  Participant or Euroclear  Participant the following day, and receipt of the cash proceeds in the Clearstream,  Luxembourg  Participant’s or Euroclear Participant’s account would be back-valued to the value date (which  would be the  preceding  day,  when  settlement  occurred in New York).  Should the  Clearstream,  Luxembourg
Participant  or  Euroclear  Participant  have a line  of  credit  with  its  respective  clearing  system  and  elect  to be in debt in anticipation  of receipt of the sale proceeds in its account,  the  back-valuation  will  extinguish  any overdraft  incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails),  receipt of the cash proceeds in the
Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally,  day traders that use  Clearstream,  Luxembourg or Euroclear and that purchase  Global  Securities from DTC  Participants  for delivery to Clearstream,  Luxembourg  Participants or Euroclear  Participants should note that these trades would automatically fail on the sale side unless  affirmative  action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a)      borrowing  through  Clearstream,  Luxembourg  or Euroclear  for one day (until the purchase  side of the day trade is reflected in their Clearstream,  Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

         (b)      borrowing the Global  Securities in the U.S. from a DTC Participant no later than one day prior to settlement,  which would give the Global  Securities  sufficient  time to be reflected  in their  Clearstream,  Luxembourg  or Euroclear account in order to settle the sale side of the trade; or

         (c)      staggering  the value dates for the buy and sell sides of the trade so that the value date for the purchase  from the
                  DTC Participant is at least one day prior to the value date for the sale to the Clearstream,  Luxembourg  Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial  owner that is not a United States person within the meaning of Section  7701(a)(30) of the Internal  Revenue Code of 1986
holding a book-entry  certificate through  Clearstream,  Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides  certain  documentation  to the trustee or to the U.S.  entity required to withhold tax (the “U.S.  withholding  agent”)
establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

                  I.       the trust administrator or the U.S. withholding agent receives a statement-

                           (a)      from the beneficial  owner on Internal  Revenue  Service (IRS) From W-8BEN (or any successor  form)
                           that-

                                    (i)     is signed by the beneficial owner under penalties of perjury,

                                    (ii)    certifies that such beneficial owner is not a United States person, and

                                    (iii)   provides the name and address of the beneficial owner, or

                           (b)      from a  securities  clearing  organization,  a bank  or  other  financial  institution  that  holds customers’ securities in the ordinary course of its trade or business that-

                                    (i)     is signed  under  penalties of perjury by an  authorized  representative  of the  financial institution,

                                    (ii)    states that the  financial  institution  has received an IRS Form W-8BEN (or any  successor form) from the beneficial owner or that another financial  institution  acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                                    (iii)   provides the name and address of the beneficial owner, and

                                    (iv)    attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

                  II.      the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly  executed
                           IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

                  III.     the beneficial  owner claims an exemption  stating that the income is effectively  connected to a U.S. trade or business and provides a properly  executed IRS Form W-8ECI (or any successor  form) to the trustee or the
                           U.S. withholding agent; or

                  IV.      the owner is a  nonwithholding  partnership  and  provides  a  properly  executed  IRS Form  W-8IMY  (or any successor  form) with all  necessary  attachments  to the  trustee or the U.S.  withholding  agent.  Certain pass-through  entities  that have entered into  agreements  with the Internal  Revenue  Service (for example qualified  intermediaries) may be subject to different  documentation  requirements;  it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding  book-entry  certificates  through  Clearstream or Euroclear  provides the forms and statements  referred to above by  submitting  them to the person  through  which he holds an interest in the  book-entry  certificates,  which is the  clearing agency,  in the case of persons holding directly on the books of the clearing  agency.  Under certain  circumstances a Form W-8BEN,  if furnished with a taxpayer  identification  number,  (TIN), will remain in effect until the status of the beneficial owner changes, or a change in  circumstances  makes any  information  on the form  incorrect,  provided at least one  payment is  reported  annually to the beneficial  owner on IRS Form 1042-S. A Form W-8BEN,  if furnished  without a TIN, and a Form W-8ECI will remain in effect for a period starting  on the date the form is  signed  and  ending  on the last day of the  third  succeeding  calendar  year,  unless a change  in circumstances makes any information on the form incorrect.

In addition,  all beneficial owners holding  book-entry  certificates  through  Clearstream,  Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

         I.       provides a properly  executed IRS Form W-8BEN or Form W-8ECI (or any successor  forms) if that person is not a United
                  States person;

         II.      provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III.     is a  corporation,  within the  meaning  of Section  7701(a) of  the  Internal  Revenue  Code of 1986,  or  otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup  withholding  that may be relevant to investors that are not United  States  persons  within the meaning of Section  7701(a)(30)  of the Internal  Revenue  Code.  Such  investors  are advised  to consult  their own tax  advisors  for  specific  tax advice  concerning  their  holding  and  disposing  of the  book-entry certificates.  For example,  additional rules may apply in the case of beneficial owners holding  Certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United  States,  (2) an  entity,  for United States federal income tax purposes,  that is a  corporation  or  partnership  organized in or under the laws of the United States or any state thereof or the
District  of  Columbia  (other  than a  partnership  that is not  treated  as a United  States  person  under any  applicable  Treasury regulations),  (3) an  estate the income of which is  includable  in gross income for United  States tax  purposes,  regardless  of its source,  (4) a trust if a court within the United States is able to exercise primary  supervision over the  administration of the trust and one or more  United  States  persons  have  authority  to control all  substantial  decisions  of the trust,  and (5) to the extent provided in  regulations,  certain  trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.